As filed with the U.S. Securities and Exchange Commission on [•], 2012

U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Ceres Ventures, Inc.

(Exact name of registrant as specified in its charter)

NEVADA	2834	87-0429962
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code)	(I.R.S. Employer Identification Number)

Ceres Ventures, Inc. 430 Park Ave. Suite 702 New York, NY 10022 (212) 246-3030	Meetesh Patel Ceres Ventures, Inc. 430 Park Ave. Suite 702 New York, NY 10022 (212) 246-3030
(Address and telephone of registrant’s executive office)	(Name, address and telephone number of agent for service)

Copies to: Elishama Rudolph, Esq.

Sierchio & Company, LLP

430 Park Avenue

Suite 702

New York, New York 10022

Telephone: (212) 246-3030

Facsimile: (212) 246-3039

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”) check the following box.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

Calculation of Registration Fee

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price		Amount of registration fee
Common Stock par value $0.00001(2)	3,612,500	$0.05	$180,625		$21
Common Stock par value $0.00001(3)	4,102,500	$0.16	$656,400	(4)	$75
Common Stock par value $0.00001(5)	167,500	$0.30	$50,250	(6)	$6
Total	7,882,500		$887,275		$102	(7)

(1) This registration statement includes an indeterminate number of additional shares of common stock issuable for no additional consideration pursuant to any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration, which results in an increase in the number of outstanding shares of our common stock. In the event of a stock split, stock dividend or similar transaction involving our common stock, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act.

(2) Represents shares of Registrant’s common stock the Registrant has undertaken to register on behalf the selling stockholders as further described in the prospectus included as part of this registration statement (the “Selling Stockholders”), all of which may be offered for sale by the Selling Stockholders pursuant to this registration statement. The proposed maximum offering price per share is estimated solely for the purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act using the closing price of the Registrant’s common stock as quoted on the OTC Markets Group QB tier on September 21, 2012.

(3) Represents shares of Registrant’s common stock issuable to certain of the Selling Stockholders as further described in the prospectus included as part of this registration statement upon exercise of Series C Stock Purchase Warrants exercisable at a price of $0.16 per share through December 31, 2012.

(4) Estimated solely for the purposes of calculating the registration fee in accordance with Rule 457(g)(1) under the Securities Act, using the exercise price of the Series C Stock Purchase Warrants of $0.16 per share.

(5) Represents shares of Registrant’s common stock issuable to certain of the Selling Stockholders as further described in the prospectus included as part of this registration statement upon exercise of Series D Stock Purchase Warrants exercisable at a price of $0.30 per share through December 31, 2013.

(6) Estimated solely for the purposes of calculating the registration fee in accordance with Rule 457(g)(1) under the Securities Act, using the exercise price of the Series D Stock Purchase Warrants of $0.30 per share.

(7) Paid herewith.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

SUBJECT TO COMPLETION, PRELIMINARY PROSPECTUS DATED [•], 2012

The information in this prospectus is not complete and may be changed. The Company may not sell these securities until this registration statement is declared effective by the United States Securities and Exchange Commission. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

Ceres Ventures, Inc.

7,882,500 Shares

This prospectus relates to the resale by certain of our stockholders named in the section of this prospectus titled “Selling Stockholders” (the “Selling Stockholders”) of up to 7,882,500 shares of our common stock, which is comprised of: (a) 3,612,500 shares of our common stock that were purchased by the Selling Stockholders in transactions with us or with our affiliates pursuant to exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) as more fully described below; (b) up to 4,102,500 shares which may be issued to certain of the Selling Stockholders upon the exercise of outstanding Series C Stock Purchase Warrants (the “Series C Warrants”); and (c) up to 167,500 shares which may be issued to certain of the Selling Stockholders upon exercise of outstanding Series D Stock Purchase Warrants (the “Series D Warrants”) (the Series C Warrants and Series D Warrants may hereinafter be collectively referred to as the “Warrants”).

Although we will pay substantially all the expenses incident to the registration of the shares, we will not receive any proceeds from the sales by the Selling Stockholders. We will, however, receive proceeds if the Warrants are exercised; to the extent we receive such proceeds, they will be used for general working capital purposes.

The Selling Stockholders and any underwriter, broker-dealer or agent that participates in the sale of the shares or interests therein may be deemed “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions, profit or other compensation any of them earns on any sale or resale of the shares, directly or indirectly, may be underwriting discounts and commissions under the Securities Act. The Selling Stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 10 for certain factors relating to an investment in our securities. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Date of This Prospectus is [•], 2012

Table of Contents

Page #
prospectus Summary	3
The Offering	8
Risk Factors	10
Note Regarding Forward-Looking Statements	20
Use of Proceeds	21
Determination of Offering Price	21
Market Price and Dividends On Our Common Stock and Related Stockholder Matters	21
Management’s Discussion and Analysis of Financial Condition and Results of Operations	25
Description of Our Business and Property	32
Directors, Executive Officers and Control Persons	41
Executive Compensation	44
Security Ownership of Certain Beneficial Owners and Management	45
Transactions With Related Persons, Promoters and Certain Control Persons	46
Description of Our Securities	50
Plan Of Distribution	55
Limitation of Liability and Indemnification Of Officers and Directors; Insurance	56
Disclosure of Commission Position On Indemnification for Securities Act Liabilities	57
Legal Matters	58
Changes in and Disagreements With Accountants On Accounting and Financial Disclosure	58
Experts	58
Where you Can Find Additional Information	58
Index to Consolidated Financial Statements	59
Consolidated Financial Statements

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations and any information included on our website is not deemed to be part of this prospectus. This prospectus is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

We obtained statistical data and certain other industry forecasts used throughout this prospectus from market research, publicly available information and industry publications. Industry publications generally state that they obtain their information from sources that they believe to be reliable, but they do not guarantee the accuracy and completeness of the information. Similarly, while we believe that the statistical and industry data and forecasts and market research used herein are reliable, we have not independently verified such data. We have not sought the consent of the sources to refer to their reports or articles in this prospectus.

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Prospectus Summary

This summary highlights information that we present more fully in the rest of this prospectus. This summary does not contain all of the information you should consider before buying shares in this offering. This summary contains forward-looking statements that involve risks and uncertainties, such as statements about our plans, objectives, expectations, assumptions or future events. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “we believe,” “we intend,” “may,” “should,” “could,” and similar expressions. These statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from any future results, performances or achievements expressed or implied by the forward-looking statements. You should read the entire prospectus carefully, including the “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes included elsewhere in this prospectus, before making an investment decision.

Except where the context otherwise requires and for purposes of this prospectus only “we,” “us,” “our,” and “the Company,” refer to Ceres Ventures, Inc., a Nevada corporation and its consolidated subsidiaries.

About Us and Our Business

We were incorporated in the State of Nevada on July 25, 2001, under the name “Enterprise Technologies, Inc.” and have focused our efforts on the development of new technologies and, where warranted, acquire rights to obtain licenses to technologies and products that are being developed by third-parties, primarily universities and government agencies, through sponsored research and development agreements. On November 21, 2011, we changed our name to Ceres Ventures, Inc.

Our current strategy is, together with our wholly-owned subsidiaries, to identify, acquire and develop a comprehensive portfolio of technologies relating to clean resources technologies which we believe have potential for global commercialization and application.

Our Industry

Water is essential for life and, unlike most other resources, has no substitutes. Even though more than two-thirds of our planet is covered with water, less than 1% of that water is freshwater suitable for human consumption and that amount is quickly declining due to the draining of aquifers, increased pollution, climate change and other factors. In addition to this declining supply, demand is rapidly rising due to population growth, industrial expansion and increased agricultural development, with overall water consumption estimated to double every 20 years.

Governments across the world are grappling with the challenge of promoting economic growth while trying to manage the accompanying industrial and agricultural contamination of the world’s freshwater supplies. It is estimated that by 2025 up to 60 % of the world’s population will live in areas without adequate water supply.

These strains on the water supply ultimately translate into more stringent government regulations that drive demand for new water treatment solutions. These challenges are driving opportunities for growth in the global water industry, which is currently estimated at $500 billion worldwide annually and is estimated to increase to $1 trillion by 2020.

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Our Technologies

In response to the global water issue, we, through our agreement with Applied Power Concepts, Inc. (“APC”), a California based bio-chemical engineering firm, have developed the patent pending BluFlowTM Treatment System, a first of its kind clean tech water treatment solution, which incorporates intellectual property (“IP”) directly or indirectly controlled by us, including a nanoparticle based purifying agent (“BluFlowTM Pure”) and the BluFlowTM Advanced Ultrafiltration Technology (the “BluFlowTM AUT”) to target and remove valuable elements, compounds and pollutants from water, and to purify water so that it may be suitable for reuse.

Unlike conventional wastewater treatment technologies that utilize multiple systems and processes to remove target pollutants or target constituents, the patent pending BluFlowTM Treatment System provides a unique single integrated system that simultaneously permits the removal of target chemicals/pollutants or valuable elements and compounds while purifying the remaining water with minimal reject wastewater (5-15% compared to 40-50% for conventional systems such as reverse osmosis).

We anticipate rolling out a commercially ready BluFlowTM Treatment System within the next 18 months, subject to additional financing, pilot studies, and performance and field testing evaluations.

Our Strategic Advantages

The patent pending BluFlowTM Treatment System is technically and economically superior to conventional water and wastewater purification and treatment technologies, both with respect to the variety and nature of the contaminants (organic or inorganic) or valuable elements and compounds it may remove as well as the cost associated with treatment and purification.

Even though nanotechnology has been around for decades, nanoparticles have encountered several obstacles to making them commercially viable for water treatment, purification and reuse. These obstacles include: high production costs; difficulty to manufacture in large quantities or volumes; and challenges to customize them to target for removal of individual contaminants in wastewater or industrial processes. Therefore, until the advent of the patent pending BluFlowTM Treatment System, nanoparticles have not been used to treat water or waste water using the techniques and methods being developed by us.

We have developed a proprietary system for precisely formulating, producing and deploying customizable absorbent nanoparticles. BluFlowTM Pure is a specific formulation that has the unique functionality for contaminant and chemical, as well as the capability to extract valuable elements and compounds from water based solutions. Additionally, BluFlowTM Pure has the advantage of being able to be recovered and reused multiple times without loss of efficiency, thereby providing a technical, economical and cost effective means of utilizing nanoparticles.

We have also developed the BluFlowTM AUT that utilizes a proprietary process to recover water, or target elements or compounds from waste, wastewater, or impure streams. This technology, which can effectively incorporate BluFlowTM Pure, will significantly increase the amount of usable water of higher purity than conventional water treatment technologies such as reverse osmosis or multistage reverse osmosis with chemical treatment, while using less energy. The BluFlowTM AUT purifies 85 -95% of treated water as opposed to conventional systems such as reverse osmosis that only purifies 50-60% of the water it treats.

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Thus, the overall value proposition of the patent pending BluFlowTM Treatment System for customers is:

•	lower operating costs;
•	lower maintenance costs;
•	low energy input or demand;
•	easy/safe handling;
•	operated to comply with occupational safety & health standards;
•	tailored engineering by substance, customizable clean treatment systems;
•	supply price stability; and
•	attractive return on investment.

Our milestones to date are:

•	developing our proprietary patent pending BluFlowTM Treatment System through our agreement with APC
•	developing, through APC, the BluFlowTM AUT;
•	developing proprietary patent pending equipment and process to produce customized absorbent BluFlow™ Pure particles at commercial scales;
•	obtaining an exclusive worldwide license from the University of California, Santa Barbara to certain technologies relating to highly specialized nanoparticles, initially developed at the University of California, Santa Barbara for potential water treatment applications, which are the subject of three patent applications ;
•	developing, through APC, the BluFlowTM Pure particles, which are highly customizable, boutique, treatment and purification agents that are designed to treat targeted contaminants such as organic pollutants, inorganic pollutants, or specific valuable elements or compounds from water sources;
•	preparing a patent application for the regeneration process of the BluFlow™ Pure particles – an important step for economical reuse of the BluFlow™ Pure particles;
•	ongoing development of new intellectual property during the course of its research and development and intends to file additional patent applications to protect its intellectual property; and
•	entering into a Treatability Study Agreement with a major United States Professional Engineering & Consulting Firm serving numerous clients, including Fortune 50 & 100 clients, to evaluate the technical and economic feasibility of using the BluFlow™ Treatment System for the cleanup of contaminated groundwater – a necessary step in anticipation of upcoming field tests of the BluFlow™ Treatment System at sites to be designated by the engineering firm.

Corporate Background and History

We were incorporated in the State of Nevada on July 25, 2001, under the name “Enterprise Technologies, Inc.” and have focused our efforts on the development of new technologies.

In 2008 we obtained exclusive license, granted pursuant to a license agreement dated September 1, 2008 (the “Dartmouth License Agreement”), between us and the Dartmouth Trustees, to develop, market and distribute a novel class of synthesized compounds known as bis-intercalators. However, in June 2010, our Board of Directors (the “Board”) determined that it was in our stockholders best interest to refocus our business in activities in a manner which may more fully enhance stockholder value, and as a result we terminated the Dartmouth License Agreement and initiated our search for a commercially viable business or asset.

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In order to facilitate our efforts, on November 21, 2011, we changed our name to Ceres Ventures, Inc. and implemented a one-for-fifty reverse share consolidation (the “Reverse Split”). The Reverse Split was declared effective by the Financial Industry Regulatory Authority (“FINRA”) on December 12, 2011. All shares and share prices have been retroactively changed to reflect the Reverse Split.

On December 29, 2011, we completed a reverse merger (the “Reverse Merger”) with BluFlow Technologies, Inc., a Delaware corporation (“BluFlow”). Pursuant to the terms of the Reverse Merger, BluFlow became a wholly owned subsidiary of Ceres.

As a precondition to the Reverse Merger, certain of our creditors holding an aggregate of $840,683 of our debt agreed to convert the principal amount of the debt into an aggregate of 8,406,825 shares of our common stock at a conversion price of $0.10 per share and forgave a total of $488,054 in accrued and unpaid interest.

Upon completion of the Reverse Merger, the former stockholders of BluFlow held approximately 84% of our issued and outstanding shares of capital stock. Accordingly, the Reverse Merger represents a change in control of Ceres. As of August 31, 2012, there were 85,501,557 shares of our common stock issued and outstanding and no shares of our preferred stock issued and outstanding.

BluFlow Offerings

From November 2010 through May 2011, BluFlow conducted a private placement of up to 60,000,000 units of its securities at a price of $0.033 per unit. Each unit consisted on one share of common stock, $0.00001 par value per share and one-half of one Series C Warrant. Each Series C Warrant entitles the holder to purchase one additional share of common stock at an exercise price of $0.16 per share, expiring on December 31, 2012. As of the termination date of the offering, BluFlow sold 8,865,000 units for gross receipts of $295,500. BluFlow issued 8,865,000 shares of its common stock and Series C Warrants to purchase up to 4,432,500 shares of common stock at an exercise price of $0.16 per share to the investors having subscribed for the units (collectively, the “BluFlow Offering”).

On December 15, 2011, BluFlow completed the sale of 1,500,000 shares of common stock at $0.033 per share for total proceeds of $50,000. This offering was exempt from registration pursuant to the provisions of Section 4(2) of the Securities Act and Regulation D as promulgated by the SEC under the Securities Act (the “12/11 Sale”).

Upon completion of the Reverse Merger the shares and warrants issued by BluFlow were exchanged for shares and warrants of Ceres as further described in this prospectus. Accordingly, the share price, number of shares issued and warrant designation reflect the one-for-three share exchange pursuant to the Reverse Merger.

2012 Private Placement

From February through June 2012, we conducted a private placement pursuant to which we sold 335,000 units for gross receipts of $67,000 and issued 335,000 shares of common stock and 167,500 Series D Warrants to purchase up to 167,500 shares of common stock at an exercise price of $0.30 per share through December 31, 2013, to the investors having subscribed for the units. Each unit was priced at $0.20 and consisted on one share of common stock and one-half of one Series D Warrant (collectively, the “2012 Private Placement”).

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Our Strategies

Our current strategy is, together with our wholly-owned subsidiary, BluFlow Technologies, Inc., a Nevada corporation, to serve as a technology incubator in which we identify, acquire, and develop a comprehensive portfolio of technologies relating to renewable and reusable energy and pollution remediation technologies which we believe have potential for global commercialization and application.

Recognizing that no one technology can address all of the renewable and reusable energy and pollution remediation issues with which the world is faced, we will seek to acquire the rights to, and commercialize, leading edge technologies that address and solve, in our opinion, the broadest spectrum of renewable and reusable energy and clean water problems, on an environmental friendly and economically competitive basis. Please refer to “Description of Our Business and Property.”

Risk Associated With Our Business

We face all the risks common to developmental stage companies, including under capitalization and uncertainty of funding sources, high initial expenditure levels, uncertain revenue streams, and difficulties in managing growth, inability to obtain necessary regulatory approvals to market the products, unforeseen safety issues relating to the products and dependence on third party collaborators to conduct research and development of the products. In addition, due to our limited capital we are limited in the amount of research and development we can do. As a result, our likelihood of successfully developing any products is greatly diminished. Please refer to “Risk Factors.”

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The Offering

Securities Being Offered:	A total of up to 7,882,500 shares of our common stock, comprised of: 3,612,500 shares of our common stock par value $0.00001 currently issued and outstanding; up to 4,102,500 shares of our common stock eligible for issuance upon exercise of outstanding Series C Warrants; and up to 167,500 shares of our common stock eligible for issuance upon exercise of outstanding Series D Warrants.
Offering Price Per Share:	The Selling Stockholders will determine at what price they may sell the offered shares, and such sales may be made at prevailing market prices, or at privately negotiated prices.
Selling Stockholders:	The Selling Stockholders are existing non-affiliated stockholders who purchased shares of our common stock from us in the BluFlow Offering completed in May 2011, the 12/11 Sale, the 2012 Private Placement completed in June 2012, or in transactions with us or with our affiliate pursuant to exemptions from the registration requirements of the Securities Act prior to. Please refer to the section entitled “The Selling Stockholders” of this prospectus.
Authorized Capital Stock:	2,000,000,000 shares of common stock, each with a par value of $0.00001 and 1,000,000 shares of preferred stock, each with a par value of $0.25.
Shares Outstanding Prior to Completion of the Offering:	85,501,557, without giving effect to the shares eligible for issuance upon exercise of outstanding Warrants and options.
Shares Outstanding upon Closing of the Offering:	85,501,557, without giving effect to the shares eligible for issuance upon exercise of outstanding Warrants and options.
Transfer Agent:	Holladay Stock Transfer, located at 2939 N 67th Pl, Scottsdale, Arizona 85251.
Risk Factors:

We face all the risks common to companies that are new, including under capitalization and uncertainty of funding sources, high initial expenditure levels, uncertain revenue streams, and difficulties in managing growth, inability to obtain necessary regulatory approvals to market the products, unforeseen safety issues relating to the products and dependence on third party collaborators to conduct research and development of the products.

These conditions raise substantial doubt about our ability to continue as a going concern. In order to meet our capital requirements, and continue to operate, additional capital is necessary; however, there is no assurance that additional funds will be available to us, on acceptable terms, if at all, in order to finance our operations.

For a more detailed discussion of some of the risks you should consider, you are urged to carefully review and consider the section entitled “Risk Factors” of this prospectus.

Use of Proceeds:	Although we will pay substantially all the expenses incident to the registration of the shares, we will not receive any proceeds from the sales by the Selling Stockholders. However, we may receive proceeds of up to $706,650 from the exercise of the Warrants; to the extent such proceeds are received by us, they will be used for continued research and development of our technologies, potential acquisitions, working capital and general corporate purposes. See “Use of Proceeds.”

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Selected Financial Information

The following tables set forth a summary of certain selected consolidated financial data for the six month periods ended June 30, 2012 and 2011, and for the fiscal year ended December 31, 2011 and the period from October 14, 2010 (inception) through December 31, 2010. This information is derived from our consolidated financial statements. Historical results are not necessarily indicative of the results that may be expected for any future period. The consolidated financial data below should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and notes included elsewhere in this prospectus.

Statements of Operations Data:	For the Six Months Ended June 30, 2012 (Unaudited)	For the Six Months Ended June 30, 2011 (Unaudited)
Revenue	$0	$0
Loss from operations	$(186,254)	$(281,791)
Net loss	$(189,087)	$(282,278)
Basic and diluted net loss per share	$(0.00)	$(0.00)
Weighted average number of shares outstanding used in basic and diluted net loss per share calculation	85,048,233	66,544,475

Statements of Operations Data:	For the Year Ended December 31, 2011	For the Period Ended December 31, 2010
Revenue	$0	$0
Loss from operations	$(570,533)	$(50,666)
Net loss	$(571,601)	$(50,855)
Basic and diluted net loss per share	$(0.01)	$0.00
Weighted average shares outstanding used in basic and diluted net loss per share calculation	64,144,833	60,300,000

Balance Sheet Data:	June 30, 2012 (Unaudited)	December 31, 2011	December 31, 2010
Cash and cash equivalents	$28,520	$113,937	$127,000
Working capital	$(206,616)	$(432,200)	$(22,666)
Total assets	$96,616	$164,991	$141,000
Total liabilities	$355,924	$559,324	$161,855
Total stockholders’ deficit	$(259,308)	$(394,333)	$(20,855)

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Risk Factors

Investing in our common stock involves a high degree of risk. Before investing in our common stock you should carefully consider the following risks, together with the financial and other information contained in this prospectus. If any of the following risks actually occurs, our business, prospects, financial condition and results of operations could be adversely affected. In that case, the trading price of our common stock would likely decline and you may lose all or a part of your investment.

Risks Related To Our Financial Condition and Operations

Our limited operating history makes an evaluation of our business difficult.

We are a development stage company with a limited operating history upon which to base an evaluation of our current business and future prospects. We were recently organized and only recently commenced operations. We have to date been engaged in organizational activities including developing a strategic operating plan and entering into contracts.

Accordingly, we have a limited operating history upon which an evaluation of our performance and prospects can be made. Our prospects must be considered in light of the inherent risks, expenses and difficulties encountered by companies in the early stages of development, particularly companies in new and evolving markets. These risks include, by way of example and not in limitation, unforeseen capital requirements, unforeseen technical problems, failure of market acceptance, failure to establish business relationships and competitive disadvantages against larger and more established companies. We may not be able to successfully address any of these risks or others. Failure to do so could seriously harm our business and cause our operating results to suffer or fail.

Our independent auditors have expressed substantial doubt about our ability to continue as a going concern, which may hinder our ability to obtain future financing.

Our independent registered public accounting firm has issued its report, which includes an explanatory paragraph for going concern uncertainty on our financial statements as of December 31, 2011. Because we have not yet generated revenues from our operations our ability to continue as a going concern is currently heavily dependent upon our ability to obtain additional financing to sustain our operations. Such financing may take the form of the issuance of common or preferred stock or debt securities, or may involve bank financing. Although we have completed several equity financings, the fact that our auditors have issued a “going concern” opinion may hinder our ability to obtain additional financing in the future. Currently, we have no commitments to obtain any additional financing, and there can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all.

We will need substantial additional funding to pursue our business plan and fund our proposed operations. If we are unable to obtain the funds necessary to do so, we may be required to delay, scale back or eliminate our business plans or we may be unable to continue our business.

We plan to research, develop acquire and market technologies in highly competitive markets. These plans require a commitment of funds substantially in excess of funds we currently have available. Accordingly, any expansion, acceleration or continuation of such activities will require additional capital which may not be available to us, if at all, on terms and conditions that we find acceptable. Moreover, future capital requirements may vary significantly from what we currently project and will depend on certain factors, many of which are not within our control. These include the ongoing development and testing of the proprietary technology which we plan to use, the nature and timing of licensing and sublicensing activities, commencement of sales, the hiring of qualified management and employees, responding to competitive pressures, regulatory requirements and the availability of financing.

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We will need to raise substantial additional capital to fund the expansion of our business. We cannot be certain that additional financing will be available on acceptable terms, or at all, particularly in light of the recent economic downturn and dislocations in the credit and capital markets, which may or may not continue. To the extent that we raise additional capital through the sale of equity securities, the ownership position of our existing stockholders could be substantially diluted. If additional funds are raised through the issuance of debt securities, these securities are likely to have rights, preferences and privileges senior to our common stock. Fluctuating interest rates could also increase the costs of any debt financing we may obtain.

If we do not obtain such financing, we may have to cease research activities and investors could lose their entire investment. We have no arrangements or agreements with any person regarding any potential future financings.

We currently do not have, and may never develop, any commercialized technologies or products.

We currently do not have any commercialized technologies or products or any significant source of revenue. We have invested substantially all of our time and resources in identifying and acquiring rights to innovative clean resources technologies. The technologies, which are the subject of our ongoing research programs, will require additional development, field evaluation, regulatory approval, significant marketing efforts and substantial additional investment before they can provide us with any revenue. We cannot currently estimate with any accuracy the amount of these funds because it may vary significantly depending on the results of our current research and development activities, product testing, costs of acquiring licenses, changes in the focus and direction of our research and development programs, competitive and technological advances, the cost of filing, prosecuting, defending and enforcing patent claims, the regulatory process, manufacturing, marketing and other costs associated with the commercialization of products following receipt of approval, if required, from regulatory bodies and other factors.

Our efforts may not lead to commercially successful products for a number of reasons, including:

•	we may not be able to obtain regulatory approvals, if required, or the approved indication may be narrower than we seek;
•	our technologies or products, if any, derived from our research and development efforts may not prove to be safe and effective in field trials or testing;
•	any products that may be approved may not be accepted in the marketplace;
•	we may not have adequate financial or other resources to complete the development and commercialization of products derived from our research and development efforts;
•	we may not be able to manufacture our products in commercial quantities or at an acceptable cost;
•	rapid technological change may make our technologies and products derived from those technologies obsolete; and
•	our current research and testing may prove unsuccessful and not yield a commercially viable product.

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We expect to operate in highly competitive markets in which we will face competition from large well-established companies with resources significantly greater than ours, and against which we may not be able to effectively compete.

Our commercial success will depend on our ability and the ability of our sub-licensees, if any, to compete effectively in product development, customer compliance, price, marketing and distribution. There can be no assurance that competitors will not succeed in developing products that are more effective than any products derived from our research and development efforts or that would render such products obsolete and non-competitive.

The technology sector is characterized by intense competition, rapid product development and technological change. Most of the competition that we encounter will come from companies, research institutions and universities who are researching and developing technologies and products similar to, or competitive with, any we may develop.

These companies may enjoy numerous competitive advantages, including:

•	significantly greater name recognition;
•	established distribution networks;
•	additional lines of products and the ability to offer rebates, higher discounts or incentives to gain a competitive advantage;
•	greater experience in conducting research and development, manufacturing, obtaining regulatory approval for products and marketing approved products; and
•	greater financial and human resources for product development, sales and marketing, and patent litigation.

As a result, we may not be able to compete effectively against these companies or their products.

The success of our research and development effort is uncertain and we expect to be engaged in research and development efforts for a considerable period of time before we will be in a position, if ever, to develop and commercialize products derived from our research and development program.

Research and development activities, by their nature, preclude definitive statements as to the time required and costs involved in reaching certain objectives. Actual costs may exceed the amounts we have budgeted and actual time may exceed our expectations. If our research and development requires more funding or time than we anticipate, then we may have to reduce technological development efforts or seek additional financing. There can be no assurance that we will be able to secure any necessary additional financing or that such financing would be available to us on favorable terms. Additional financings could result in substantial dilution to existing stockholders. Even if we are able to fully fund our research and development program, there is no assurance that, even upon successful completion of our program, we will ever be able to commercialize products, if any, derived from our research efforts or that we will be able to generate any revenues from operations.

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Our research and development programs are in the preliminary development stage and the results we attain may not prove to be adequate for purposes of developing and commercializing any products or otherwise to support a profitable business venture.

Our research and development programs that were initially conducted at the University of California, Santa Barbara (“UCSB”) and are now being conducted at APC are in the preliminary development stage. We will require significant further research, development, testing and regulatory approvals and significant additional investment before we will be in a position to attempt to commercialize products derived from our research and development programs. We cannot currently estimate with any accuracy the amount of these funds because it may vary significantly depending on the results of our current sponsored research and development activities, product testing, costs of acquiring licenses, changes in the focus and direction of our research and development programs, competitive and technological advances, the cost of filing, prosecuting, defending and enforcing patent claims, the regulatory process, manufacturing, marketing and other costs associated with commercialization of products following receipt of approval from regulatory bodies and other factors.

There can be no assurances that our early stage research and development efforts will be successful. The ultimate results of our ongoing research programs may demonstrate that the technologies being researched by us may be ineffective, unsafe or unlikely to receive necessary regulatory approvals. If such results are obtained, we will be unable to create marketable products or generate revenues and we may have to cease operations.

Currently, we do not directly conduct any of our research and development activities and therefore we will have minimal control over such research.

We rely primarily on third-parties to conduct, monitor and assess our research and development. We will have no control over the specifics of and possible direction that the research may take. Accordingly, there can be no assurance that such parties will conduct our research and development in a manner that will lead to the commercial development of any products.

We are also dependent upon the services of certain key scientific personnel who are not directly employed by us, including the principal investigators or inventors with respect to our ongoing research and development of clean resources technologies. The loss of the services provided by such persons could have a materially adverse effect on us, unless qualified replacements could be found. We have no control over whether our principal investigators or other scientific personnel will choose to remain involved with our projects. Since these individuals are not bound by contract to us nor employed by us directly, they might move on to other research or positions.

We lack sales and marketing experience and will likely rely on third-party marketers.

We expect to market and sell or otherwise commercialize our technologies (or any products derived from the technologies) through distribution, co-marketing, co-promotion or licensing arrangements with third-parties. We have no experience in sales, marketing or distribution of such technologies or products and our current management and staff is not trained in these areas. To the extent that we enter into distribution, co-marketing, co-promotion or licensing arrangements for the marketing or sale of our technologies (or any products derived from the technologies) any revenues received by us will be dependent on the efforts of third-parties. If any such parties were to breach or terminate its agreement with us or otherwise fail to conduct marketing activities successfully and in a timely manner, the commercialization of our technologies (or any products derived from the technologies) would be delayed or terminated.

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Concentration of ownership among our directors, executive officers, and principal stockholders may prevent new investors from influencing significant corporate decisions.

As of August 31, 2012, our directors, executive officers, holders of more than 5% of our common stock and their affiliates own, in the aggregate, approximately 70% of our issued and outstanding common stock. As a result, these stockholders, subject to any fiduciary duties owed to our other stockholders under federal and state law, will be able to exercise a controlling influence over matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions, and will have significant control over our management and policies. Some of these persons or entities may have interests that are different from our other stockholders. For example, these stockholders may support proposals and actions with which our other stockholders may disagree with or which are not in their interests. The concentration of ownership could delay or prevent a change in control of the Company or otherwise discourage a potential acquirer from attempting to obtain control of the Company, which in turn could reduce the price of our common stock. In addition, these stockholders, some of whom have representatives sitting on our Board, could use their voting influence to maintain our existing management and directors in office, delay or prevent changes of control of the Company, or support or reject other management and Board proposals that are subject to stockholder approval, such as amendments to our employee stock plans and approvals of significant financing transactions.

There are options to purchase shares of our common stock currently outstanding.

We have granted options to purchase shares of our common stock to various persons and entities, under which we could be obligated to issue up to 360,000 shares at a price of $0.083 per share. If issued, the shares underlying these options would increase the number of shares of our common stock currently outstanding and dilute the holdings and voting rights of our then-existing stockholders.

We may compete for the time and efforts of our officers and directors.

Our officers and directors are also officers and directors of other companies, and we may have to compete with the other companies for their time, attention and efforts; none of our officers and directors (other than Mr. Patel, who is expected to spend up to 50% of his time on our operations) anticipate devoting more than approximately ten (10%) percent of their time to our matters. We currently have no employment agreements with any of our officers and directors imposing any specific condition on our officers and directors regarding their continued employment by us.

We will need to hire additional employees as the number of technologies in which we have an interest increases.

We anticipate that it will be necessary for us to add employees with technology and management experience as well as support staff to accommodate the increasing number of technologies we develop and acquire. We may need to provide additional scientific, business, accounting, legal or investment training for our hires. There is competition for highly qualified personnel and we may not be successful in our efforts to recruit and retain highly qualified personnel.

We may not effectively manage future growth.

If we achieve rapid growth, it will place a significant strain on our financial, managerial and operational resources. To achieve and manage growth effectively, we must continue to improve and expand our operational and financial management capabilities. Moreover, we will need to increase staffing and effectively train, motivate and manage our employees. Failure to manage growth effectively could harm our business.

Our business may be adversely affected by regulatory and environmental risks.

Our operations will be subject to environmental risks and hazards and to environmental regulation implemented and/or imposed by a variety of international conventions as well as federal, state, provincial and municipal laws and regulations. Compliance with environmental laws can require significant expenditures and a violation may result in the imposition of fines and penalties, some of which may be material. Environmental legislation is evolving in a manner that could result in stricter standards and enforcement, larger fines and liability and potentially increased capital expenditures and operating costs. Compliance with environmental laws may cause us to limit production, significantly increase the costs of our operations and activities or otherwise adversely affect our financial condition, results of operations and/or prospects.

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Risk Related To Our Common Stock

There currently is a limited market for our common stock on the OTCQB.

Our common stock is quoted on the OTCQB. Trading in our common stock has been very limited, which could affect the price of our stock. We have no plans, proposals, arrangements or understandings with any person with regard to the development of an active trading market for our common stock and no assurance can be given that an active trading market will develop.

The value and transferability of our shares may be adversely impacted by the limited trading market for our stock on the OTCQB, which is a quotation system, not an issuer listing service, market or exchange. Because buying and selling stock on the OTCQB is not as efficient as buying and selling stock through an exchange, it may be difficult for our stockholders to sell their shares or you may not be able to sell their shares for an optimum trading price.

The OTCQB is a regulated quotation service that displays real-time quotes, last sale prices and volume limitations in over-the-counter securities.

When fewer shares of a security are being traded on the OTCQB, volatility of prices may increase and price movement may outpace the ability to deliver accurate quote information. Lower trading volumes in a security may result in a lower likelihood of an individual’s orders being executed and current prices may differ significantly from the price one was quoted by the OTCQB at the time of the order entry. The dealer’s spread (the difference between the bid and ask prices) may be large and may result in substantial losses to the seller of securities on the OTCQB if the common stock or other security must be sold immediately.

Our stock price historically has been volatile and may continue to be volatile.

The market price of our common stock has been, and is expected to continue to be, highly volatile. Factors, many of which are beyond our control, include, in addition to other risk factors described in this section, the announcements of technological innovations by us or other companies, regulatory matters, new or existing products or procedures, concerns about our financial position, operating results, litigation, government regulation, developments or disputes relating to agreements, patents or proprietary rights, general economic, industry and market conditions may have a significant impact on the market price of our stock. In addition, the future sales of shares of common stock by our stockholders and the holders of our then outstanding warrants and options could have an adverse effect on the market price of our outstanding shares of common stock.

The trading price of our common stock has, from time to time, fluctuated widely and in the future may be subject to similar fluctuations. The trading price may be affected by a number of factors including the risk factors set forth herein, as well as our operating results, financial condition, general economic conditions, market demand for our common stock, and various other events or factors both in and out of our control. In recent years, broad stock market indices, in general, and smaller capitalization companies, in particular, have experienced substantial price fluctuations. In a volatile market, we may experience wide fluctuations in the market price of our common stock. These fluctuations may have a negative effect on the market price of our common stock. To the extent our stock price fluctuates and/or remains low, it could cause our stockholders to lose some or all of their investment and impair our ability to raise capital through the offering of additional equity securities.

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Future sales of our common stock could adversely affect its price and our future capital-raising activities could involve the issuance of equity securities, which would dilute your investment and could result in a decline in the trading price, if any, of our common stock.

We may sell securities in the public or private equity markets if and when conditions are favorable, even if we do not have an immediate need for additional capital at that time. Sales of substantial amounts of our common stock, or the perception that such sales could occur, could adversely affect the prevailing market price of our common stock and our ability to raise capital. We may issue additional common stock in future financing transactions or as incentive compensation for our executive management and other key personnel, consultants and advisors. Issuing any equity securities would be dilutive to the equity interests represented by our then-outstanding shares of common stock. The market price, if any, for our common stock could decrease as the market takes into account the dilutive effect of any of these issuances. Furthermore, we may enter into financing transactions at prices that represent a substantial discount to the market price of our common stock. A negative reaction by investors and securities analysts to any discounted sale of our equity securities could result in a decline in the trading price of our common stock.

We do not intend to pay dividends for the foreseeable future.

We currently intend to retain future earnings, if any, to support the development and expansion of our business and do not anticipate paying cash dividends in the foreseeable future. Our payment of any future dividends will be at the discretion of our Board after taking into account various factors, including but not limited to our financial condition, operating results, cash needs, growth plans and the terms of any credit agreements that we may be a party to at the time. Accordingly, investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize their investment. Investors seeking cash dividends should not purchase our securities.

We may conduct further offerings in the future in which case our current stockholders’ shareholdings will be diluted.

Since our inception, we have relied on equity sales of our common stock to fund our operations. We may conduct further equity offerings in the future to finance our current projects or to finance subsequent projects that we decide to undertake. If common stock is issued in return for additional funds, the price per share could be lower than that paid by our current stockholders. We anticipate continuing to rely on equity sales of our common stock in order to fund our business operations. If we issue additional stock, our current stockholders’ percentage interest in us will be diluted. The result of this could reduce the value of their stock.

Our common stock is a “penny stock,” and because “penny stock” rules will apply, our stockholders may find it difficult to sell the shares of our common stock they currently own.

Our common stock is a “penny stock” as that term is defined under Rule 3a51-1 of the Exchange Act. Generally, a “penny stock” is a common stock that is not listed on a securities exchange and trades for less than $5.00 a share. Prices often are not available to buyers and sellers and the market may be very limited. Penny stocks in start-up companies are among the riskiest equity investments. Broker-dealers who sell penny stocks must provide purchasers of these stocks with a standardized risk-disclosure document prepared by the SEC. The document provides information about penny stocks and the nature and level of risks involved in investing in the penny stock market. A broker must also give a purchaser, orally or in writing, bid and offer quotations and information regarding broker and salesperson compensation, make a written determination that the penny stock is a suitable investment for the purchaser and obtain the purchaser’s written agreement to the purchase. Many brokers choose not to participate in penny stock transactions. Because of the penny stock rules, there is less trading activity in penny stocks and our stockholders are likely to have difficulty selling their shares.

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FINRA sales practice requirements may also limit a stockholder’s ability to buy and sell our common stock.

In addition to the “penny stock” rules described above, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit our stockholders’ ability to buy and sell our common stock and have an adverse effect on the market for our shares.

Cost of compliance with changing regulation of corporate governance and public disclosure has and will continue to result in additional expense.

Keeping abreast of, and in compliance with, changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002, new SEC regulations and, in the event we ever apply and are approved for listing on NASDAQ or another registered stock exchange, NASDAQ and stock exchange rules, has required and will in the future require an increased amount of management attention and external resources. We intend to continue to invest all reasonably necessary resources to comply with evolving standards, which may result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities.

The shares of common stock issued in the Reverse Merger are “restricted securities” and, as such, may not be sold except in limited circumstances.

None of the shares of common stock issued in the Reverse Merger have been registered under the Securities Act or registered or qualified under any state securities laws. The shares of common stock issued in the Reverse Merger were sold and/or issued pursuant to exemptions contained in and under those laws. Accordingly, such shares of common stock are “restricted securities” as defined in Rule 144 under the Securities Act (“Rule 144”) and must, therefore, be held indefinitely unless registered under applicable federal and state securities laws, or an exemption is available from the registration requirements of those laws. The certificates representing the shares of common stock issued in the Reverse Merger reflect their restricted status.

We have agreed to register certain of the shares of common stock issued in the Reverse Merger. There can be no assurance, however, that the SEC will declare the registration statement effective, thereby enabling the shares of common stock issued in the Reverse Merger to be freely tradable. In addition, Rule 144, which permits the resale, subject to various terms and conditions, of limited amounts of restricted securities after they have been held for a minimum holding period will not immediately apply to our common stock because we were at one time designated as a “shell company.” Pursuant to Rule 144(i), securities issued by a current or former “shell company” that otherwise meet the holding period and other requirements of Rule 144 nevertheless cannot be sold in reliance on Rule 144 until one year after the date on which the issuer filed current “Form 10 Information” (as defined in Rule 144(i)) with the SEC reflecting that it ceased being a shell company, and provided that at the time of a proposed sale pursuant to Rule 144, the issuer has satisfied certain reporting requirements under the Exchange Act. We believe this requirement to file “Form 10 Information” has been satisfied by the filing of a Current Report on Form 8-K with such information on January 5, 2012 (the “January 5, 2012, Form 8-K”). Because, as a former “shell company,” the reporting requirements of Rule 144(i) will apply regardless of holding period, the restrictive legends on certificates for the shares of common stock issued in the Reverse Merger cannot be removed except in connection with an actual sale that is subject to an effective registration statement under, or an applicable exemption from the registration requirements of, the Securities Act.

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Because the merger was a “reverse merger,” the registration statement we file with respect to the shares of common stock received by investors in the Reverse Merger might be subject to heightened scrutiny by the SEC, and we may not be able to attract the attention of major brokerage firms.

Additional risks may exist as a result of our becoming a public reporting company through a “reverse merger.” Certain SEC rules are more restrictive when applied to reverse merger companies, such as the ability of stockholders to re-sell their shares of common stock pursuant to Rule 144, and the SEC may subject the registration statement we file with respect to the shares of common stock received by investors in the Reverse Merger to heightened scrutiny. In addition, securities analysts of major brokerage firms may not provide coverage of our capital stock or business. Because we became a public reporting operating company through a reverse merger, there is no incentive to brokerage firms to recommend the purchase of our common stock. We cannot assure you that brokerage firms will want to provide analyst coverage of our capital stock or business in the future.

The resale of shares covered by a registration statement could adversely affect the market price of our common stock in the public market, should one develop, which result would in turn negatively affect our ability to raise additional equity capital.

We have agreed, at our expense, to prepare and file a registration statement with the SEC registering the resale of up to 7,882,500 shares of our common stock, of which 3,612,500 are currently issued and outstanding and up to 4,270,000 shares are issuable upon the exercise of outstanding warrants, issued in connection with previous financings. Once effective, the registration statement will permit the resale of these shares at any time. The resale of a substantial number of shares of our common stock in the public market could adversely affect the market price for our common stock and make it more difficult for our stockholders to sell shares of our common stock at times and prices that they feel are appropriate. Furthermore, we expect that, because there will be a large number of shares registered pursuant to a registration statement, selling stockholders will continue to offer shares covered by such registration statement for a significant period of time, the precise duration of which cannot be predicted. Accordingly, the adverse market and price pressures resulting from an offering pursuant to a registration statement may continue for an extended period of time and continued negative pressure on the market price of our common stock could have a material adverse effect on our ability to raise additional equity capital.

A new business opportunity may raise potential conflicts of interests between certain of our officers and directors and us.

Certain of our directors are or may become directors and employees of other companies and, to the extent that such other companies may participate in ventures in which we may participate, our directors may have a conflict of interest in negotiating and concluding terms regarding the extent of such participation by us and such other companies. In addition, directors may present potential prospects to such other companies rather than presenting the opportunities to us or be affiliated with companies developing technologies which may compete with our technologies. We have not established any mechanisms regarding the resolution of any such conflict if it were to arise; accordingly, there is no assurance that any such conflict will be resolved in a manner that would not be adverse to our interest.

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We have the ability to issue additional shares of our common stock without asking for stockholder approval, which could cause our stockholders’ investment to be diluted.

Our Articles of Incorporation authorize our Board to issue up to 2,000,000,000 shares of common stock and up to 1,000,000 shares of preferred stock. The power of the Board to issue shares of common stock or warrants or options to purchase shares of common stock is generally not subject to stockholder approval. Accordingly, any time the Board determines that it is in the best interests of the corporation to issue shares of its common stock, your investment will be diluted.

We may issue preferred stock which may have greater rights than our common stock.

Our Articles of Incorporation allows us to issue up to 1,000,000 shares of preferred stock. Currently no preferred shares are issued and outstanding; however, we can issue shares of our preferred stock in one or more series and can set the terms of the preferred stock without seeking any further approval from our common stockholders. Any preferred stock that we issue may rank ahead of our common stock in terms of dividend priority or liquidation premiums and may have greater voting rights than our common stock. In addition, such preferred stock may contain provisions allowing them to be converted into shares of common stock, which could dilute the value of common stock to current stockholders and could adversely affect the market price, if any, of our common stock.

Investor relations activities, nominal “float” and supply and demand factors may affect the price of our stock.

We expect to utilize various techniques such as non-deal road shows and investor relations campaigns in order to create investor awareness of the Company. These campaigns may include personal, video and telephone conferences with investors and prospective investors in which our business practices are described. We may provide compensation to investor relations firms and pay for newsletters, websites, mailings and email campaigns that are produced by third-parties based upon publicly-available information concerning the Company. We will not be responsible for the content of analyst reports and other writings and communications by investor relations firms not authored by us or from publicly available information. We do not intend to review or approve the content of such analysts’ reports or other materials based upon analysts’ own research or methods. Investor relations firms should generally disclose when they are compensated for their efforts, but whether such disclosure is made or complete is not under our control. In addition, investors in the Company may be willing, from time to time, to encourage investor awareness through similar activities. Investor awareness activities may also be suspended or discontinued which may impact the trading market our common stock.

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The SEC and FINRA enforce various statutes and regulations intended to prevent manipulative or deceptive devices in connection with the purchase or sale of any security and carefully scrutinize trading patterns and company news and other communications for false or misleading information, particularly in cases where the hallmarks of “pump and dump” activities may exist, such as rapid share price increases or decreases. We and our stockholders may be subjected to enhanced regulatory scrutiny and the limited trading markets in which our shares may be offered or sold which have often been associated with improper activities concerning penny-stocks, such as the OTC Bulletin Board, the OTCQB or Pink Sheets. Until such time as the common stock issued in the Reverse Merger is registered and until such time as our restricted shares are registered or available for resale under Rule 144, there will continue to be a small percentage of shares held by a small number of investors, many of whom acquired such shares in privately negotiated purchase and sale transactions, that may constitute a significant portion of the available trading market. The Supreme Court has stated that manipulative action is a term of art connoting intentional or willful conduct designed to deceive or defraud investors by controlling or artificially affecting the price of securities. Often times, manipulation is associated by regulators with forces that upset the supply and demand factors that would normally determine trading prices. Since a small percentage of our outstanding common stock will initially be available for trading and will be held by a small number of individuals or entities, the supply of our common stock for sale will be extremely limited for an indeterminate amount of time, which could result in higher bids, asks or sales prices than would otherwise exist. Securities regulators have often cited thinly-traded markets, small numbers of holders, and awareness campaigns as components of their claims of price manipulation and other violations of law when combined with manipulative trading, such as wash sales, matched orders or other manipulative trading timed to coincide with false or touting press releases. There can be no assurance that the Company’s or third-parties’ activities, or the small number of potential sellers or small percentage of stock in the “float,” or determinations by purchasers or holders as to when or under what circumstances or at what prices they may be willing to buy or sell stock will not artificially impact (or would be claimed by regulators to have affected) the normal supply and demand factors that determine the price of the stock.

Note Regarding Forward-Looking Statements

This prospectus contains forward-looking statements which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” or “project” or the negative of these words or other variations on these words or comparable terminology. These statements are expressed in good faith and based upon a reasonable basis when made, but there can be no assurance that these expectations will be achieved or accomplished.

Such forward-looking statements include statements regarding, among other things, (a) the potential markets for our technologies, our potential profitability, and cash flows (b) our growth strategies, (c) expectations from our ongoing sponsored research and development activities (d) anticipated trends in the technology industry, (e) our future financing plans and (f) our anticipated needs for working capital. This information may involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from the future results, performance, or achievements expressed or implied by any forward-looking statements. These statements may be found under “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” and “Description of Our Business and Property,” as well as in this prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in this prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this filing will in fact occur. In addition to the information expressly required to be included in this filing, we will provide such further material information, if any, as may be necessary to make the required statements, in light of the circumstances under which they are made, not misleading.

Although forward-looking statements in this report reflect the good faith judgment of our management, forward-looking statements are inherently subject to known and unknown risks, business, economic and other risks and uncertainties that may cause actual results to be materially different from those discussed in these forward-looking statements. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this report, other than as may be required by applicable law or regulation. Readers are urged to carefully review and consider the various disclosures made by us in our reports filed with the SEC which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operation and cash flows. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected. We will have little likelihood of long-term success unless we are able to continue to raise capital from the sale of our securities until, if ever, we generate positive cash flow from operations.

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Use of Proceeds

The Selling Stockholders named in this prospectus are offering for resale up to 7,882,500 shares of our common stock to the public by means of this prospectus, including the 4,270,000 shares of our common stock eligible for issuance upon exercise of the Warrants. We will not receive any proceeds from the sale of shares of common stock sold by the Selling Stockholders pursuant to this offering. We will, however, receive proceeds up to $706,650, if the Warrants are exercised.

As of the date of this prospectus, no Warrants have been exercised and we have issued no shares of our common stock for the Warrants; accordingly, all 4,270,000 Warrants remain unexercised and we have not yet received proceeds from the exercise of Warrants. The proceeds we receive from the exercise of Warrants, if any, will be used for general corporate purposes including funding additional research and for general working capital purposes. We may also use a portion of the net proceeds to acquire or invest in businesses and products that are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus.

Determination of Offering Price

The Selling Stockholders will determine at what price they may sell the offered shares, and such sales may be made at prevailing market prices, or at privately negotiated prices. Please refer to “Plan of Distribution.”

Market Price of and Dividends on Our Common Stock

and Related Stockholder Matters

Our common stock is quoted on the OTCQB under the symbol “CEVE.” The OTCQB is a regulated quotation service that displays real-time quotes, last-sale prices, and volume information in over-the-counter equity securities. The OTCQB is a quotation medium for subscribing members, not an issuer listing service, and should not be confused with The NASDAQ Stock MarketSM or any other national exchange.

As of August 31, 2012, there were 85,501,557 shares of our common stock outstanding and held by approximately 544 stockholders of record. A substantially greater number of holders of our common stock are “street name” or beneficial holders, whose shares are held of record by banks, brokers and other financial institutions. As of August 31, 2012, we had 360,000 shares of common stock reserved for issuance upon exercise of outstanding stock options and 135,000 shares reserved for restricted stock grants which have not yet vested. We have no shares of preferred stock issued and outstanding.

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Currently, there is only a very limited public market for our stock on the OTCQB. You should also note that the OTCQB is not a listing service or exchange, but is instead a dealer quotation service for subscribing members. If our common stock is not quoted on the OTCQB or if a public market for our common stock does not develop, then investors may not be able to resell the shares of our common stock that they have purchased and may lose all of their investment. If we do establish a trading market for our common stock, the market price of our common stock may be significantly affected by factors such as actual or anticipated fluctuations in our operation results, general market conditions and other factors. In addition, the stock market has from time to time experienced significant price and volume fluctuations that have particularly affected the market prices for the shares of developmental stage companies, which may materially adversely affect the market price of our common stock. Accordingly, investors may find that the price for our securities may be highly volatile and may bear no relationship to our actual financial condition, results of operation or value of our assets.

The following table sets forth the range of high and low closing bid quotations for our common stock during our most recent two fiscal years on the OTC Bulletin Board and/or the OTCQB. The quotations represent inter-dealer prices without retail markup, markdown or commission, and may not necessarily represent actual transactions.

Fiscal Year Ended December 31, 2011	High	Low
First Quarter 2011 (January 1 – March 31, 2011)	$0.50	$0.01	(1)
Second Quarter 2011 (April 1 – June 30, 2011)	$0.50	$0.01
Third Quarter 2011 (July 1 – September 30, 2011)	$0.50	$0.01
Fourth Quarter 2011 (October 1, - December 31, 2011)	$0.44	$0.01

Fiscal Year Ended December 31, 2010
First Quarter 2010 (January 1 – March 31, 2010)	$2.50	$1.00
Second Quarter 2010 (April 1 – June 30, 2010)	$2.50	$1.50
Third Quarter 2010 (July 1 – September 30, 2010)	$2.00	$1.00
Fourth Quarter 2010 (October 1, - December 31, 2010)	$2.00	$0.50

(1) The share price of $0.01 includes share prices less than and including $0.01. The closing price of our stock on September 21, 2012, as quoted on the OTCQB was $0.05.

Dividend Policy

We have not paid any dividends on our common stock and our Board presently intends to continue a policy of retaining earnings, if any, for use in our operations. The declaration and payment of dividends in the future, of which there can be no assurance, will be determined by the Board in light of conditions then existing, including earnings, financial condition, capital requirements and other factors. The Nevada Revised Statutes prohibit us from declaring dividends where, if after giving effect to the distribution of the dividend:

•	we would not be able to pay our debts as they become due in the usual course of business; or
•	our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of stockholders who have preferential rights superior to those receiving the distribution.

Except as set forth above, there are no restrictions that currently materially limit our ability to pay dividends or which we reasonably believe are likely to limit materially the future payment of dividends on common stock.

Our Board has the right to authorize the issuance of preferred stock, without further stockholder approval, the holders of which may have preferences over the holders of our common stock as to payment of dividends.

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Securities Authorized for Issuance Under Equity Compensation Plans

On December 29, 2011, we cancelled our 2001 Stock Option Plan and its 2005 Stock Option Plan and approved the 2011 Long Term Stock Incentive Plan (the “2011 Plan”), pursuant to which the Board is authorized to grant up to 10,000,000 shares of our common stock, which have been reserved for issuance. The 2011 Plan has not yet been approved by our stockholders.

The following table sets forth certain information regarding the common stock that may be issued upon the exercise of options, warrants and other rights that have been or may be granted to employees, directors or consultants under our existing equity compensation plans, as of December 31, 2011.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	0			0
Equity compensation plans not approved by security holders	630,000	(1)	$0.048	9,370,000
Total	630,000		$0.048	9,370,000

(1) Represents 360,000 Exchange Options, as defined below, and 270,000 shares of common stock reserved for issuance pursuant to certain restricted stock awards that have been granted but not yet vested to our directors and officers which we assumed pursuant to the Merger Agreement.

Transfer Agent

The transfer agent of our common stock is Holladay Stock Transfer. Their business address is 2939 N 67th Pl, Scottsdale, Arizona 85251 and their telephone number is (480) 481-3940.

Penny Stock

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. Our stock is currently a “penny stock.” The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the SEC, which: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of securities laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and significance of the spread between the bid and ask price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and is in such form as the SEC shall require by rule or regulation. The broker-dealer also must provide to the customer, prior to effecting any transaction in a penny stock, (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitably statement.

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These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock as it is subject to these penny stock rules.

Rule 144

As of August 31, 2012, there were 85,501,557 shares of our common stock issued and outstanding, of which 83,120,131 are deemed “restricted securities,” within the meaning of Rule 144; of these restricted shares, 30,952,500 are owned by Meetesh Patel, our President and Chief Executive Officer and a director and 31,685,985 shares are owned by Joseph Sierchio, one of our directors. Absent registration under the Securities Act, the sale of such shares is subject to Rule 144, as promulgated under the Securities Act.

In general, under Rule 144, subject to the satisfaction of certain other conditions, a person deemed to be one of our affiliates, who has beneficially owned restricted shares of our common stock for at least one year is permitted to sell in a brokerage transaction, within any three-month period, a number of shares that does not exceed the greater of 1% of the total number of outstanding shares of the same class, or, if our common stock is quoted on a stock exchange, the average weekly trading volume during the four calendar weeks preceding the sale.

Rule 144 also permits a person who presently is not and who has not been an affiliate of ours for at least three months immediately preceding the sale and who has beneficially owned the shares of common stock for at least six months to sell such shares without restriction other than the requirement that there be current public information as set forth in Rule 144. To the extent that Rule 144 is otherwise available, this provision is currently applicable to all of the restricted shares. If a non-affiliate has held the shares for more than one year, such person may make unlimited sales pursuant to Rule 144 without restriction.

In order for stockholders of a former “shell company” to use Rule 144, the company must have ceased to be a “shell company,” be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; filed all reports and other materials required to be filed by Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding twelve months and have filed current “Form 10 Information” with the SEC reflecting its status as an entity that is no longer a “shell company,” then those securities may be sold subject to the requirements of Rule 144 after one year has elapsed from the date that the issuer filed “Form 10 Information” with the SEC. Prior to our entrance into the Merger Agreement we had been deemed a “shell company.” Subject to the satisfaction of certain other conditions, our stockholders will not be eligible to rely on Rule 144 for at least one year from the filing of the January 5, 2012, Form 8-K.

The possibility that substantial amounts of our common stock may be sold under Rule 144 into the public market may adversely affect prevailing market prices for the common stock and could impair our ability to raise capital in the future through the sale of equity securities. Please refer to “Risk Factors.”

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Management’s Discussion and Analysis of Financial Condition

and Results of Operations

Overview

We were incorporated in the State of Nevada on July 25, 2001, under the name “Enterprise Technologies, Inc.” and have focused our efforts on the development of new technologies and, where warranted, acquire rights to obtain licenses to technologies and products that are being developed by third-parties, primarily universities and government agencies, through sponsored research and development agreements. On November 21, 2011, we changed our name to Ceres Ventures, Inc.

Our current strategy is, together with our wholly-owned subsidiaries, to identify, acquire and develop a comprehensive portfolio of technologies relating to clean resources technologies which we believe have potential for global commercialization and application.

Recognizing that no one technology can address all of the clean resources issues with which the world is faced, we will seek to acquire the rights to, and commercialize, leading edge technologies that address and solve, in our opinion, the broadest spectrum of clean resources problems, on an environmental friendly and economically competitive basis.

Beginning in September 2010 until the Reverse Merger all of our business agreements had ceased and therefore we have been a “shell company.” As a result of the Reverse Merger and our subsequent filing of a Current Report on Form 8-K containing “Form 10 Information” on January 5, 2012, Form 8-K we believe that we are no longer a “shell company.”

The merger of a private operating company into a non-operating public “shell company” with nominal net assets is considered to be a capital transaction, in substance, rather than a business combination, for accounting purposes. Accordingly, we treated this transaction as a capital transaction without recording goodwill or adjusting any of its other assets or liabilities.

Reverse Stock Split

On November 10, 2011, a majority of the shares voted at the 2011 Annual Meeting voted in favor of authorizing our officers to file the necessary documentation with the Secretary of State of Nevada to effect a one-for-fifty reverse stock split, whereby owners of fifty shares of our common stock prior to the reverse stock split received one share of our common stock after the reverse stock split, with all fractional shares being rounded to the nearest whole share. The record date for the Reverse Split was set as of one business day prior to the effective date and the effective date for the Reverse Split was set for November 21, 2011, subject to regulatory approval. The Reverse Split was declared effective by FINRA on December 12, 2011. All shares and share prices have been retroactively changed to reflect the Reverse Split.

Acquisition of BluFlowTM Technologies, Inc.

BluFlow was incorporated in the State of Delaware on October 14, 2010, under the name “AcquaeBlu Corp.” with 750,000,000 shares of common stock, $0.0001 par value and 10,000,000 shares of preferred stock, $0.001 par value. On June 3, 2011, BluFlow filed an amendment to its Articles of Incorporation with the Secretary of State of Delaware to change its name to BluFlow Technologies, Inc.

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On December 29, 2011, we completed the Reverse Merger pursuant to which BluFlow became wholly-owned subsidiary of ours. The Reverse Merger was effective as of December 29, 2011, upon the filing of a Certificate of Merger with the Secretary of State of the State of Delaware (the “Effective Time”).

At the Effective Time, all of the 23,931,620 shares of BluFlow common stock, par value $0.0001 per share, that were outstanding immediately prior to the Effective Time were converted into the right to receive three (3) shares of our common stock, par value $0.00001. Accordingly, we issued to the former holders of BluFlow common stock, in consideration of their capital stock of BluFlow an aggregate of 71,794,860 shares of our common stock. Additionally, at closing, we exchanged with BluFlow stockholders who were also holders of common stock purchase warrants (the “BF Series A Warrants”) to purchase up to an aggregate of 1,527,500 shares of BluFlowTM common stock at an initial price of $0.50 per share, substantially identical warrants to purchase up to 4,582,500 shares of our common stock at an initial exercise price of $0.16 per share (the “Series C Warrants”). The expiration date of each Series C Warrant is identical to the BF Series A Warrant for which it was exchanged, December 31, 2012. The exercise price of the Series C Warrants and the number of shares issuable upon the exercise of the warrants are subject to proportional adjustment in the event of stock splits, dividends, recapitalizations or similar transactions. We also exchanged with holders of BluFlow stock options who held options to purchase, subject to the holders meeting certain vesting milestones, up to an aggregate of 120,000 shares of BluFlow common stock at an exercise price of $0.25 per share, substantially identical options to purchase up to 360,000 shares of our common stock at an initial exercise price of $0.083 per share (the “Exchange Options”). The exercise price of the Exchange Options and the number of shares issuable upon the exercise of the options are subject to proportional adjustment in the event of stock splits, dividends, recapitalizations or similar transactions.

At the Effective Time the executive officers of BluFlow were appointed as our executive officers and the directors of BluFlow were appointed as our directors. Upon completion of the Reverse Merger, the former stockholders of BluFlow held approximately 84% of our issued and outstanding shares of capital stock. Accordingly, the Reverse Merger represents a change in control of the Company.

Results of Operations

Three and Six Months Ended June 30, 2012 and 2011

As a result of the ownership interests of the former stockholders of BluFlow, for financial statement reporting purposes, the merger between Ceres Ventures, Inc. and BluFlow has been treated as a reverse acquisition with BluFlow deemed the accounting acquirer and Ceres deemed the accounting acquiree under the purchase method of accounting in accordance with section 805-10-55 of the FASB Accounting Standards Codification. Accordingly, the results of operations presented in this Form 10-Q represent the historical results of operations of BluFlow.

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Operating Expenses

Below is a summary of our operating expense for the three and six months ended June 30, 2012 and 2011:

	For the Three Months Ended
	June 30, 2012	June 30, 2011	$ Change	% Change
COSTS AND OPERATING EXPENSES
Research and development	(8,349)	$40,737	$(49,176)	(120.7)
Investor relations and marketing	4,178	1,437	2,741	190.7
Director and management fees	36,028	34,170	1,858	5.4
Professional fees	39,001	68,887	(29,886)	(43.4)
Travel, office and facilities expenses	18,094	15,109	2,985	19.8
Costs and operating expenses	$88,862	$160,587	(70,455)	(43.9)
OTHER EXPENSE
Interest expense	1,270	247	1,023	414.2
NET LOSS	$90,132	$160,587	$(70,455)	(43.9)

	For the Six Months Ended
	June 30, 2012	June 30, 2011	$ Change	% Change
COSTS AND OPERATING EXPENSES
Research and development	$20,153	$81,474	$(61,321)	(75.3)
Investor relations and marketing	10,750	4,172	6,578	157.7
Director and management fees	72,011	59,179	12,832	21.7
Professional fees	63,188	112,100	(48,912)	(43.6)
Travel, office and facilities expenses	20,152	24,866	(4,714)	(19.0)
Costs and operating expenses	$186,254	$281,791	$(95,537)	(33.9)
OTHER EXPENSE
Interest expense	2,833	487	2,346	481.7
NET LOSS	$189,087	$282,278	$(93,191)	(33.0)

We are still in the development stage and have no revenues to date.

During the three and six months ended June 30, 2012 and 2011, we had a net loss of $90,132, $189,087 and $160,587, $282,278, respectively; explanations for the decrease in our net loss of $93,191 for the six month period are included below.

Research and Development:

The $49,176 and $61,321 decrease in research and development costs for the three and six months ended June 30, 2012, compared to June 30, 2011, is primarily due to changing our research and development service provider to a lower cost provider.

Investor Relations and Marketing

The $2,741 and $6,578 increase in investor relations and marketing expenses for the three and six months ended June 31, 2012, compared to June 30, 2011, is primarily due to increased filing fees as we are now a public company as a result of the completion of the December 29, 2011 Reverse Merger and our payment for the distribution of press releases.

Director and Management Fees

The increase of $1,858 and $12,832 in director and management fees during the three and six months ended June 30, 2012, compared to June 30, 2011, is primarily due to hiring a chief financial officer and increasing the compensation of our president.

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Professional Fees

The decrease in professional fees of $29,886 and $48,912 for the three and six months ended June 30, 2012, compared to June 30, 2011, is primarily due to decreased legal fees as a result of negotiating a flat monthly rate with our legal counsel.

Travel, Office and Facilities Expenses

The $2,985 increase and $4,714 decrease in travel, office and facilities expenses for the three and six ended June 30, 2012, compared to June 30, 2011, is primarily due increased travel expenses for the three month period, but less travel expenses for the six month period.

Liquidity and Capital Resources

We have incurred cumulative losses of $811,543 from inception through June 30, 2012, and do not have positive cash flows from operating activities. We face all the risks common to companies that are relatively new, including under capitalization and uncertainty of funding sources, high initial expenditure levels, uncertain revenue streams, and difficulties in managing growth. These conditions raise substantial doubt about our ability to continue as a going concern.

Management recognizes that in order to meet our capital requirements, and continue to operate, additional financing will be necessary. We expect to raise additional funds through private or public equity investments in order to expand the range and scope of our business operations. We will seek access to private or public equity but there is no assurance that such additional funds will be available for us to finance our operations on acceptable terms, if at all. If we are unable to raise additional capital or generate positive cash flow, it is unlikely that we will be able to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Our principal source of liquidity is cash in the bank. At June 30, 2012, we had cash and cash equivalents of $28,520. We have financed our operations primarily from funds received pursuant to the BluFlow Offering and the Ceres Offering, as further described below.

Net cash used in operating activities was $88,920 for the six months ended June 30, 2012, compared to $110,323 for the six months ended June 30, 2011. The increase/decrease in cash used in operating activities is further described above.

Year Ended December 31, 2011 Compared with the Period October 14, 2010 (Inception) through December 31, 2010

A summary of our results of operations for the fiscal year ended December 31, 2011 and for the period October 14, 2010 through December 31, 2010, was as follows:

	For the Fiscal Year Ended December 31, 2011	For the Period from October 14, 2010 (Inception) through December 31, 2010
REVENUE	$-	$-
COSTS AND OPERATING EXPENSES
Research and development	201,553
Investor relations and marketing	20,303
Director and management fees	138,210
Professional fees	169,300	43,925
Travel, office and facilities expenses	41,167	6,741
Operating expenses	570,533	50,666
LOSS FROM OPERATIONS	(570,533)	(50,666)
OTHER EXPENSE
Interest expense	1,068	189
Total other expense	1,068	189
NET LOSS	$(571,601)	$(50,855)

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We are still in the development stage and have no revenues to date.

During the twelve months ended December 31, 2011, we had a net loss of $571,601 compared to a net loss of $50,855 for the period from inception (October 14, 2010) through December 31, 2010. Explanations for the increase of $520,746 are included below.

Research & Development:

a.	We incurred $162,948 in research and development expenses related to the sponsored research agreement with the University of California – Santa Barbara in 2011, compared to $0 in 2010.
b.	We incurred $13,385 in research and development costs relate to our sponsored research agreement with a third party in 2011 for the development of the BluFlowTM Treatment System compared to $0 in 2010.
c.	We incurred $6,821 in patent filings fees in 2011, compared to $0 in 2010.

Investor Relations and Marketing

Investor relations and marketing expenses of $20,303 in 2011, related to website development, transfer agent and filing fees and costs incurred for a consultant to assist in the development of investor relations materials. There were no investor relations and marketing expenses in 2010.

Director and Management Fees

Director and management fees of $138,210 in 2011, related to fees payable to our executive officers and directors. There were no director and management fees paid in 2010.

Professional Fees

Professional fees, which consist primarily of legal and accounting fees, were $169,300 in 2011. The increase in professional fees was due primarily to legal services related our start-up nature. Accounting, auditing and tax services fees were approximately $12,000 during 2011. The professional fees in 2010 were $43,925 representing legal fees.

Travel, Office and Facilities Expenses

Travel, office and facilities expenses were $41,167 in 2011. This increase is due to increased travel and an operating conducting business for a full year compared to a few months in 2010. Travel, office and facilities expenses were $6,741 in 2010.

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Liquidity and Capital Resources

We have incurred cumulative losses of $622,456 from inception through December 31, 2011, and do not have positive cash flows from operating activities. We face all the risks common to companies that are relatively new, including under capitalization and uncertainty of funding sources, high initial expenditure levels, uncertain revenue streams, and difficulties in managing growth. These conditions raise substantial doubt about our ability to continue as a going concern. Management recognizes that in order to meet our capital requirements, and continue to operate, additional financing will be necessary. We expect to raise additional funds through private or public equity investments in order to expand the range and scope of our business operations. We will seek access to private or public equity but there is no assurance that such additional funds will be available for us to finance our operations on acceptable terms, if at all. If we are unable to raise additional capital or generate positive cash flow, it is unlikely that we will be able to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Our principal source of liquidity is cash in the bank. At December 31, 2011, we had cash and cash equivalents of $113,937. We have financed our operations primarily from funds received pursuant to the BluFlow Offering as further described below.

Net cash used in operating activities was $222,509 for the year ended December 31, 2011, compared to $0 from October 14, 2010 (inception) to December 31, 2010. The increase in cash used in operating activities reflects increases in amounts paid for research & development, investor relations and marketing and director and management fees.

Net cash used in investing activities was $37,054 for the year ended December 31, 2011 compared to $14,000 from October 14, 2010 (inception) to December 31, 2010, relating to the acquisition of patents and license agreements.

Net cash provided by financing activities was $246,500 for the year ended December 31, 2011 compared to $141,000 from October 14, 2010 (inception) to December 31, 2010. This reflects amounts received for the sale of shares of our common stock and stock purchase warrants pursuant to the BluFlow Offering described below.

Ceres Offering

During 2012, we sold 335,000 units of our securities at a price of $0.20 per unit for gross receipts of $67,000. Each unit consisted of one share of common stock, $0.00001 par value per share and one-half of one Series D Stock Purchase Warrant (each a “Series D Warrant”). Each Series D Warrant entitled the holder to purchase one additional share of common stock at an exercise price of $0.30 per share, expiring on December 31, 2013. We issued 335,000 shares of common stock and Series D Warrants to purchase up to 167,500 shares of our common stock.

BluFlow Offering

From November 2010 through May 2011, BluFlow conducted a private placement of up to 60,000,000 units of its securities at a price of $0.033 per unit. Each unit consisted on one share of common stock and one-half of one Series C Warrant. Each Series C Warrant entitled the holder to purchase one additional share of common stock at an exercise price of $0.16 per share, expiring on December 31, 2012. As of the termination date of the offering, BluFlow sold 8,865,000 units for gross receipts of $295,500. BluFlow issued 8,865,000 shares of common stock and Series C Warrants to purchase up to 4,432,500 shares of common stock at an exercise price of $0.16 per share to the investors having subscribed for the units.

On December 15, 2011, BluFlow completed the sale of 1,500,000 shares of common stock at $0.033 per share for total proceeds of $50,000. This offering was exempt from registration pursuant to the provisions of Section 4(2) of the Securities Act and Regulation D as promulgated by the SEC under the Securities Act.

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Upon completion of the Reverse Merger the shares and warrants issued by BluFlow were exchanged for shares and warrants of Ceres as further described in this prospectus. Accordingly, the share price, number of shares issued and warrant designation reflect the one-for-three share exchange pursuant to the Reverse Merger.

2012 Private Placement

From February through June 2012, we conducted a private placement pursuant to which we sold 335,000 units for gross receipts of $67,000 and issued 335,000 shares of common stock and 167,500 Series D Warrants to purchase up to 167,500 shares of common stock at an exercise price of $0.30 per share through December 31, 2013, to the investors having subscribed for the units. Each unit was priced at $0.20 and consisted on one share of common stock and one-half of one Series D Warrant.

Convertible Notes Payable–

During 2012, we negotiated the conversion of accounts payable amounting to $370,688 into convertible notes payable which are due on December 31, 2013.

Sidhu Convertible Note

On May 20, 2011, we issued a one year convertible promissory note in the amount of $100,000 to Mr. Jeet Sidhu (the “Sidhu Convertible Note”), one of our non-employee directors. The Sidhu Convertible Note bears interest at the rate of 8.5% per annum, which interest is accrued and payable on the maturity date of the Sidhu Convertible Note. As long as the Sidhu Convertible Note remains outstanding and not fully paid, the holder has the right, but not the obligation, to convert all or any portion of the aggregate outstanding principal amount of the Sidhu Convertible Note, together with all or any portion of the accrued and unpaid interest into that number of shares, subject to certain terms and conditions, of our common stock equal to the amount of the converted indebtedness divided by $0.50 per share (after giving effect to the Reverse Split). In the event of default, as defined in the Sidhu Convertible Note, the annual interest rate increases to 10% and is due on demand. Certain events of default will result in all sums of principal and interest then remaining unpaid immediately due and payable, upon demand of the holder. The issuance of the Sidhu Convertible Note did not result in a beneficial conversion feature.

Pursuant to an amendment dated December 29, 2011, the Sidhu Convertible Note is payable as follows: (a) $50,000 plus accrued and unpaid interest thereon on or before January 31, 2012, and (b) the balance of $50,000 plus accrued and unpaid interest thereon on or before April 30, 2012. On January 31, 2012, we paid $50,000 of the outstanding balance (plus $3,086 of accrued and unpaid interest) of the Sidhu Convertible Note; on April 29, 2012, we amended the Sidhu Convertible Note so that the final payment is due on June 30, 2012. We are currently in default of the Sidhu Convertible Note.

Through June 30, 2012, interest expense of $4,518 was payable to Mr. Sidhu related to the Sidhu Convertible Note.

Accrued Payroll Liabilities

On March 15, 2010, Mr. Greg Wujek tendered his resignation as our President and Chief Executive Officer. On June 17, 2010, Mr. Wujek tendered his resignation as one of our directors. As of his resignation date as our President and CEO, we owed Mr. Wujek $30,277 for salary and related payroll taxes earned, but not paid. We intend to repay Mr. Wujek in full when we have the capital resources to do so. Mr. Wujek has not made any demands for payment.

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On January 1, 2011, BluFlow entered into a consulting agreement (the “CEO Consulting Agreement”) with Mr. Meetesh Patel, pursuant to which Mr. Patel served as BluFlow’s President and Chief Executive Officer. Pursuant to the terms of the CEO Consulting Agreement, Mr. Patel is paid an annual salary of $100,000 payable in 24 equal payments, which he may, at his sole discretion, elect to convert any of his salary or business expense reimbursements due to him into shares of our common stock at $0.10 per share. On July 1, 2011, the CEO Consulting Agreement was amended so that Mr. Patel is paid an annual salary of $120,000. The CEO Consulting Agreement may be terminated by either party at any time with or without cause. Through December 31, 2011, $85,000 has accrued in salary owed to Mr. Patel. Pursuant to the terms of the Merger Agreement, we assumed all salary owed to Mr. Patel and entered into a consulting agreement substantially identical to the CEO Consulting Agreement.

On June 9, 2011, BluFlow entered into a consulting agreement (the “CFO Consulting Agreement”) with Mrs. Janet Bien, pursuant to which Mrs. Bien served as BluFlow’s Chief Financial Officer. Pursuant the CFO Consulting Agreement, Mrs. Bien is paid a monthly salary of $1,500, $500 of which is deferred until such time as we effect one or more transactions from which we receive net proceeds of no less than $500,000. The CFO Consulting Agreement may be terminated by either party at any time with or without cause. Through December 31, 2011, $6,500 has accrued in salary owed to Mrs. Bien and funds received through this Offering will be used to pay Mrs. Bien’s accrued salary. Pursuant to the terms of the Merger Agreement, we assumed all salary owed to Ms. Bien and entered into a consulting agreement substantially identical to the CFO Consulting Agreement.

Other Contractual Obligations

As of August 31, 2012, we have the following contractual obligations: the remaining $50,000, plus interest, due on the Sidhu Convertible Note, $30,277 for accrued payroll owed to Mr. Wujek and $2,438 owed to a third-party for investor and stockholder relations services.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

Recently Issued and Adopted Accounting Pronouncements

We review new accounting standards as issued. Although some of these accounting standards issued or effective after the end of our previous fiscal year may be applicable to us, we have not identified any standards that we believe merit further discussion. We believe that none of the new standards will have a significant impact on our consolidated financial statements.

Description of Our Business and Property

You should rely only on the information contained in this prospectus or any supplement hereto. We have not authorized anyone to provide you with different information. If anyone provides you with different information you should not rely on it. We are not making an offer to sell the shares in any jurisdiction where the offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus regardless of the date of delivery of this prospectus or any supplement hereto, or the sale of the shares. Our business, financial condition, results of operations and prospects may have changed since that date.

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We obtained statistical data and certain other industry forecasts used throughout this prospectus from market research, publicly available information and industry publications. Industry publications generally state that they obtain their information from sources that they believe to be reliable, but they do not guarantee the accuracy and completeness of the information. Similarly, while we believe that the statistical and industry data and forecasts and market research used herein are reliable, we have not independently verified such data. We have not sought the consent of the sources to refer to their reports or articles in this prospectus.

We were incorporated in the State of Nevada on July 25, 2001, under the name “Enterprise Technologies, Inc.” and have focused our efforts on the development of new technologies and, where warranted, acquire rights to obtain licenses to technologies and products that are being developed by third-parties, primarily universities and government agencies, through sponsored research and development agreements. On November 21, 2011, we changed our name to Ceres Ventures, Inc.

Beginning in September 2010 and continuing through our consummation of the Reverse Merger all of our business operations had ceased and therefore we have been a “shell company.” As a result of the Reverse Merger, further described elsewhere in this prospectus, and our subsequent filing of the January 5, 2012, Form 8-K, we believe that we are no longer a “shell company.”

Our current strategy is, together with our wholly-owned subsidiaries, to identify, acquire and develop a comprehensive portfolio of technologies relating to clean resources technologies which we believe have potential for global commercialization and application.

The Global Water Issue

Given the limited supply and increasing worldwide demand for freshwater, we initially identified the water purification, filtration and remediation market as a prime sector for entry.

Water is essential for life – a person can survive only about 3 days without water. Water touches every aspect of our lives – from drinking and showering, to growing food and livestock, to generating electricity. Worldwide demand for water is growing at an unsupportable rate. Even though more than two-thirds of our planet is covered in water, less than 1% is freshwater suitable for human consumption and we are using up freshwater faster than it can naturally be replenished. While the global supply of freshwater has remained constant for millions of years, over the last century, global demand for water has increased six-fold.

Sixty years ago the world’s population was 2.5 billion; today, the world’s population is over 7 billion and by 2050, it will likely exceed 9 billion. With this population boom there has been a simultaneous, widespread rise in the world’s standard of living, which has increased water consumption. As better educated and higher paid populations in countries such as India and China ascend to the middle class, their water footprint is also expanding. Demand for freshwater is rising rapidly due to population growth, industrial expansion and increased agricultural development.

With global water consumption estimated to double every 20 years, by 2025, up to 60% of the world’s population is expected to live in areas without adequate water supply. Globally, water quality is deteriorating rapidly and requires new viable solutions. Currently, more than 2 billion people live in regions of the world that do not have enough freshwater to meet their daily needs. Eleven countries totaling almost half of the world’s population (including the U.S., India and China) currently have a negative groundwater balance, meaning they use more freshwater than they are able to replenish. Nine countries in Europe (Belgium, Bulgaria, Cyprus, Germany, Italy, Macedonia, Malta, Spain and the United Kingdom) are in the beginning stages of a water shortfall. This ultimately translates into more stringent government regulations that drive demand for new water treatment solutions.

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In developed nations, industry accounts for approximately 50% of all freshwater usage, while in developing countries agriculture accounts for 80% of freshwater usage. Governments across the world are grappling with the challenge of promoting economic growth while trying to manage the accompanying industrial and agricultural contamination of the world’s freshwater supplies. For instance, in the U.S. some 370,000 manufacturing facilities use billions of gallons of freshwater to carry off wastes that are discharged into our waterways. Additionally, there are over 330 million acres of agricultural land used for raising livestock and crops. Runoff from these agricultural facilities has resulted in fertilizers, pesticides and pathogens from animal waste product ending up in our lakes, rivers and estuaries. Manufacturers, including major pharmaceutical companies, have legally released 271 million pounds of various chemicals into American waterways, including those that provide our citizens with drinking water. More than 14 million Americans drink water contaminated with pesticides. Since 2004, water provided to more than 49 million Americans has contained illegal concentrations of chemicals such as arsenic, radioactive uranium and bacteria often found in sewage.

Consider the following facts:

•	Over the past five years, more than 20% of America’s water treatment systems have violated key provisions of the Safe Drinking Water Act.
•	The U.S. Environmental Protection Agency (the “EPA”) estimates that there are more than 860 million gallons of raw sewage dumped into America’s lakes and rivers every year.
•	Forty percent of America’s rivers are too polluted for fishing or sustaining aquatic life.
•	Seven million Americans become sick from contaminated tap water every year.

Water pollution is a serious issue both in the US and globally and a major cause to the growing critical water shortage. Major industrial waste sources include:

•	agricultural waste;
•	iron/steel industry;
•	mines/quarries;
•	food industry;
•	manufacturing;
•	energy production;
•	complex organic chemicals industry; and
•	water treatment (municipal and other).

Every time we use freshwater, we dispose of it as wastewater. The more we use, the more we pollute – in some cases to the point that it is not safe to use. Pesticides, fungicides and insecticides from agricultural runoff lead to high nitrate levels and endocrine disrupters in water supplies. Municipal sewage sludge may contain high concentrations of heavy metals, such as cadmium, lead and chromium, and harbor nasty bacteria. Industrial operations may exude all kinds of toxins and chemicals into the world’s freshwater supply, either through accidental spills or slow leaks.

One out of every eight people on the planet lack access to clean water, resulting in 3.3 million water-related deaths each year. Pollution of the world’s waters is not limited to any region, and is a worldwide issue: About 40% of America’s rivers are too polluted for fishing, swimming, or aquatic life; the rivers in Asia are the most polluted in the world and carry three times the average amount of bacteria from human waste than industrialized countries; and 30% of Ireland’s rivers are polluted with sewage or fertilizer.

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Groundwater and Surface Water Disappearing

About 98% of the water the world uses for daily living comes from aquifers. These large underground lakes hold water in rocks, sand layers, or other such material in pore spaces or fractures. The water can be extracted for human use by wells and is replenished by rainwater seepage at different recharge rates – sometimes the recharge rate is extremely slow, taking hundreds or thousands of years to replenish. Aquifer water is generally of very high quality, however can be contaminated by naturally occurring elements, such as arsenic, fluorine, nitrates or sulfates.

Aquifers around the world are being depleted faster than they can be replenished; in fact some may not be rechargeable under the current climate conditions, having been formed under wetter climates many years ago. Some experts conclude that extracting groundwater from aquifers should be avoided, as the process is usually not sustainable and can lead to geohazards, such as land subsidence and fissuring. In coastal areas, draining excess water from aquifers can lead to salt water contamination, which makes the water unfit for drinking and agricultural uses. In some areas, authorities are having the aquifers artificially recharged with treated wastewater, using either injection or infiltration methods. It is necessary to plan aquifer recharge carefully using reclaimed water to avoid chemical or microbial contamination.

Surface freshwater levels around the world are shrinking. Although fluctuations in water levels have been typical throughout history, some believe they are lowering more rapidly than usual, partly due to global warming and human overuse. The Aral Sea in Central Asia, which is now one quarter its original size, is a dire example. Diverting large amounts of water from the sea for agricultural purposes was the main factor in its disappearance. The Great Lakes in Michigan in the United States are experiencing record lows that may be due to global warming. Africa’s Lake Chad is now one-twentieth the size it was in the mid-1960s – calculated to be caused by drier climate conditions and irrigation diversion. Between 1983 and 1994, 50% of the lakes’ reduction was estimated to be from agriculture. Lake Chapala in Mexico has been reduced to about one quarter of its original size, mostly due to upstream agricultural development. As the world’s freshwater supplies diminish, many will turn to water conservation tactics, such as water recycling and reuse to keep us afloat.

Our Business

Our business is to identify, license, develop and/or commercialize various novel, environmentally sound, technically and economically feasible, and cost effective technologies for water, air and soil pollution treatment and purification. We are developing new technologies for the removal of target elements, compounds, toxic, and hazardous materials; and for recovering valuable elements and compounds from water.

We have developed the patent pending BluFlowTM Treatment System, a first of its kind water and wastewater treatment solution which incorporates BluFlowTM Pure and the BluFlowTM AUT to target and remove chemicals/pollutants and/or valuable elements and compounds from, and to further purify, water.

Existing Competing Technologies

The EPA reports that 90% of the world’s water is contaminated in some way. A number of methodologies have been developed to treat contaminated water; among the most widely used technologies, or variations thereof (collectively, the “Conventional Treatment Technologies”), are:

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•	Activated carbon;
•	Membrane systems;
•	Particle separation;
•	Advanced oxidation;
•	Ion exchange
•	Reverse Osmosis);
•	Biological contractors and reactors; and
•	Nano-filtration.

Some of the major market competitors include: Calgon Carbon Corporation, Siemens, AG (Siemens Water Technologies, Inc.), General Electric Company (Water and Process Group), Xylem Inc., Viola Environment, S.A and Norit NV.

Our milestones to date are:

•	developing our proprietary patent pending BluFlowTM Treatment System through our agreement with APC
•	developing, through APC, the BluFlowTM AUT;
•	developing proprietary patent pending equipment and process to produce customized absorbent BluFlow™ Pure particles at commercial scales;
•	obtaining an exclusive worldwide license from the UCSB to certain technologies relating to highly specialized nanoparticles, initially developed at UCSB for potential water treatment applications, which are the subject of three patent applications ;
•	developing, through APC, the BluFlowTM Pure particles, which are highly customizable, boutique, treatment and purification agents that are designed to treat targeted contaminants such as organic pollutants, inorganic pollutants, or specific valuable elements or compounds from water sources;
•	preparing a patent application for the regeneration process of the BluFlow™ Pure particles – an important step for economical reuse of the BluFlow™ Pure particles;
•	ongoing development of new intellectual property during the course of its research and development and intends to file additional patent applications to protect its intellectual property; and
•	entering into a Treatability Study Agreement with a major United States Professional Engineering & Consulting Firm serving numerous clients, including Fortune 50 & 100 clients, to evaluate the technical and economic feasibility of using the BluFlow™ Treatment System for the cleanup of contaminated groundwater – a necessary step in anticipation of upcoming field tests of the BluFlow™ Treatment System at sites to be designated by the engineering firm.

Our Products and Underlying Technologies

We, our agreement with APC, have designed and developed the patent pending BluFlow™ Treatment System, which incorporates BluFlowTM Pure and BluFlowTM AUT. We believe that the patent pending BluFlow™ Treatment System is superior to Conventional Treatment Technologies, both with respect to the variety and nature of the substances, target parameters, and contaminants it may remove; and the low operating and maintenance cost associated in doing so.

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The BluFlowTM Pure Advantage

Even though nanotechnology has been around for decades, the use of nanotechnology in water purification and chemical product collection has faced several impediments that have slowed its commercial introduction. First, there is a high cost in producing nanoparticles. Second, specialty or boutique nanoparticles have been very difficult to manufacture in sufficiently large quantities. Third, nanoparticles have been difficult to customize for removal of individual contaminants in wastewater or to collect target chemicals in the industrial process. Therefore, there are currently no treatment systems that utilize nanoparticles to treat water or wastewater using the techniques and methods we have developed.

BluFlowTM Pure hold the promise of improving the water purification process on two important levels:

•	The first and most basic level is that they allow for the absorption and removal of a wide range or specific target substances, contaminates, or pollutants from water.
•	The second level is the use of BluFlow™ Pure as part of manufacturing processes to collect valuable elements and compounds from water based solutions for economic benefit of beneficial reuse.
•	Third, having the ability to meet effluent discharge limitations and demonstrate compliance with State, Federal, and local wastewater discharge and Clean Water Act Regulations.

We have developed a patent pending proprietary system for precisely formulating, producing, and deploying customizable absorbent nanoparticles to specific functionality for contaminant/chemical removal and/or extraction of valuable elements and compounds from water based solutions. Additionally, BluFlowTM Pure has the advantage of being able to be recovered and reused multiple times without loss of efficiency, thereby providing a technical, economical, and cost effective means of utilizing nanoparticles.

Benefits of the BluFlowTM AUT

Our BluFlowTM AUT is a proprietary fully automated process to recover water from waste or impure streams. The BluFlowTM AUT achieves usable water recovery of 85 -95%, a significant increase over conventional technologies such as reverse osmosis or multistage reverse osmosis with chemical treatment that only have usable water recoveries of 50 -60%.

The BluFlowTM Treatment System

We have developed the patent pending BluFlowTM Treatment System, a first of its kind, integrated water and wastewater treatment system which incorporates IP directly or indirectly controlled by us, including BluFlowTM Pure and the BluFlowTM AUT to remove target elements, compounds and pollutants and purify water that may be suitable for reuse. Unlike Conventional Treatment Technologies that utilize multiple systems to remove target pollutants and treat water and wastewater, the patent pending BluFlowTM Treatment System is unique because it is a single integrated system that simultaneously permits the removal of target chemicals/pollutants and further purifies the remaining water with minimal reject wastewater (5-15% compared to 40-50% for conventional technologies such as reverse osmosis). We anticipate rolling out a commercially ready patent pending BluFlowTM Treatment System within the next 18 months, subject to additional financing, pilot studies, and field testing evaluations.

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Application of the BluFlow™ Treatment Systems

Over time we believe that the BluFlow™ Treatment Systems can be utilized in virtually all segments of the water and wastewater treatment and purification market; initial target markets are further described below.

Treatment of Cleaning Contaminated Groundwater with the BluFlowTM Treatment System

Groundwater is an essential resource - nearly half of all drinking water in the United States comes from groundwater. According to the Centers for Disease Control and Prevention, an estimated 15 million U.S. households (nearly 60 million people) regularly depend on private water wells for drinking water. The U.S. Geological Survey (the “USGS”) tested more than 5,000 wells in 40 aquifers for 23 elements and found that “wells with human health benchmark exceedances were widespread across the United States.” According to the USGS 13% of all untreated private monitored wells contained levels of harmful metals that exceeded health based levels. This means that at least 2 million households in the U.S. could potentially benefit from the patent pending BluFlowTM Treatment System. In addition, most of these wells contain “hard water” that can corrode pipes and block intake systems, thus making the water difficult to use without also undergoing softening treatment.

If we were to sell our patent pending BluflowTM Treatment System to these private well water users at a comparable cost of a Culligan Softwater Treatment System ($8,000) and we, over a period of time, was able to capture 5% of the market (100,000 wells), the sales of the patent pending BluFlowTM Treatment System would generate revenues of $800,000,000. Assuming a profit of 20%, our profits would be $160,000,000.

Inorganic arsenic (“arsenic”), a carcinogenic toxic metal that has been linked to many forms of cancer, is one of the most frequent elements that exceeded the health standards set by the EPA. In a February 2000 report, the Natural Resources Defense Counsel analyzed data compiled by the EPA on arsenic in drinking water in 25 states. Their most conservative estimates based on the data indicated that more than 34 million Americans were drinking tap water supplied by systems containing average levels of arsenic that posed unacceptable cancer risks and consider it likely that as many as 56 million people in those 25 states were drinking water with arsenic at unsafe levels - and that’s just the 25 states that reported arsenic information to the EPA. Globally, there are many countries where arsenic in drinking-water has been detected at concentrations greater than health based levels. These include Argentina, Australia, Bangladesh, Canada, Chile, China, Hungary, India, Mexico, Peru and Thailand.

In instances where a well may be contaminated with arsenic and contain hard water, the patent pending BluFlowTM Treatment System will both remove the arsenic and then reduce the hardness of the water making it usable for high quality water applications with minimal reject water (5 - 15% compared to 40 - 50% for conventional reverse osmosis).

Industrial Wastewater Treatment with the BluFlowTM Treatment System

Another market segment which we plan to enter is the U.S. industrial wastewater market and in particular, industrial facilities that need to recycle and reuse their waste water or purify that water prior to discharge. Manufacturers, including major pharmaceutical companies have legally released 271 million pounds of various chemicals into America’s waterways, including those that provide our citizens with drinking water. Industrial process water that contains undesirable contaminants currently poses a significant problem for sewage treatment plants. Therefore, the EPA has imposed stringent wastewater discharge guidelines that require the purification of industrial use water before it is discharged into the environment. The patent pending BluFlowTM Treatment System provides industrial water users an environmentally friendly and cost effective means for purifying their waste water.

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The patent pending BluFlowTM Treatment System efficiently treats industrial water by targeting and removing the offending chemical contaminant(s) which can then be removed and disposed of in compliance with applicable environmental regulations. Moreover, the BluFlowTM AUT component of the system can further purify between 85% and 95% the cleaned water (as opposed to conventional reverse osmosis systems that can purify only 40% to 50% of water) and send it back to the manufacturing plant for reuse in the industrial process, thereby providing water usage efficiency as well as additional economic benefit to the industrial manufacturer in terms of savings in water and energy usage and disposal costs.

For example, in California, disposal of a 55 gallon drum of water containing hazardous substances currently costs approximately $800 per drum; while less than 10% of the water volume is actually hazardous material. By utilizing the BluFlow™ Treatment System and its ability to remove specific contaminants from water, the customer could potentially reduce their disposal costs by over 90%, representing a potential savings of $720 per drum.

Utilizing the BluFlowTM Treatment System To Extract Valuable Elements and Compounds

Fermentation systems and separation technologies are widely used to produce a range of natural chemicals for food, cosmetics, toiletries, industrial use and pharmaceuticals. The current fermentation and separation processes often limit productivity as they use significant amounts of energy, require large amounts of water for cleaning, must be shut down for repairs and experience buildup of biofilms; accordingly, the separation process can amount to 30% to 60% of the production costs. The unique capability of customizing BluFlow™ Pure to target specific valuable elements and compounds will be of particular benefit to these potential customers. Because BluFlow™ Pure doesn’t require the use of additional energy or water they allow the customer to be more cost competitive and increase their profit margins. Additionally, the BluFlowTM AUT reduces corrosion and buildup of biofilms, thereby reducing the need for repairs and clean outs.

For example, citric acid is used in a broad array of applications, including foods and beverages (primarily as an acidulant, preservative and flavor enhancer), pharmaceuticals, household detergents and cosmetics. The worldwide production of citric acid is 1,600,000 metric tons (“Tones) (this equals 1,760,000 US tons, or 3,520,000,000 pounds). The retail selling price is approximately $2/lb, translating to a $7 billion a year business worldwide. About half the citric acid produced is used is in the US and Europe, though China accounts for 40% of production. The estimated cost of production is $0.75 to $1.00/lb (depending on the country in which the chemical is produced) and about 15% of that is associated with the purification process, between $0.11 and $0.15/lb.

By using the patent pending BluFlowTM Treatment System in the purification process, and assuming a savings of only $0.07/lb (approximately 50% of the purification cost), if we received only $0.01/lb, revenues generated from the patent pending BluFlowTM Treatment System would be $350,000,000 for the total global market for citric acid. If we could capture only 1 to 2% of the total market, revenues generated from the patent pending BluFlowTM Treatment System would be $3,500,000 to $7,000,000 per year for citric acid alone.

Another example is lactic acid, which is used in plastics, emulsifiers, pharmaceutical and cosmetic applications. The worldwide production is 328,900 Tones (this equals 360,000 US tons, or 720,000,000 pounds). The retail selling price is approximately $1.10/lb, meaning worldwide it is a $792,000,000 a year business. Production costs are in the $0.50-$0.75/lb range (depending on the country in which the chemical is produced), with China accounting for a large percentage of overall production, ~40%, and about 15% of that is in the purification process, between $0.08 and $0.11/lb.

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By using the patent pending BluFlowTM Treatment System in the purification process, and assuming a savings of only $0.06/lb (approximately 50% of the purification cost), if we received only $0.01/lb, revenues generated from cost savings associated with the purification process would be $7,920,000 on the total global market for citric acid. If we could capture only 1 to 2% of the total market, revenues generated would be $79,200 to $158,400 per year for lactic acid alone.

The patent pending BluFlowTM Treatment System can be used to process a wide range of chemicals as well as to the nutraceutical and pharmaceutical manufacturing process and we intend to conduct field tests to determine the cost savings associated with specific valuable elements and compounds once the patent pending BluFlowTM Treatment System prototype is completed.

Sales and Engineering Channel Partnerships

We recognize that sales models will require the identification and alignment with strategic partners, or the right acquirers, for the business to successfully sale; installation, operations, and maintenance service of the BluFlow™ Water Treatment Systems that are integrated into a customer’s processes or facilities; or parcel of property, on a national and global basis. Accordingly, we anticipate we will require higher initial working capital.

We intend to go to market by establishing and leveraging strategic partnerships for sales channels and sales engineering support as well as for ongoing engineering assessment, design, fabrication, and installation and maintenance of the BluFlow™ Water Treatment Systems.

In conjunction with a major United States Professional Engineering & Consulting Firm serving numerous clients, including Fortune 50 & 100 clients, we have conducted a treatability study of its BluFlow™ Treatment System for the treatment of contaminated groundwater as a necessary step in anticipation of upcoming field tests at sites to be designated by the engineering firm.

Additional channel and engineering partnership selection criteria will be assessed and based on the sector, application, geography, reputation and customer base of the selected engineering and/or consulting firms as well as other success factors important to us for our long term growth, profitability, and value opportunities and enhancement.

The BluFlowTM Treatment System Competitive Advantage

We believe that the patent pending BluFlowTM Treatment System has significant technical advantages over the Conventional Treatment Technologies and that its offers a better value proposition, performance and return on investment for customers. Compared to conventional water treatment processes, the patent pending BluFlowTM Treatment System has the following advantages:

System Type	High Capital Expenditure	Saves Energy Costs	Saves Water Costs	Can Extract Valuable Elements and Compounds	Can Target Chemicals/ Pollutants
BluFlowTM Treatment System	No. It is one integrated treatment system for pollutant removal and wastewater treatment	Yes. One system. Does not require as much energy to work.	Yes. Purifies 85% to 95% of water for beneficial reuse.	Yes. Can extract valuable elements and compounds.	Yes. Economic benefit to target elements or compounds that can be extracted for reuse or sale.
Conventional Water Treatment Systems	Yes. Multiple systems used to remove pollutants and treat wastewater	No. Energy intensive.	No. Purifies only 50% to 60% of water for reuse.	No. Cannot extract valuable elements and compounds.	No. Cannot extract valuable elements and compounds.

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We expect our water and wastewater purification technology to continue to be the focus of our commercial product development and sales efforts through at least 2013. However, we cannot provide assurance that any of the ongoing technology or projects under development will ultimately be successful or commercially viable or that we will pursue the following market segments in the order listed below.

Legal Proceedings

We are currently not aware of any other legal proceedings or claims that we believe will have, individually, or in the aggregate, a material adverse effect on our business, financial condition or operating results.

Office Facilities

Our corporate office is located at 430 Park Avenue, Suite 702, New York, NY 10022. Complimentary office space is provided to us by one of our directors; we do not have any agreements in place regarding our office space and no assurances have been made that this space will continue to be provided to us on a complimentary basis.

Directors, Executive Officers and Control Persons

Directors and Executive Officers

The following table sets forth the names and ages of all of our directors and executive officers as of August 31, 2012. Our Board is currently comprised of two members. All of our directors are elected annually to serve for one year or until their successors are duly elected and qualified. Each director holds office until a successor is duly elected or appointed. Executive officers serve at the discretion of the Board and are appointed by the Board. Also provided herein are brief descriptions of the business experience of each of the directors and officers during the past five years, and an indication of directorships held by each directors in other companies subject to the reporting requirements under the Federal securities law.

Name	Age	Current Position With Us	Director or Officer Since
Meetesh Patel(1)	37	President, Chief Executive Officer and Director	December 29, 2011
Janet Bien(2)	48	Chief Financial Officer	December 29, 2011
Joseph Sierchio(3)	62	Director	December 29, 2011

(1) Mr. Patel was appointed the President, Chief Executive Officer and a director of BluFlow on October 14, 2010. Pursuant to the Reverse Merger Mr. Patel was appointed to the same positions with us on December 29, 2011.

(2) Ms. Bien was appointed the Chief Financial Officer of BluFlowTM on June 9, 2011. Pursuant to the Reverse Merger Ms. Bien was appointed to the same position with us on December 29, 2011.

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(3) Mr. Sierchio was appointed director of BluFlow on October 14, 2010. Pursuant to the Reverse Merger Mr. Sierchio was appointed as a director of our on December 29, 2011.

Biographical Information

Current Officers and Directors

Meetesh V. Patel. Mr. Patel is our President and Chief Executive Officer and a member of our Board. Mr. Patel earned his Juris Doctor degree from American University, Washington College of Law, Washington, D.C. in 2000, and a Bachelor of Arts Degree in Political Science with an emphasis on International Relations from the University of Maryland, College Park in 1997. Mr. Patel is the founder and the senior counsel of the MVP Law Group, P.A., an innovative e-law firm that represents businesses within the United States and throughout the world. From October 2008 to August 2010, Mr. Patel served as President, Chief Executive Officer, and Director of New Energy Technologies, Inc., a publicly traded company that focuses on the research, development, and eventual commercialization of emerging next generation alternative and renewable energy technologies. While at New Energy Technologies, Mr. Patel spearheaded the development of the company’s MotionPowerTM and SolarWindowTM technologies. New Energy’s MotionPowerTM energy harvesting systems are designed to generate sustainable electricity by capturing the excess kinetic energy from moving vehicles. New Energy’s SolarWindowTM technology is a first-of-its-kind innovation that enables see-thru windows to generate electricity by spraying their surfaces with electricity generating coatings. From September 2008 to August 2010, Mr. Patel also has served as the President, Chief Executive Officer and a director of Microchannel Technologies Corporation. Mr. Patel’s experience in managing public technology companies make him particularly qualified to be on our Board.

Janet Bien. Ms. Bien is our Chief Financial Officer. Ms. Bien earned her Bachelor of Arts in Business Administration and Finance from Washington State University in 1985 and her Accounting Degree from the University of Washington in 1989. In 1989 Ms. Bien began practicing as a Certified Public Accountant (“CPA”) while working at Ernst & Young in both the Seattle and San Jose offices where she worked for seven years. In addition to her experience with Ernst & Young as a CPA, Ms. Bien has worked for both Arthur Anderson and Ernst & Young as a Management Consultant. Ms. Bien has 20 years of experience in finance and business process improvement. From 2001 to 2004, Ms. Bien worked at AT&T Wireless as an Internal Auditor and Business Process Management Consultant developing business process improvement and reporting directly to Senior Management and the Board’s Audit Committee. Since 2005, Ms. Bien has been working as an independent consultant functioning as a Controller to small public companies and preparing SEC reporting documentation.

Joseph Sierchio. Mr. Sierchio is a member of our Board. Mr. Sierchio earned his Juris Doctor degree at Cornell University Law School in 1974, and a Bachelor of Arts degree, with Highest Distinction in Economics, from Rutgers College at Rutgers University, in 1971. Mr. Sierchio has been engaged in the practice of law as a member of Sierchio & Company, LLP since May of 2007. Mr. Sierchio was engaged in the practice of law as a member of Sierchio Greco & Greco, LLP from January 2003 through May of 2007. Since 1975, Mr. Sierchio has continuously practiced corporate and securities law in New York City, representing and offering counsel to domestic and foreign corporations, investors, entrepreneurs, and public and private companies in the United States, Canada, United Kingdom, Germany, Italy, Switzerland, Australia, and Hong Kong. Mr. Sierchio is admitted in all New York state courts and federal courts in the Eastern, Northern, and Southern Districts of the State of New York as well as the federal Court of Appeals for the Second Circuit. Mr. Sierchio is also a member of Sierchio & Company, LLP, counsel to the Company. Mr. Sierchio is also a Director of Alliqua, Inc. (formerly HepaLife Technologies, Inc.), Janus Resources, Inc. (formerly, Entheos Technologies, Inc.), and New Energy Technologies, Inc. each of which is a public company. We believe that Mr. Sierchio’s extensive legal experience representing public and private companies makes him particularly qualified to serve on our Board.

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Former Directors and Officers

Name	Age	Former Positions with the Company	Date Assumed Position(s)	Date Resigned Position(s)
Amit S. Dang (1)	30	Former President and Chief Executive Officer, Chief Financial Officer Treasurer, Secretary and Director	June 3, 2010	February 1, 2012
Jeet Sidhu	38	Director	June 3, 2010	August 15, 2012

(1) Mr. Dang was appointed our President and Chief Executive Officer on June 3, 2010, and assumed his position as our Chief Financial Officer, Treasurer and Secretary on June 22, 2010. Pursuant to the Reverse Merger on December 29, 2011, Mr. Dang stepped down from his executive positions. Mr. Dang resigned as a director of ours effective as of February 1, 2012.

Family Relationships and Other Matters

There are no family relationships among or between any of our officers and directors.

Legal Proceedings

During the past five years none of our directors, persons nominated to become a director, or executive officers, have been involved in any legal proceedings as required to be disclosed pursuant to Item 401 of Regulation S-K.

Board Composition

Our Board is currently comprised of two directors. We look to our directors to guide us through our next phase as a public company and continue and manage our growth. Our directors bring their leadership experience from a variety of corporate, engineering technology and professional backgrounds which we require to continue to grow and to add stockholder value. Our directors also have worked with startup through public companies and bring depth of knowledge in building stockholder value, growing a company from inception, developing leading edge products, and navigating mergers and acquisitions and the public company process.

Compensation of Directors

In establishing director compensation, the Board is guided by the following goals:

•	compensation should consist of a combination of cash and equity awards that are designed to fairly pay the directors for work required for a company of our size and scope;
•	compensation should align the directors’ interests with the long-term interests of stockholders; compensation should assist with attracting and retaining qualified directors.

The following table provides information regarding all compensation paid to our directors during the fiscal year ended December 31, 2011:

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Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)		Total ($)
Meetesh Patel	-	5,711	(2)	5,711
Joseph Sierchio	-	5,711	(3)	5,711
Jeet Sidhu	-	-		-
Total	-	11,422		11,422

(1) This column reflects the grant date fair value of share based awards as determined in accordance with FASB ASC Topic 718. All stock awards reflect the one-for-three share exchange pursuant to the Reverse Merger and all BluFlow shares have been exchanged for shares of our common stock.

(2) See footnote 2 to the Executive Compensation table below.

(3) On November 14, 2011, BluFlow awarded Mr. Sierchio a restricted stock grant of 135,000 shares of stock and cancelled an option award of 180,000 shares issued on June 10, 2011. Pursuant to the terms of the share exchange agreement entered into between Mr. Sierchio and BluFlow, 45,000 shares vested immediately, 45,000 shares vested on June 10, 2012 and the remaining 45,000 vest on June 10, 2013.

Corporate Governance

We have adopted a Code of Ethics that applies to all of our officers, directors and employees, including our Chief Executive Officer and Chief Financial Officer, which complies with the requirements of the Sarbanes-Oxley Act of 2002 and applicable FINRA listing standards. Accordingly, the Code of Ethics is designed to deter wrongdoing, and to promote, among other things, honest and ethical conduct, full, timely, accurate and clear public disclosures, compliance with all applicable laws, rules and regulations, the prompt internal reporting of violations of the Code of Ethics, and accountability.

Director Independence

Our securities are not listed on a U.S. securities exchange and, therefore, are not subject to the corporate governance requirements of any such exchange, including those related to the independence of directors. However, at this time, after considering all of the relevant facts and circumstances, our Board has determined that none of our current directors qualify as an “independent director” under the standards of independence under the applicable FINRA listing standards.

Executive Compensation

Our Board is responsible for establishing the compensation and benefits for our executive officers. The Board reviews the performance and total compensation package for our executive officers, and considers the modification of existing compensation and the adoption of new compensation plans. The board has not retained any compensation consultants.

The goals of our executive compensation program are to attract, motivate and retain individuals with the skills and qualities necessary to support and develop our business within the framework of our small size and available resources. We designed our executive compensation program to achieve the following objectives:

•	attract and retain executives experienced in developing and delivering products such as our own;
•	motivate and reward executives whose experience and skills are critical to our success;
•	reward performance; and
•	align the interests of our executive officers and stockholders by motivating executive officers to increase stockholder value.

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The following table summarizes the compensation earned by the Named Executive Officers during the fiscal years ended December 31, 2011 and 2010:

Name and Principal Position	Year Ended December 31,	Salary ($)	Stock Awards ($)(1)	All Other Compensation ($)	Total ($)
Meetesh Patel(2)	2011	110,000	5,711	-	115,711
President, Chief
Executive Officer, Director	2010	-	-	-	-

Janet Bien(3)	2011	10,500	5,656	-	16,156
Chief Financial Officer
	2010	-	-	-	-

(1) This column reflects the grant date fair value of share based awards as determined in accordance with FASB ASC Topic 718. All stock awards reflect the one-for-three share exchange pursuant to the Reverse Merger and all BluFlow shares have been exchanged for shares of our common stock.

(2) On December 29, 2011, we entered into the Consulting Agreement with Mr. Patel to serve as our President and Chief Executive Officer for which he is paid a yearly salary of $120,000 in 24 equal payments, which he may, at his sole discretion, elect to convert any of his salary or business expense reimbursements due to him into shares of our common stock at $0.10 per share. The exercise price and the number of shares issuable upon the conversion of salary or business reimbursement expense are subject to proportional adjustment in the event of stock splits, dividends, recapitalizations or similar transactions. The CEO Consulting Agreement may be terminated by either party at any time with or without cause. The CEO Consulting Agreement may be terminated by either party at any time with or without cause. On November 14, 2011, BluFlow awarded Mr. Patel a restricted stock grant of 135,000 shares of BluFlow’s stock and cancelled an option award of 180,000 shares issued on June 10, 2011. Pursuant to the terms of the share exchange agreement entered into between Mr. Patel and BluFlow, 45,000 shares vested immediately, 45,000 vested on June 10, 2012, and the remaining 45,000 shares vest on June 10, 2013.

(3) On December 29, 2011, we entered into the CFO Consulting Agreement with Ms. Bien to serve as our Chief Financial Officer pursuant to which she is paid a monthly salary of $1,500, $500 of which is deferred until such time as we effect one or more transactions from which we receive net proceeds of no less than $500,000. The CFO Consulting Agreement may be terminated by either party at any time with or without cause. On November 14, 2011, BluFlow awarded Ms. Bien a restricted stock grant of 135,000 shares of BluFlow’s stock and cancelled an option award of 180,000 shares issued on June 10, 2011. Pursuant to the terms of the share exchange agreement entered into between Ms. Bien and BluFlow, 45,000 shares vested immediately, 45,000 vested on June 10, 2012, and the remaining 45,000 shares vest on June 10, 2013.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information as of August 31, 2012, by (i) all persons who are known by us to beneficially own more than 5% of our outstanding shares of common stock, (ii) each director, director nominee, and Named Executive Officer; and (iii) all executive officers and directors as a group:

Unless otherwise stated below, each such person has sole voting and investment power with respect to all such shares.

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Name and Address of Beneficial Owner (1)	Positions and Offices Held	Number of Shares Beneficially Owned		Approximate Percent of Class (2)
Meetesh Patel	President, Chief Executive Officer and Director	32,203,750	(3)	37.7%
Janet Bien	Chief Financial Officer	90,000	(4)	*
Joseph Sierchio	Director	32,982,035	(5)	38.6%
All Directors and Officers as a Group (3 persons)		65,275,785		76.3%

* less than 1%.

(1) Unless otherwise indicated the address associated with the individual named is 430 Park Avenue, New York, NY 10022.

(2) Calculated pursuant to Rule 13d-3(d) of the Exchange Act. Beneficial ownership is calculated based on 85,501,557 shares of common stock issued and outstanding on a fully diluted basis as of August 31, 2012. Unless otherwise stated below, each such person has sole voting and investment power with respect to all such shares. Under Rule 13d-3(d) of the Exchange Act, shares not outstanding which are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but are not deemed outstanding for the purpose of calculating the percentage owned by each other person listed.

(3) Consists of (a) 30,997,500 shares of our common stock, (b) 206,250 Series C Warrants and (c) 1,000,000 Series E Warrants. For additional information see footnote 4 to “Executive Compensation” table above and “Transactions With Related Persons, Promoters and Certain Control Persons,” below.

(4) Represents vested restricted stock grants awarded to Mrs. Bien; an additional 45,000 shares will vest on June 10, 2013.

(5) Consists of (a) 31,775,785 shares of our common stock, (b) 206,250 Series C Warrants and (c) 1,000,000 Series E Warrants. For additional information see “Transactions With Related Persons, Promoters and Certain Control Persons,,” below.

Transactions With Related Persons, Promoters

and Certain Control Persons

The Board is responsible for review, approval, or ratification of “related-person transactions” involving Ceres Ventures, Inc. or its subsidiaries and related persons. Under SEC rules (Section 404 (a) of Regulation S-K), a related person is a director, officer, nominee for director, or 5% stockholder of the company since the beginning of the previous fiscal year, and their immediate family members. Ceres Ventures, Inc. is required to report any transaction or series of transactions in which the company or a subsidiary is a participant, the amount involved exceeds $120,000, and a related person has a direct or indirect material interest.

The Board reviews transactions involving related persons who are not included in one of the above categories and makes a determination whether the related person has a material interest in a transaction and may approve, ratify, rescind, or take other action with respect to the transaction in its discretion. The Board reviews all material facts related to the transaction and takes into account, among other factors it deems appropriate, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances; the extent of the related person's interest in the transaction; and, if applicable, the availability of other sources of comparable products or services.

The following are related party transactions for the six months ended June 30, 2012, the year ended December 31, 2011 and the period from October 14, 2010 (inception), through December 31, 2010:

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Ceres Ventures, Inc.

On June 30, 2012, we entered into a debt restructuring agreement (the “S&C Restructuring Agreement”) with Sierchio & Company, LLP (“S&C”), to restructure the $225,688 owed to S&C for legal services rendered to us from inception through June 30, 2012, and issued a convertible promissory note in the amount of $225,688 to S&C (the “S&C Convertible Note”). The S&C Convertible Note bears interest at the rate of 4% per annum, which interest is accrued and payable on the maturity date of the S&C Convertible Note, December 31, 2013. As long as the S&C Convertible Note remains outstanding and not fully paid, the holder has the right, but not the obligation, to convert all or any portion of the aggregate outstanding principal amount of the S&C Convertible Note, together with all or any portion of the accrued and unpaid interest into that number of shares, subject to certain terms and conditions, of our common stock equal to the amount of the converted indebtedness divided by $0.10 per share. In the event of default, as defined in the S&C Convertible Note agreement, the annual interest rate increases to 10% and is due on demand. Certain events of default will result in all sums of principal and interest then remaining unpaid immediately due and payable, upon demand of the holder.

Pursuant to the terms of the S&C Restructuring Agreement, we issued S&C a Series E Stock Purchase Warrant (the “Series E Warrant”) allowing the holder to purchase up to 1,000,000 shares of our common stock at a purchase price of $0.10 per share through December 31, 2016. The Series E Warrant includes a “cashless exercise” provision.

Mr. Joseph Sierchio, a non-employee director and a major shareholder of ours, is the managing partner of S&C.

Strategic Convertible Note

On June 30, 2012, we entered into a debt restructuring agreement (the “Strategic Restructuring Agreement”) with Strategic Edge, LLC (“Strategic”), to restructure the $145,000 owed to Strategic for consulting services rendered to us from January 1, 2011 through June 30, 2012, and issued a convertible promissory note in the amount of $145,000 to Strategic (the “Strategic Convertible Note”). The Strategic Convertible Note bears interest at the rate of 4% per annum, which interest is accrued and payable on the maturity date of the Strategic Convertible Note, December 31, 2013. As long as the Strategic Convertible Note remains outstanding and not fully paid, the holder has the right, but not the obligation, to convert all or any portion of the aggregate outstanding principal amount of the Strategic Convertible Note, together with all or any portion of the accrued and unpaid interest into that number of shares, subject to certain terms and conditions, of our common stock equal to the amount of the converted indebtedness divided by $0.10 per share. In the event of default, as defined in the Strategic Convertible Note agreement, the annual interest rate increases to 10% and is due on demand. Certain events of default will result in all sums of principal and interest then remaining unpaid immediately due and payable, upon demand of the holder.

Pursuant to the terms of the Strategic Restructuring Agreement, we issued Strategic a Series E Warrant allowing the holder to purchase up to 1,000,000 shares of our common stock at a purchase price of $0.10 per share through December 31, 2016. The Series E Warrant includes a “cashless exercise” provision.

Mr. Meetesh Patel, our President and Chief Executive Officer, an employee director and a major shareholder of ours, is the sole shareholder of Strategic.

On May 20, 2011, we issued a one year convertible promissory note in the amount of $100,000 to Mr. Jeet Sidhu, a former non-employee director. The Sidhu Convertible Note bears interest at the rate of 8.5% per annum, which interest is accrued and payable on the maturity date of the Sidhu Convertible Note. As long as the Sidhu Convertible Note remains outstanding and not fully paid, the holder has the right, but not the obligation, to convert all or any portion of the aggregate outstanding principal amount of the Sidhu Convertible Note, together with all or any portion of the accrued and unpaid interest into that number of shares, subject to certain terms and conditions, of the our common stock equal to the amount of the converted indebtedness divided by $0.50 per share. In the event of default, as defined in the Sidhu Convertible Note agreement, the annual interest rate increases to 10% and is due on demand. Certain events of default will result in all sums of principal and interest then remaining unpaid immediately due and payable, upon demand of the holder.

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We arranged with Mr. Harmel S. Rayat, our former Chief Financial Officer and director, a loan amount up to $2,500,000 that may be drawn down on an “as needed basis” at a rate of prime plus 3%. Effective September 15, 2008, Mr. Rayat and we terminated this loan agreement. At December 31, 2009, we had an unsecured promissory note pursuant to this loan agreement in the amount of $750,000 payable to Mr. Rayat, which was due on March 8, 2006, and bore interest at an annual rate of 8.5%. On March 1, 2010, Mr. Rayat agreed to convert the then outstanding balance of the note payable ($750,000) and accrued and unpaid interest ($317,527) thereon to a fixed three (3) year term convertible note, totaling $1,067,527. The Rayat Convertible Note bears interest at the rate of 8.5% per annum, which interest is accrued and payable on the maturity date of the Rayat Convertible Note. On December 29, 2011, we entered into a settlement agreement with Mr. Rayat (the “Rayat Settlement Agreement”) pursuant to which Mr. Rayat was issued 7,500,000 shares of our common stock as payment in full of the outstanding balance of $750,000 loaned by Mr. Rayat to us. As part of the Rayat Settlement Agreement, Mr. Rayat forgave all accrued and unpaid interest on the Rayat Convertible Note through the date thereof, including the $317,527 of interest previously made part of the Rayat Convertible Note, totaling $488,054.

On December 29, 2011, we entered into a settlement agreement (the “Sidhu Settlement Agreement”) with Mr. Jeet Sidhu, a director of our, pursuant to which Mr. Sidhu was issued 30,000 shares of our common stock in lieu of payment of $3,000 of director compensation due him.

On December 29, 2011, we entered into a note settlement agreement with S&C, pursuant to which Mr. Sierchio, a director of ours and the managing partner of S&C, was issued 876,825 shares of our common stock as payment in full of $87,683 of accrued but unpaid legal fees due to S&C.

On December 29, 2011, we entered into the CEO Consulting Agreement with Mr. Patel pursuant to which Mr. Patel serves as our President and Chief Executive Officer. Under the terms of the Consulting Agreement, Mr. Patel is paid an annual salary of $120,000. For additional information regarding the CEO Consulting Agreement see footnote 2 to the “Executive Compensation” table above.

On December 29, 2011, we entered into the CFO Consulting Agreement with Ms. Janet Bien, BluFlow’s Chief Financial Officer, pursuant to which Ms. Bien serves as our Chief Financial Officer. Under the terms of the CFO Consulting Agreement, Ms. Bien is paid an annual salary of $18,000, $6,000 of which is deferred until such time as we raise at least $500,000. For additional information regarding the CFO Consulting Agreement see footnote 3 to the “Executive Compensation” table above.

BluFlow Technologies, Inc.

Upon completion of the Reverse Merger the shares and warrants issued by BluFlow were exchanged for shares and warrants of Ceres as further described in this prospectus. Accordingly, the share price, number of shares issued and warrant designation reflect the one-for-three share exchange pursuant to the Reverse Merger.

On October 15, 2010, BluFlow sold 30,000,000 shares of its common stock to Mr. Patel, its President and Chief Executive Officer and a member of its Board in consideration of the payment of $10,000.

On October 15, 2010, BluFlow sold 30,000,000 shares of its common stock to Mr. Sierchio, a member of its Board, in consideration of the payment of $10,000.

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On October 15, 2010, BluFlow sold 300,000 units of its securities to Mr. Frank Fabio, its former Chief Financial Officer and Secretary, in consideration of the payment of $10,000. Each unit consisted of one share of common stock and one-half of a Series C Warrant.

On October 20, 2010, BluFlow acquired BluFlowTM Pure, as well as certain domain names, from Appeal Capital Corp. (“Appeal”), a privately held corporation controlled by Messrs. Patel and Sierchio, in consideration of $12,000 which amount was paid through the issuance of a promissory note (the “Acquisition Note”). The Acquisition Note is secured by the options (or any subsequent licenses) of BluFlowTM Pure. Pursuant to the terms of the Acquisition Note, BluFlow is required to repay the principal amount and all interest due thereunder no later than March 31, 2012. On March 30, 2012, the Acquisition Note was amended to change the payment date to December 31, 2012.

On January 1, 2011, BluFlow entered into an engagement letter (the “Engagement Letter”) with S&C, pursuant to which S&C provided BluFlow with legal services; Mr. Sierchio, a co-founder and a director of BluFlow, is a managing partner of the S&C. Under the terms of the engagement letter, BluFlow paid S&C $43,925 for the preparation of organizational documents, the private placement memorandum and related agreements and the filing of blue sky forms with the various states; all other legal services were billed at a rate consistent with those paid by S&C’s clients. On July 1, 2011, BluFlow amended the Engagement Letter so that it now pays S&C a fixed monthly fee for legal services. Pursuant to the Engagement Letter, S&C may, at its sole discretion, elect to convert any of moneys due to the firm into shares of BluFlow’s common stock at $0.10 per share. The exercise price and the number of shares issuable upon the conversion of legal fees or disbursements are subject to proportional adjustment in the event of stock splits, dividends, recapitalizations or similar transactions. Prior to, and after, our entrance into the Merger Agreement, Mr. Sierchio previously served as legal counsel to Ceres Ventures, Inc.

On March 31, 2011, BluFlow sold 412,500 units of its securities to Mr. Patel, its President and Chief Executive Officer and a member of its Board, in consideration of $13,750. Each unit consisted of one share of common stock and one-half of a Series C Warrant.

On May 10, 2011, BluFlow sold 412,500 units of its securities to Mr. Sierchio, a member of its Board, in consideration of the payment of $13,750. Each unit consisted of one share of common stock and one-half of a Series C Warrant.

On May 10, 2011, BluFlow sold 150,000 units of its securities to Dr. Arturo Keller, a former member of its Board, in consideration of the payment of $5,000. Each unit consisted of one share of common stock and one-half of a Series C Warrant.

On July 1, 2011, Mr. Patel converted $16,500 owed to him as reimbursable business expense into 495,000 shares of BluFlow’s common stock pursuant to his consulting agreement with BluFlow.

On July 1, 2011, S&C converted $11,662 owed under the Engagement Letter as reimbursable disbursements into 349,860 shares of BluFlow’s common stock.

On November 11, 2011, BluFlow entered into a resignation agreement with Dr. Keller, a former director, pursuant to which it issued 150,000 shares of its common stock to Dr. Keller.

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Review, Approval or Ratification of Transactions with Related Persons

Our unwritten policy with regard to transactions with related persons is that all material transactions are to be reviewed by the entire Board for any possible conflicts of interest. In the event of a potential conflict of interest, the Board will generally evaluate the transaction in terms of the following standards: (i) the benefits to us; (ii) the impact on a director’s independence in the event the related person is a director, an immediate family member of a director or an entity in which a director is a partner, stockholder or executive officer; (iii) the availability of other sources for comparable products or services; (iv) the terms and conditions of the transaction; and (v) the terms available to unrelated parties or the employees generally. The Board will then document its findings and conclusion in written minutes.

Description of Our Securities

General

We are authorized to issue up to 2,000,000,000 shares of common stock, $0.00001 par value per share, and 1,000,000 shares of preferred stock having a par value of $0.25 per share.

As of August 31, 2012, we had 85,501,557 shares of our common stock issued and outstanding and no shares of our preferred stock were issued and outstanding. All of the outstanding and issued capital stock is, and will be, fully paid and non-assessable.

Reverse Stock Split

On November 10, 2011, a majority of the shares voted at the 2011 Annual Meeting voted in favor of authorizing our officers to file the necessary documentation with the Secretary of State of Nevada to effect a one-for-fifty reverse stock split, whereby owners of fifty shares of our common stock prior to the reverse stock split received one share of our common stock after the reverse stock split, with all fractional shares being rounded to the nearest whole share. The record date for the Reverse Split was set as of one business day prior to the effective date and the effective date for the Reverse Split was set for November 21, 2011, subject to regulatory approval. The Reverse Split was declared effective by FINRA on December 12, 2011. All shares and share prices have been retroactively changed to reflect the Reverse Split.

Common Stock

Subject to any special voting rights of any series of preferred stock that we may issue in the future, each holder is entitled to one vote for each share held on all matters to be voted upon by the stockholders, including the election of directors. The shares of common stock do not have cumulative voting rights. This means that the holders of more than 50% of the shares of common stock can elect all of our directors, subject to the rights of any outstanding series of preferred stock.

The holders of common stock are entitled to receive a pro-rata share of dividends, if any, as may be declared from time to time by the board out of funds legally available for the payment of dividends, subject to any preferential dividend rights of any outstanding series of preferred stock.

In the event of our liquidation, dissolution, or winding up, the holders of common stock are entitled to share pro-rata in all assets remaining after payment of our liabilities and subject to the prior rights of any outstanding series of preferred stock. Shares of common stock have no preemptive, conversion, or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock.

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Preferred Stock

Our Board is authorized, subject to certain limitations prescribed by law, without further stockholder approval, to issue from time to time up to an aggregate of 1,000,000 shares of preferred stock, par value $0.25, in one or more series and to fix or alter the designations, preferences, rights and any qualifications, limitations or restrictions of the shares of each such series thereof, including the dividend rights, dividend rates, conversion rights, voting rights and terms of redemption of shares constituting any series or designations of such series The rights of holders of our common stock may be subject to, and adversely affected by, the rights of the holders of any preferred stock that may be issued in the future. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change of control and may adversely affect the voting and other rights of holders of our common stock.

Warrants

As of the date of this prospectus, there are 4,582,500 Series C Warrants issued and outstanding allowing the holders thereof to purchase up to an aggregate of 4,582,500 shares of our common stock at an exercise price of $0.16 per share through December 31, 2012. The exercise price of the Series C Warrants and the number of shares issuable upon the exercise of the warrants are subject to proportional adjustment in the event of stock splits, dividends, recapitalizations or similar transactions. There are currently 167,500 Series D Warrants issued and outstanding allowing the holders thereof to purchase up to an aggregate of 167,500 shares of our common stock at an exercise price of $0.30 per share through December 31, 2013. The exercise price of the Series D Warrants and the number of shares issuable upon the exercise of the warrants are subject to proportional adjustment in the event of stock splits, dividends, recapitalizations or similar transactions. There are currently 2,000,000 Series E Warrants issued and outstanding allowing the holders thereof to purchase up to an aggregate of 2,000,000 shares of our common stock at an exercise price of $0.10 per share through December 31, 2016; the Series E Warrants include a “cashless exercise” provision.

Options

We have a total of 10,000,000 shares of our common stock reserved for issuance under the 2011 Plan. As of August 31, 2012, there are 360,000 options issuable to certain individuals and entities pursuant to which they are eligible to purchase an equal number of shares of our common stock at a price of $0.083 per share, subject to them meeting certain vesting milestones. In addition, there are currently 135,000 restricted stock grants issued to our officers and one of our directors which will vest on June 10, 2013.

Dividend Policy

We have never paid cash dividends on our capital stock and we do not anticipate paying any cash dividends in the foreseeable future; we intend to retain capital for reinvestment in the business. Any future determination to pay cash dividends will be at the discretion of the Board and will be dependent upon our financial condition, results of operations, capital requirements and other factors as the board of directors deems relevant.

Shares Eligible for Future Sale

Future sales of a substantial number of shares of our common stock in the public market could adversely affect market prices prevailing from time to time. Under the terms of this Offering, the shares offered may be resold without restriction or further registration under the Securities Act of 1933, except that any shares purchased by our “affiliates,” as that term is defined under the Securities Act, may generally only be sold in compliance with Rule 144 under the Securities Act.

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Sale of Restricted Shares

Certain shares of our outstanding common stock were issued and sold by us in private transactions in reliance upon exemptions from registration under the Securities Act and have not been registered for resale. Additional shares may be issued pursuant to outstanding warrants and options. Such shares may be sold only pursuant to an effective registration statement filed by us or an applicable exemption, including the exemption contained in Rule 144 promulgated under the Securities Act.

In general, under Rule 144, subject to the satisfaction of certain other conditions, a person deemed to be one of our affiliates, who has beneficially owned restricted shares of our common stock for at least one year is permitted to sell in a brokerage transaction, within any three-month period, a number of shares that does not exceed the greater of 1% of the total number of outstanding shares of the same class, or, if our common stock is quoted on a stock exchange, the average weekly trading volume during the four calendar weeks preceding the sale, if greater. As of August 31, 2012, we had 85,501,557 shares of common stock issued and outstanding. Of these shares, 1,911,426 are freely tradable by persons other than our affiliates, without restriction under the Securities Act and 83,670,131 shares are restricted securities within the meaning of Rule 144 and may not be sold unless an exemption from the registration requirements of the Securities Act is available (including Rule 144).

In order for stockholders of a former “shell company” to use Rule 144, the company must have ceased to be a “shell company,” be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; filed all reports and other materials required to be filed by Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding twelve months and have filed current “Form 10 Information” with the SEC reflecting its status as an entity that is no longer a “shell company,” then those securities may be sold subject to the requirements of Rule 144 after one year has elapsed from the date that the issuer filed “Form 10 Information” with the SEC. Prior to our entrance into the Merger Agreement we had been deemed a “shell company.” Subject to the satisfaction of certain other conditions, our stockholders will not be eligible to rely on Rule 144 for at least one year from the filing of the January 5, 2012 Form 8-K.

The possibility that substantial amounts of our common stock may be sold under Rule 144 into the public market may adversely affect prevailing market prices for the common stock and could impair our ability to raise capital in the future through the sale of equity securities.

Legal Proceedings

Although we are not party to nor are we aware of any pending lawsuit, litigation or proceeding, from time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business.

We are currently not aware of any other legal proceedings or claims that we believe will have, individually, or in the aggregate, a material adverse effect on our business, financial condition or operating results.

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The Selling Stockholders

The Selling Stockholders are existing non-affiliated stockholders who purchased shares of our common stock from us in the BluFlow Offering completed in May 2011, the 12/11 Sale and the 2012 Private Placement completed in June 2012, or in transactions with us or with our affiliate pursuant to exemptions from the registration requirements of the Securities Act. The table below sets forth information concerning the resale of the shares by the Selling Stockholders. Although we will pay substantially all the expenses incident to the registration of the shares, we will not receive any proceeds from the sales by the Selling Stockholders. We will, however, receive up to $706,650 in proceeds if the Warrants are exercised; to the extent we receive such proceeds, they will be used for general working capital purposes. Please see “Use of Proceeds.” Upon completion of the Reverse Merger the shares and warrants issued by BluFlow were exchanged for shares and warrants of Ceres as further described in this prospectus. Accordingly, the number of shares issued and warrant designation reflect the one-for-three share exchange pursuant to the Reverse Merger.

Name of Selling Stockholders (1)	No. of Shares Beneficially Owned Prior to the Offering (2)		% of Issued and Outstanding Shares Owned Prior to the Offering	Number of Shares Registered Under This Offering (3)	% of Issued and Outstanding Shares Owned After This Offering
1420468 Alberta Ltd.	22,500	(4)	*	10,000	*
1420524 Alberta Ltd.	22,500	(4)	*	10,000	*
Joseph & Valerie Cichocki	675,000	(4)	*	375,000	*
Philip & Tina Deangelo	450,000	(4)	*	250,000	*
John & Jaclyn Dresch	450,000	(4)	*	250,000	*
Frank Fabio	450,000	(5)	*	250,000	*
Michael Fierro	22,500	(4)	*	10,000	*
Chandrasek Gadamsetty	52,500	(7)	*	52,500	*
William Gillan	22,500	(4)	*	10,000	*
Janet Granier	1,125,000	(4)	*	625,000	*
Paul Greco	22,500	(4)	*	10,000	*
Kalen Capital Corporation	22,500	(4)	*	10,000	*
Arturo Keller	375,000	(6)	*	125,000	*
Himabindu Khammampadpalli	37,500	(7)	*	37,500	*
Dale Leake	1,125,00	(4)0	*	625,000	*
Gerald Lynch	675,000	(4)	*	375,000	*
Sarika Mandla	112,500	(4)	*	62,500	*
Narender Metuku	112,500	(7)	*	112,500	*
Sanjiv Pandya	1,500,000	(8)	*	500,000	*
Daxa Patel	450,000	(4)	*	250,000	*
Dilipkumar Patel	450,000	(4)	*	250,000	*
Ilabahen Patel	225,000	(4)	*	100,000	*
Javnika Patel	45,000	(4)	*	25,000	*
Manish Patel	450,000	(4)	*	250,000	*
Nandlal & Chandrika Patel	1,125,000	(4)	*	625,000	*
Niranjand Patel	225,000	(4)	*	100,000	*
Saral Patel	450,000	(4)	*	250,000	*
Vinubhai Patel	1,350,000	(4)	*	750,000	*
Sean Peay	22,500	(4)	*	10,000	*
Ashok Reddy	187,500	(7)	*	187,500	*
Kimberly Rose	22,500	(4)	*	10,000	*
Anthony & Lorraine Savage	1,260,000	(4)	*	700,000	*
Madhu Thalakola	112,500	(7)	*	112,500	*
Ravinder Vurady	112,500	(4)	*	62,500	*
Woodgreen International Holdings Ltd.	900,000	(4)	*	500,000	*
Total	14,662,500		17.1%	7,882,500	9.2%

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* less than 0.1%

(1) Calculated pursuant to Rule 13d-3(d) of the Exchange Act. Beneficial ownership is calculated based on 85,501,557 shares of common stock issued and outstanding on a fully diluted basis as of August 31, 2012. Unless otherwise stated below, each such person has sole voting and investment power with respect to all such shares. Under Rule 13d-3(d) of the Exchange Act, shares not outstanding which are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but are not deemed outstanding for the purpose of calculating the percentage owned by each other person listed. Except as otherwise noted in the notes to this table, to the best of our knowledge, the Selling Stockholders have not had a short position in our common stock; is not a broker-dealer or an affiliate of a broker-dealer (a broker-dealer may be a record holder); has not held any position or office, or has had any material relationship with us or any of our affiliates within the past three years. The Selling Stockholders and any broker-dealers or agents that are involved in selling these shares are deemed to be underwriters within the meaning of the Securities Act for such sales. An underwriter is a person who has purchased shares from an issuer with a view towards distributing the shares to the public. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be considered to be underwriting commissions or discounts under the Securities Act.

(2) This amount includes the maximum number of shares issuable upon exercise of the Warrants.

(3) We have agreed to register for resale on behalf of the Selling Stockholders one-third of the shares of common stock issued pursuant to the BluFlow Offering and the 12/11 Sale, all of the shares issued pursuant to the 2012 Private Placement and all of the Warrants issued to non-affiliates of ours. The Selling Stockholders may sell all or part of the shares registered pursuant to this prospectus.

(4) Represents shares of common stock and shares issuable upon exercise of Series C Warrants purchased pursuant to the BluFlow Offering.

(5) Mr. Frank Fabio, BluFlow’s former Chief Financial Officer, purchased 450,000 shares and Series C Warrants prior to the BluFlow Offering on the same terms and conditions as the Selling Stockholders who purchased their units pursuant to the BluFlow Offering, accordingly, his shares have been included in the number of shares sold pursuant to the BluFlow Offering.

(6) Dr. Arturo Keller, a former director of BluFlow, purchased 225,000 shares and Series C Warrants pursuant to the BluFlow Offering and received 150,000 shares upon his resignation; the shares issued to Dr. Keller upon his resignation are not included for resale in this prospectus.

(7) Represents shares of common stock and shares of common stock issuable upon exercise of Series D Warrants purchased pursuant to the 2012 Private Placement.

(8) Represents shares of common stock purchased pursuant to the 12/11 Sale.

The Selling Stockholders may sell some, all or none of their shares. We do not know how long the Selling Stockholders will hold the Shares offered hereunder before selling them. We currently have no agreements, arrangements or understandings with the Selling Stockholder regarding the sale of any of the shares by them.

The shares offered by this prospectus may be offered from time to time by the Selling Stockholders. As used in this prospectus, the term “selling stockholders” includes the Selling Stockholders listed in this section, and any donee, pledgee, transferee or other successor in interest selling shares received after the date of this prospectus from a selling stockholder as a gift, pledge, or other non-sale related transfer. The Selling Stockholders may have sold or transferred, in transactions exempt from the registration requirements of the Securities Act, some or all of their shares since the date on which the information in the table is presented. Information about the Selling Stockholders may change over time.

54

Plan of Distribution

The Selling Stockholders of the common stock and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on the Over the Counter Bulletin Board or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;
•	an agreement with a broker-dealers to sell a specified number of such shares at a stipulated price per share;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	a combination of any such methods of sale; or
•	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell shares under Rule 144, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA NASD Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASD IM-2440.

In connection with the sale of the common stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The Selling Stockholder may also sell shares of the common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this Prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this Prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the Shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute their shares. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

55

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because the Selling Stockholders may be deemed to be an “underwriter” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than under this prospectus. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the Selling Stockholders.

We agreed to keep this prospectus effective until the earlier of: (i) the date on which the shares may be resold by the Selling Stockholders without registration and without regard to any volume limitations by reason of Rule 144 or any other rule of similar effect; (ii) all of the shares have been sold pursuant to this prospectus or Rule 144 ,or any other rule of similar effect; or (iii) the one year anniversary of the effective date of the registration statement of which this prospectus is part. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the Selling Stockholder or any other person. We will make copies of this prospectus available to the Selling Stockholder and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

Limitation Of Liability and Indemnification Of Officers and Directors; Insurance

Our Articles of Incorporation limit the liability of directors to the maximum extent permitted by Nevada law. Nevada law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except liability for:

•	any breach of their duty of loyalty to the corporation or its stockholders;
•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
•	unlawful payments of dividends or unlawful stock repurchases or redemptions; or
•	any transaction from which the director derived an improper personal benefit.

56

Our Bylaws provide that we will indemnify our directors, officers, employees and other agents to the fullest extent permitted by law. We believe that indemnification under our Bylaws covers at least negligence and gross negligence on the part of indemnified parties. Our Bylaws also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in connection with their services to us, regardless of whether our Bylaws permit such indemnification.

There is no pending litigation or proceeding involving any of our directors or officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceedings that may result in a claim for indemnification.

Insofar as an indemnification for liabilities arising under the Securities Act may be permitted for directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC each indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Disclosure of Commission Position On Indemnification for Securities Act Liabilities

Our directors and officers are indemnified by our bylaws against amounts actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they are a party by reason of being or having been our directors or officers or of our subsidiaries. Our articles of incorporation provide that none of our directors or officers shall be personally liable for damages for breach of any fiduciary duty as a director or officer involving any act or omission of any such director or officer. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to such directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by such director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

57

Legal Matters

The validity of the shares of common stock offered hereby will be passed upon for us by Sierchio & Company, LLP, 430 Park Avenue, Suite 702, New York, New York 10022. Joseph Sierchio, a managing partner of Sierchio & Company, LLP, is a co-founder of the Company, member of our Board and the beneficial owner of 32,982,035 shares of our common stock (for further information regarding Mr. Sierchio’s share ownership see footnote 6 to the beneficial ownership table above).

Changes In and Disagreements With Accountants On Accounting and Financial Disclosure

There have been no changes in, and we have not had any disagreements with our accountants with respect to, our accounting and financial disclosure.

Experts

Our consolidated financial statements for the year ended December 31, 2011 and the period from October 14, 2010 (inception) through December 31, 2010, appearing herein have been audited by Peterson Sullivan LLP, an independent registered public accounting firm, as set forth in its report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Where You Can Find Additional Information

We file current, quarterly and annual reports with the SEC on forms 8-K, 10-Q and 10-K. Our filings may be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at www.sec.gov.

For further information with respect to us and the securities being offered hereby, reference is hereby made to the registration statement, including the exhibits thereto and the financial statements, notes, and schedules filed as a part thereof.

58

Index to Consolidated Financial Statements

Page #
Consolidated Balance Sheets as of June 30, 2012 (Unaudited) and December 31, 2011	F-1
Consolidated Statements of Operations (Unaudited) for the Three and Six Months Ended June 30, 2012 and June 30, 2011, and the Cumulative Period from October 14, 2010 (Inception) to June 30, 2012	F-2
Consolidated Statements of Stockholders’ Deficit (Unaudited) from October 14, 2010 (Inception) to June 30, 2012	F-3
Consolidated Statements of Cash Flows (Unaudited) for the Six Months Ended June 30, 2012 and 2011, and for the Period from October 14, 2010 (Inception) to June 30, 2012	F-4
Notes to Consolidated Financial Statements (Unaudited)	F-5
Report of Peterson Sullivan LLP	F-15
Consolidated Balance Sheets as of December 31, 2011 and 2010	F-16
Consolidated Statements of Operations for the Year Ended December 31, 2011, the Period from October 14, 2010 (Inception) through December 31, 2010, and the Cumulative Period from October 14, 2010 (Inception) to December 31, 2011	F-17
Consolidated Statements of Stockholders’ Deficit from October 14, 2010 (Inception) to December 31, 2011	F-18
Consolidated Statements of Cash Flows for the Year Ended December 31, 2011, the Period from October 14, 2010 (Inception) to December 31, 2010, and the Cumulative Period from October 14, 2010 (Inception) to December 31, 2011	F-19
Notes to Consolidated Financial Statements	F-20

59

CERES VENTURES, INC.

(A Development Stage Company)

CONSOLIDATED BALANCE SHEETS

(unaudited)

	June 30, 2012	December 31, 2011
	(unaudited)
ASSETS
Current assets
Cash	$28,520	$113,937
Prepaid expenses	3,545	-

Total current assets	32,065	113,937

Intangible assets	64,551	51,054
Total assets	$96,616	$164,991

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities
Accounts payable	$57,209	$120,378
Accounts payable - related party	82,968	290,242
Convertible note payable	50,000	100,000
Accrued interest on convertible note payable	4,518	5,240
Accrued payroll liabilities	30,277	30,277
Promissory note payable	12,000	-
Accrued interest on promissory note payable	1,709	-

Total current liabilities	238,681	546,137

Long term liabilities
Promissory note payable	-	12,000
Convertible note payable, net of unamortized discount	117,217	-
Accrued interest on convertible notes payable	26	1,187

Total liabilities	355,924	559,324

Commitments and contingencies

Stockholders' deficit
Preferred stock, $0.25 par value, 1,000,000 shares authorized; none issued and outstanding	-	-
Common stock, $0.00001 par value; 2,000,000,000 shares authorized: 85,501,557 and 85,031,557 shares issued and outstanding on June 30, 2012 and December 31, 2011, respectively	854	850
Additional paid-in capital	551,381	227,273
Deficit accumulated during the development stage	(811,543)	(622,456)
Total stockholders' deficit	(259,308)	(394,333)

Total liabilities and stockholders' deficit	$96,616	$164,991

(See accompanying notes to the consolidated financial statements)

F-1

CERES VENTURES, INC.

(A Development Stage Company)

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

					For the Period from
					October 14, 2010
	For the Three Months Ended		For the Six Months Ended		(Inception) through
	June 30, 2012	June 30, 2011	June 30, 2012	June 30, 2011	June 30, 2012

REVENUE	$-	$-	$-	$-	$-

COSTS AND OPERATING EXPENSES
Research and development	(8,439)	40,737	20,153	81,474	221,706
Investor relations and marketing	4,178	1,437	10,750	4,172	31,053
Director and management fees	36,028	34,170	72,011	59,179	210,221
Professional fees	39,001	68,887	63,188	112,100	276,413
Travel, office and facilities expenses	18,094	15,109	20,152	24,866	68,060
Costs and operating expenses	88,862	160,340	186,254	281,791	807,453

LOSS FROM OPERATIONS	(88,862)	(160,340)	(186,254)	(281,791)	(807,453)

OTHER EXPENSE
Interest expense	1,270	247	2,833	487	4,090
Total other expense	1,270	247	2,833	487	4,090

LOSS BEFORE INCOME TAX	(90,132)	(160,587)	(189,087)	(282,278)	(811,543)

INCOME TAX PROVISION	-	-	-	-	-

NET LOSS	$(90,132)	$(160,587)	$(189,087)	$(282,278)	$(811,543)

NET LOSS PER COMMON SHARE
Basic and Diluted	$(0.00)	$(0.00)	$(0.00)	$(0.00)

Weighted Average Shares Outstanding	85,064,909	71,309,351	85,048,233	66,544,475

(See accompanying notes to the consolidated financial statements)

F-2

CERES VENTURES, INC.

(A Development Stage Company)

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT

(unaudited)

				Deficit
				Accumulated
				during the	Total
	Common Stock		Additional	Development	Stockholders'
	Shares	Amount	Paid-in Capital	Stage	Deficit

Balance, October 14, 2010 (Inception)	-	$-	$-	$-	$-
Issuance of common stock at $0.00033 per share on October 14, 2010	60,000,000	600	19,400	-	20,000
Issuance of Units at $0.033 per share on October 14, 2010	300,000	3	9,997	-	10,000
Net loss	-	-	-	(50,855)	(50,855)

Balance, December 31, 2010	60,300,000	603	29,397	(50,855)	(20,855)

Issuance of Units at $0.033 per share on January 31, 2011	5,865,000	59	195,441	-	195,500
Issuance of Units at $0.033 per share on March 31, 2011	2,437,500	24	81,226	-	81,250
Issuance of Units at $0.033 per share on May 10, 2011	562,500	6	18,744	-	18,750
Conversion of accounts payable to common stock on July 1, 2011	844,860	8	28,154	-	28,162
Share based compensation	285,000	3	18,106	-	18,109
Issuance of common stock at $0.033 per share on December 15, 2011	1,500,000	15	49,985	-	50,000
Effect of reverse merger recapitalization on December 29, 2011	4,829,872	48	(451,963)	-	(451,915)
Conversion of accounts payable to common stock on December 29, 2011	906,825	9	90,673	-	90,682
Conversion of note payable to common stock on December 29, 2011	7,500,000	75	167,510	-	167,585
Net loss	-	-	-	(571,601)	(571,601)

Balance, December 31, 2011	85,031,557	850	227,273	(622,456)	(394,333)

Issuance of units at $0.20 per share on June 30, 2012	335,000	3	66,997	-	67,000
Share based compensation	135,000	1	3,717	-	3,718
Debt discount related to beneficial conversion feature and warrants	-	-	253,394	-	253,394
Net loss	-	-	-	(189,087)	(189,087)

Balance, June 30, 2012	85,501,557	$854	$551,381	$(811,543)	$(259,308)

(See accompanying notes to the consolidated financial statements)

F-3

CERES VENTURES, INC.

(A Development Stage Company)

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

			For the Period from
			October 14, 2010
	For the Six Months		(Inception) through
	June 30, 2012	June 30, 2011	June 30, 2012

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(189,087)	$(282,278)	$(811,543)
Adjustments to reconcile net loss to net cash used in operating activities Share based compensation	3,718	7,679	21,827
Amortization of debt discount	77	-	77
Changes in operating assets and liabilities:
Prepaid expenses	(3,545)	-	(3,545)
Accounts payable	100,091	174,763	480,672
Accrued interest	(174)	(487)	1,083
Net cash used in operating activities	(88,920)	(100,323)	(311,429)

CASH FLOWS FROM INVESTING ACTIVITY
Purchase of intangible assets	(13,497)	(7,339)	(64,551)
Net cash used in investing activity	(13,497)	(7,339)	(64,551)

CASH FLOWS FROM FINANCING ACTIVITIES
Advances from investors	-	(99,000)	99,000
Proceeds from issuance of promissory note payable	-	-	12,000
Proceeds from issuance of common stock and warrants	67,000	295,500	343,500
Repayment of convertible note payable	(50,000)	-	(50,000)
Net cash provided by financing activities	17,000	196,500	404,500

NET CHANGE IN CASH	(85,417)	88,838	28,520

CASH
BEGINNING OF PERIOD	113,937	127,000	-
END OF PERIOD	$28,520	$215,838	$28,520

NON-CASH INVESTING AND FINANCING ACTIVITIES
Liabilities assumed as part of reverse merger	$-	$-	$451,915
Conversion of accounts payable to common stock	$-	$-	$118,845
Conversion of convertible note to common stock	$-	$-	$167,585
Conversion of accounts payable to notes payable	$370,688	$-	$370,688
Debt discount on notes payable	$253,394	$-	$253,394

SUPPLEMENTAL DISCLOSURE OF CASH FLOWS INFORMATION
Interest paid	$3,086	$-	$-
Income tax paid	$-	$-	$-

(See accompanying notes to the consolidated financial statements)

F-4

CERES VENTURES, INC.

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2012

(Unaudited)

NOTE 1. NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

Ceres Ventures, Inc. (“Ceres Ventures”, the “Company”), together with its wholly-owned subsidiary, BluFlow Technologies, Inc. (“BluFlow”), is focused on the research, development, and eventual commercialization of emerging next-generation clean technologies for the remediation of polluted water, soil, and air in an environmentally friendly and cost effective manner.

Ceres Ventures, formerly known as PhytoMedical Technologies, Inc., was incorporated in the State of Nevada on July 25, 2001, under the name Enterprise Technologies, Inc. BluFlow was incorporated on October 14, 2010 under the laws of the State of Delaware.

Ceres Ventures Name Change and Reverse Split

On November 21, 2011, PhytoMedical Technologies, Inc. changed its name to Ceres Ventures, Inc. and implemented a one-for-fifty reverse stock split (the “Reverse Split”). The par value and total number of authorized shares were unaffected by the Reverse Split. All shares and per share amounts in these financial statements and notes thereto have been retrospectively adjusted to all periods presented to give effect to the reverse stock split. The Reverse Split was declared effective by the Financial Industry Regulatory Authority on December 12, 2011.

Reverse Merger

On December 29, 2011, Ceres Ventures, a public shell company, and BluFlow entered into an agreement and plan of merger pursuant to which BluFlow became a wholly-owned subsidiary of Ceres Ventures. The merger was accounted for as a reverse-merger and recapitalization and BluFlow is considered the acquirer for accounting purposes and Ceres Ventures the acquired company. The business of BluFlow became the business of Ceres Ventures.

Significant Accounting Policies

Basis of Presentation and Principles of Consolidation

The accompanying unaudited consolidated financial statements have been prepared in accordance with the instructions to Form 10-Q and do not include all information and disclosures required by generally accepted accounting principles (“GAAP”) in the United States (“U.S.”), and pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”). Therefore, this information should be read in conjunction with Ceres Ventures, Inc. financial statements and notes contained in its 2011 Annual Report on Form 10-K. The unaudited consolidated financial statements include the accounts of the Company and its subsidiaries after elimination of intercompany accounts and transactions. The information furnished herein reflects all adjustment that are, in the opinion of management, necessary for the fair statement of the results for the interim periods reported. All such adjustments are, in the opinion of management, of a normal recurring nature. Operating results for the six month period ended June 30, 2012, are not necessarily indicative of the results that may be expected for the year ending December 31, 2012.

F-5

Applicable Accounting Guidance

Any reference in these notes to applicable accounting guidance is meant to refer to the authoritative non-governmental United States GAAP as found in the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”).

Going Concern

As of June 30, 2012, the Company had cash of $28,520. The Company is a development stage company and does not currently have any commercial products and there is no assurance that it will successfully be able to design, develop, manufacture, or sell any commercial products in the future. The Company has not generated any revenue since inception. The Company had a working capital deficit of $206,616, reported an accumulated deficit of $811,543 as of June 30, 2012, and does not have positive cash flows from operating activities.

During the six month period ended June 30, 2012, the Company raised $67,000 from the sale of its equity securities. The Company is seeking additional financing but has no commitments to obtain any such financing, and there can be no assurance that financing will be available in amounts or on terms acceptable to the Company, if at all. If adequate funds are not available on reasonable terms or at all, it would result in a material adverse effect on the Company’s business, operating results, financial condition and prospects. In particular, the Company may be required to delay, reduce the scope of or terminate its research programs, and/or sell rights to its BluFlowTM Treatment System, BluFlowTM Nanoparticles or BluFlowTM AUT.

In view of these conditions, the ability of the Company to continue as a going concern is in substantial doubt and dependent upon the Company obtaining necessary financing to fund ongoing operations. These consolidated financial statements do not give effect to any adjustments which will be necessary should the Company be unable to continue as a going concern and therefore be required to realize its assets and discharge its liabilities in other than the normal course of business and at amounts different from those reflected in the accompanying consolidated financial statements.

Development Stage Company

The Company is a development stage company. The Company is still devoting substantially all of its efforts on establishing the business and its planned principal operations have not commenced. All losses accumulated since inception have been considered as part of the Company’s development stage activities.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported amount of revenues and expenses during the reporting period.

The Company’s significant estimates and assumptions include the fair value of financial instruments; the carrying value, recoverability and impairment, if any, of long-lived assets, including the values assigned to and the estimated useful lives of intangible assets; income tax rate, income tax provision, deferred tax assets and the valuation allowance of deferred tax assets; and the assumption that the Company is a going concern. Those significant accounting estimates or assumptions bear the risk of change due to the fact that there are uncertainties attached to those estimates or assumptions, and certain estimates or assumptions are difficult to measure or value.

Management bases its estimates on experience and on various assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

Management regularly reviews its estimates utilizing currently available information, changes in facts and circumstances, their experience and reasonable assumptions. After such reviews, and if deemed appropriate, those estimates are adjusted accordingly. Actual results could differ from these estimates.

F-6

Fair Value

The Company measures fair value as the price that would be received to sell an asset or paid to transfer a liability (an exit price) in an orderly transaction between market participants at the reporting date. The Company utilizes a three-tier hierarchy, which prioritizes the inputs used in the valuation methodologies in measuring fair value:

Level 1. Valuations based on quoted prices in active markets for identical assets or liabilities. The Company has no assets or liabilities valued with Level 1 inputs.

Level 2. Valuations based on quoted prices for similar assets or liabilities, quoted prices for identical assets or liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable data for substantially the full term of the assets or liabilities. The Company has no assets or liabilities valued with Level 2 inputs.

Level 3. Valuations based on inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. The Company has no assets or liabilities valued with Level 3 inputs.

Fair Value of Financial Instruments

The carrying value of cash, accounts payable, accrued interest, accrued payroll liabilities, approximate their fair value because of the short-term nature of these instruments and their liquidity. Due to conversion features and other terms, it is not practical to estimate the fair value of notes payable and convertible notes payable. Management is of the opinion that the Company is not exposed to significant interest or credit risks arising from these financial instruments.

Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents. As of June 30, 2012 and December 31, 2011, the Company had no cash equivalents.

Intangible Assets

Intangible assets include license agreements and related patent costs. The Company has entered into a license agreement whereby it has been assigned the exclusive rights to certain licensed materials used in its products. The Company capitalizes the rights to the licensed materials and amortizes such costs over their estimated useful life which is consistent with the life of the patents underlying the license agreements.

As of June 30, 2012, the Company had $64,551 of intangible assets on the Consolidated Balance Sheet representing the costs for a license agreement, patent usage rights and patent filing costs. These costs were not subject to amortization as the patents are pending.

Impairment of Long-Lived Assets

Intangible assets are evaluated and reviewed for impairment annually or more frequently whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. The Company recognizes impairment of long-lived assets in the event the carrying amount exceeds the fair value of the assets.

An impairment loss is recognized equal to the amount to that excess. Such analyses necessarily involve significant judgment.

The Company determined there was no impairment of long-lived assets for the period ended June 30, 2012, and the year ended December 31, 2011.

F-7

Research and Development Costs

Research and development costs are charged to expense when incurred. Research and development includes costs such as contracted research and license agreement fees with no alternative future use, supplies and materials, salaries and employee benefits, equipment depreciation, allocation of various corporate costs, and amortization of intangible assets.

Stock-Based Compensation

The Company measures all employee stock-based compensation awards using a fair value method on the date of grant and recognizes such expense in its consolidated financial statements over the requisite service period. The Company uses the Black-Scholes pricing model to determine the fair value of stock-based compensation awards on the date of grant. The Black-Scholes pricing model requires management to make assumptions regarding option lives, expected volatility, and risk free interest rates.

Loss Per Share

The computation of basic net income (loss) per common share is based on the weighted average number of shares that were outstanding during the year. The computation of diluted net income (loss) per common share is based on the weighted average number of shares used in the basic net income (loss) per share calculation plus the number of common shares that would be issued assuming the exercise of all potentially dilutive common shares outstanding using the treasury stock method. See “Note 2. Loss Per Share” for further discussion.

Income Taxes

Income taxes are accounted for using an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in our financial statements or tax returns. A valuation allowance is established to reduce deferred tax assets if all, or some portion, of such assets will more than likely not be realized.

The Company recognizes income taxes on an accrual basis based on tax positions taken or expected to be taken in our tax returns. A tax position is defined as a position in a previously filed tax return or a position expected to be taken in a future tax filing that is reflected in measuring current or deferred income tax assets and liabilities. Tax positions are recognized only when it is more likely than not (i.e., likelihood of greater than 50%), based on technical merits, that the position would be sustained upon examination by taxing authorities. Tax positions that meet the more likely than not threshold are measured using a probability-weighted approach as the largest amount of tax benefit that is greater than 50% likely of being realized upon settlement. Should they occur, our policy is to classify interest and penalties related to tax positions as interest expense. Since our inception, no such interest or penalties have been incurred.

Recently Issued and Adopted Accounting Pronouncements

The Company reviews new accounting standards as issued. Although some of these accounting standards issued or effective after the end of the Company’s previous fiscal year may be applicable to the Company, it has not identified any standards that it believes merit further discussion. The Company believes that none of the new standards will have a significant impact on its consolidated financial statements.

NOTE 2. LOSS PER SHARE

Basic net income (loss) per share is computed by dividing the net income (loss) by the weighted average number of common shares outstanding during the period.

Diluted net income (loss) per share is computed by dividing the net income (loss) by the weighted average number of common and dilutive common equivalent shares outstanding during the period.

The computation of loss per share for the three and six month periods ended June 30, 2012 and 2011, excludes the following potentially dilutive securities because their inclusion would be anti-dilutive: 360,000 and nil, respectively of stock options; 6,750,000 and 4,582,500, respectively, of warrants outstanding; and 3,815,909 and nil, respectively, of shares of common stock (equivalent common shares) from convertible notes payable and accrued interest issued.

F-8

The loss per share is as follows:

	For the Three Months Ended		For the Six Months Ended
	June 30, 2012	June 30, 2011	June 30, 2012	June 30, 2011
Numerator - net loss	$(90,132)	$(160,587)	$(189,087)	$(282,278)

Denominator for basic loss per share - weighted average shares outstanding	85,064,909	71,309,351	85,048,233	66,544,475
Dilutive effective of common equivalent shares	-	-	-	-
Denominator for dilutive loss per share - adjusted weighted average shares outstanding	85,064,909	71,309,351	85,048,233	66,544,475

Net loss per share
Basic	$(0.00)	$(0.00)	$(0.00)	$(0.00)
Diluted	$(0.00)	$(0.00)	$(0.00)	$(0.00)

NOTE 3. SPONSORED RESEARCH AGREEMENT

Applied Power Concepts, Inc.

On July 7, 2011, the Company entered into a services agreement (the “Services Agreement”) with Applied Power Concepts, Inc. (“APC”) and additional ancillary agreements pursuant to which APC assists the Company in the development of the patent pending BluFlow TM Treatment System, which incorporates the BluFlow TM Nanoparticles and BluFlow TM AUT, as well as research and development to determine additional applications for the BluFlow TM Nanoparticles. Pursuant to the terms of the Services Agreement any technologies developed by APC for the Company, including any patents arising therefrom, belong to the Company. Pursuant to SEC Rule 24b-2, certain portions of this agreement have been granted confidential treatment and therefore have not been disclosed.

Payment under the Services Agreement is based upon time and materials and includes a bonus of stock options to purchase the Company’s common stock with vesting based on performance milestones. The Services Agreement can be terminated at any time by either party.

NOTE 4. CONVERTIBLE NOTE PAYABLE

On May 20, 2011, Ceres Ventures issued a one year convertible promissory note in the amount of $100,000 to Mr. Jeet Sidhu (the “Sidhu Convertible Note”), one of Ceres Ventures’ non-employee directors. The Sidhu Convertible Note bears interest at the rate of 8.5% per annum, which interest is accrued and payable on the maturity date of the Sidhu Convertible Note. As long as the Sidhu Convertible Note remains outstanding and not fully paid, the holder has the right, but not the obligation, to convert all or any portion of the aggregate outstanding principal amount of the Sidhu Convertible Note, together with all or any portion of the accrued and unpaid interest into that number of shares, subject to certain terms and conditions, of our common stock equal to the amount of the converted indebtedness divided by $0.50 per share (after giving effect to the Reverse Split). In the event of default, as defined in the Sidhu Convertible Note agreement, the annual interest rate increases to 10% and is due on demand. Certain events of default will result in all sums of principal and interest then remaining unpaid immediately due and payable, upon demand of the holder. The issuance of the Sidhu Convertible Note did not result in a beneficial conversion feature.

F-9

Pursuant to an amendment dated December 29, 2011, the Sidhu Convertible Note is payable as follows: (a) $50,000 plus accrued and unpaid interest thereon on or before January 31, 2012 and (b) the balance of $50,000 plus accrued and unpaid interest thereon on or before April 30, 2012. On January 31, 2012, the Company made the first $50,000 installment payment plus accrued interest on that amount according to the terms of the amended agreement for a total payment of $53,086. On April 29, 2012, the Company and Mr. Sidhu entered into Amendment No. 3 related to the Sidhu Convertible Note modifying the principal and interest payment date from April 30, 2012 to June 30, 2012. At June 30, 2012, the Company did not have the cash on hand to pay the outstanding principal of $50,000 and accrued interest of $4,518. In accordance with the terms of the promissory note, the interest rate will increase to 10% per annum beginning July 1, 2012.

For the three and six month ended June 30, 2012, the Company recorded $1,059 and $2,363 for interest expense related to this convertible note payable.

NOTE 5. CONVERTIBLE PROMISSORY NOTES

S&C Convertible Note

On June 30, 2012, the Company entered into a debt restructuring agreement (the “S&C Restructuring Agreement”) with Sierchio & Company, LLP (“S&C”), to restructure the $225,688 owed to S&C for legal services rendered to the Company from inception through June 30, 2012, and issued a convertible promissory note in the amount of $225,688 to S&C (the “S&C Convertible Note”). The S&C Convertible Note bears interest at the rate of 4% per annum, which interest is accrued and payable on the maturity date of the S&C Convertible Note, December 31, 2013. As long as the S&C Convertible Note remains outstanding and not fully paid, the holder has the right, but not the obligation, to convert all or any portion of the aggregate outstanding principal amount of the S&C Convertible Note, together with all or any portion of the accrued and unpaid interest into that number of shares, subject to certain terms and conditions, of our common stock equal to the amount of the converted indebtedness divided by $0.10 per share. In the event of default, as defined in the S&C Convertible Note agreement, the annual interest rate increases to 10% and is due on demand. Certain events of default will result in all sums of principal and interest then remaining unpaid immediately due and payable, upon demand of the holder.

Pursuant to the terms of the S&C Restructuring Agreement, the Company issued S&C a Series E Stock Purchase Warrant (the “Series E Warrant”) allowing the holder to purchase up to 1,000,000 shares of the Company’s common stock at a purchase price of $0.10 per share through December 31, 2016. The Series E Warrant includes a “cashless exercise” provision. Mr. Joseph Sierchio, a non-employee director and a major shareholder of the Company, is the managing partner of S&C.

The Company first allocated the fair value of the liability between the S&C Convertible Note and the Series E Warrants based upon their relative fair values. The estimated fair value of the Series E Warrants issued with the note of $97,869 was calculated using the Black-Scholes option pricing model and the following assumptions: market price of common stock - $0.10 per share; estimated volatility – 216.5%; risk free interest rate - 0.72%; expected dividend rate - 0% and expected life – 4.5 years. This resulted in allocating $68,266 to the Series E Warrants and $157,422 to the S&C Convertible Note.

The intrinsic value of the beneficial conversion feature was computed as the difference between the fair value of the common stock issuable upon conversion of the note and the total price to convert based on the effective conversion price. The calculated intrinsic value was $68,266. The resulting $68,266 discount to the note is being accreted over the 18 month term of the note using the effective interest method.

During the three months ended June 30, 2012, the Company recognized $17 of interest expense related to this S&C Convertible Note and $42 of accretion related to the debt discount. The remaining debt discount of $136,490 will be amortized through December 31, 2013.

F-10

Strategic Convertible Note

On June 30, 2012, the Company entered into a debt restructuring agreement (the “Strategic Restructuring Agreement”) with Strategic Edge, LLC (“Strategic”), to restructure the $145,000 owed to Strategic for consulting services rendered to the Company from January 1, 2011 through June 30, 2012, and issued a convertible promissory note in the amount of $145,000 to Strategic (the “Strategic Convertible Note”). The Strategic Convertible Note bears interest at the rate of 4% per annum, which interest is accrued and payable on the maturity date of the Strategic Convertible Note, December 31, 2013. As long as the Strategic Convertible Note remains outstanding and not fully paid, the holder has the right, but not the obligation, to convert all or any portion of the aggregate outstanding principal amount of the Strategic Convertible Note, together with all or any portion of the accrued and unpaid interest into that number of shares, subject to certain terms and conditions, of the Company’s common stock equal to the amount of the converted indebtedness divided by $0.10 per share. In the event of default, as defined in the Strategic Convertible Note agreement, the annual interest rate increases to 10% and is due on demand. Certain events of default will result in all sums of principal and interest then remaining unpaid immediately due and payable, upon demand of the holder.

Pursuant to the terms of the Strategic Restructuring Agreement, the Company issued Strategic a Series E Warrant allowing the holder to purchase up to 1,000,000 shares of the Company’s common stock at a purchase price of $0.10 per share through December 31, 2016. The Series E Warrant includes a “cashless exercise” provision.

Mr. Meetesh Patel, the Company’s President and Chief Executive Officer, an employee director and a major shareholder of the Company’s, is the sole shareholder of Strategic.

The Company first allocated the fair value of the liability between the Strategic Convertible Note and the Series E Warrants based upon their relative fair values. The estimated fair value of the Series E Warrants issued with the Strategic Convertible Note of $97,869 was calculated using the Black-Scholes option pricing model and the following assumptions: market price of common stock - $0.10 per share; estimated volatility – 216.5%; risk free interest rate - 0.72%; expected dividend rate - 0% and expected life – 4.5 years. This resulted in allocating $58,431 to the Series E Warrants and $86,569 to the Strategic Convertible Note.

The intrinsic value of the beneficial conversion feature was computed as the difference between the fair value of the common stock issuable upon conversion of the Strategic Convertible Note and the total price to convert based on the effective conversion price. The calculated intrinsic value was $58,431. The resulting $58,431 discount to the Strategic Convertible Note is being accreted over the 18 month term of the Strategic Convertible Note using the effective interest method.

During the three months ended June 30, 2012, the Company recognized $9 of interest expense related to the Strategic Convertible Note and $35 of accretion related to the debt discount. The remaining debt discount of $116,981 will be amortized through December 31, 2013.

NOTE 6. STOCKHOLDERS’ DEFICIT

Common Stock

From February through June 2012, the Company conducted a private placement of units of its securities at a purchase price or $0.20 per unit. Each unit consists of: (i) one share of its common stock, $0.00001 par value per share; and (ii) one-half of one Series D Stock Purchase Warrant (the “Series D Warrants”). Each full Series D Warrant entitles the holder thereof to purchase one additional share of common stock at a price of $0.30 for a period commencing on the date of issuance and terminating on December 31, 2013. As of the termination date of the offering, the Company sold 335,000 units for gross proceeds of $67,000. The Company issued 335,000 shares of its common stock, and Series D Warrants to purchase up to 167,500 shares of common stock at an exercise price of $0.30 per share to the investors having subscribed for the units. The portion of the proceeds allocated to common stock and was $0 and $0, respectively, and was determined using the Black-Scholes model as described below. This offering was conducted in reliance upon exemptions afforded to the Company by, but not limited to, the provisions of Section 4(2) of the 1933 Act and Regulation D as promulgated by the SEC under the 1933 Act.

Warrants

On December 29, 2011, the date of the merger, Ceres Ventures had Series B Stock Purchase Warrants (the “Series B Warrants”) outstanding to purchase 400,000 shares of common stock at an exercise price of $1.50 per share. All the Series B Warrants expired on May 19, 2012, unexercised.

F-11

As part of the November 2010 - May 2011 private placement, BluFlow issued a total of 4,582,500 Series C Warrants.

As part of the February – June 2012 private placement, Ceres Ventures issued a total of 167,500 Series D Warrants.

On June 30, 2012, pursuant to the terms of the S&C Restructuring Agreement and Strategic Restructuring Agreement, both as discussed further in “Note 9: Convertible Promissory Notes”, the Company issued to each of S&C and Strategic a Series E Warrant allowing the each of the holders to purchase up to 1,000,000 shares of the Company’s common stock at a purchase price of $0.10 per share through December 31, 2016. The Series E Warrant includes a “cashless exercise” provision.

The Company estimated the fair value of the warrants on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions:

	Series C Warrants	Series D Warrants	Series E Warrants
Number of warrants issued	4,582,500	167,500	2,000,000
Exercise price	$0.16	$0.30	$0.10
Black-Scholes option pricing model assumptions:
Risk-free interest rate	0.60%	0.23%	0.72%
Expected term (in years)	1.8	1.6	4.5
Expected volatility (*)	152.86%	267.38%	216.50%
Dividend per share	$0	$0	$0
Expiration date	December 31, 2012	December 31, 2013	December 31, 2016

* As a newly formed entity it is not practicable for it to estimate the expected volatility of its share price. The Company selected two comparable public companies listed on OTC Markets Group Inc. QB tier engaged in similar activities to calculate the expected volatility. The Company calculated the comparable companies’ historical volatility over the expected life and averaged them as its expected volatility.

The following table summarizes warrant activity during the six months ended June 30, 2012:

	Number of Warrants	Weighted Average Exercise Price per Share
Outstanding at December 31, 2011	4,982,500	$0.27
Expired	(400,000)	$1.50
Granted	2,167,500	$0.12
Outstanding at June 30, 2012	6,750,000	$0.15

NOTE 7. SHARED BASED COMPENSATION

On December 29, 2011, the Company approved the 2011 Long-Term Stock Incentive Plan (the “2011 Plan”), pursuant to which the Board is authorized to grant up to 10,000,000 shares of the Company’s common stock, which have been reserved for issuance. The 2011 Plan has not yet been approved by the Company’s stockholders.

In accordance with the 2011 Plan, shares issued may be either authorized but unissued shares, treasury shares or any combination of these shares. Additionally, the 2011 Plan permits the reuse or reissuance of shares of common stock which were canceled, expired, forfeited or, in the case of stock appreciation rights (“SARs”), paid out in the form of cash. Awards include non-qualified and incentive stock options, stock appreciation rights, restricted stock, other stock-based awards, and performance-based compensation awards, any or all of which may be subject to time-based or performance-based vesting requirements. The compensation committee has the discretionary authority to determine the type, vesting requirements, and size of an award with a maximum of 2,000,000 shares to be granted to any participate in any plan year. As of June 30, 2012, 9,505,000 shares remain available for issuance pursuant to the 2011 Plan.

F-12

The table below summarizes the Company’s stock option activities through June 30, 2012:

	Number of Options	Weighted Average Exercise Price per Share	Weighted Average Remaining Contractual Life	Aggregate Intrinsic Value
Outstanding at December 31, 2011	360,000	$0.083
Granted	-
Exercised	-
Cancelled or expired	-
Outstanding at June 30, 2012	360,000	$0.083	9.27	$2,400
Exercisable at June 30, 2012	120,000	$0.083	9.27	$2,400

The Company recorded $709 ($nil) and $1,096 ($nil) in stock option compensation expense for the three and six month period ended June 30, 2012 and 2011, respectively, as research and development expenses. An estimated $1,708 will be expensed over the remaining vesting period of 1 year.

Restricted Stock

The table below summarizes the Company’s restricted stock activities through June 30, 2012:

	Number of Restricted Shares	Weighted Average Grant Date Fair Value
Nonvested at December 31, 2011	270,000	$0.033
Granted	-
Vested	(135,000)
Cancelled or expired	-
Nonvested at June 30, 2012	135,000	$0.033

The Company recorded $1,140 ($6,466) and $2,622 and ($6,466) in restricted stock compensation expense for the three and six month periods ended June 30, 2012 and 2011, respectively. An estimated $6,776 will be expensed over the remaining vesting period of .95 years.

NOTE 8. RELATED PARTY TRANSACTIONS

The Company was provided legal services by a law firm of which one of the Company’s directors and major shareholders is a managing partner. The Company recorded $24,000 ($70,637) and $48,000 ($112,100) for these services for the three and six month periods ended June 30, 2012 and 2011, respectively.

On June 30, 2012, the Company entered into a debt restructuring agreement (the “S&C Restructuring Agreement”) with Sierchio & Company, LLP (“S&C”), to restructure the $225,688 owed to S&C for legal services rendered to the Company from inception through June 30, 2012, and issued a convertible promissory note in the amount of $225,688 to S&C (the “S&C Convertible Note”). The S&C Convertible Note bears interest at the rate of 4% per annum, which interest is accrued and payable on the maturity date of the S&C Convertible Note, December 31, 2013. For further details see “Note 5 – Convertible Promissory Notes”.

On June 30, 2012, the Company entered into a debt restructuring agreement (the “Strategic Restructuring Agreement”) with Strategic Edge, LLC (“Strategic”), to restructure the $145,000 owed to Strategic for consulting services rendered to the Company from January 1, 2011 through June 30, 2012, and issued a convertible promissory note in the amount of $145,000 to Strategic (the “Strategic Convertible Note”). The Strategic Convertible Note bears interest at the rate of 4% per annum, which interest is accrued and payable on the maturity date of the Strategic Convertible Note, December 31, 2013. For further details see “Note 5 – Convertible Promissory Notes”.

F-13

NOTE 9. SUBSEQUENT EVENTS

The Company has evaluated all events that occurred after the balance sheet through the date when the financial statements were issued for possible adjustment to the financial statements or disclosures. Management of the Company determined that there were no reportable subsequent events to be disclosed.

F-14

To the Board of Directors

Ceres Ventures, Inc.

New York, New York

We have audited the accompanying consolidated balance sheets of Ceres Ventures, Inc. (“the Company”) (a development stage company) as of December 31, 2011 and 2010, and the related consolidated statements of operations, stockholders’ deficit, and cash flows for the year ended December 31, 2011, the period from October 14, 2010 (inception) through December 31, 2010, and for the cumulative period from October 14, 2010 (inception) through December 31, 2011. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company has determined that it is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Ceres Ventures, Inc. as of December 31, 2011 and 2010, and the results of its operations and its cash flows for the year ended December 31, 2011, the period from October 14, 2010 (inception) through December 31, 2010, and for the cumulative period from October 14, 2010 (inception) through December 31, 2011, in conformity with accounting principles generally accepted in the United States.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has not generated any revenue since inception, has a substantial accumulated deficit, and does not have positive cash flows from operating activities. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management's plans regarding these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/S/ PETERSON SULLIVAN LLP

Seattle, Washington

April 13, 2012

F-15

CERES VENTURES, INC.
(A Development Stage Company)

CONSOLIDATED BALANCE SHEETS

	December 31, 2011	December 31, 2010

ASSETS
Current assets
Cash	$113,937	$127,000

Total current assets	113,937	127,000

Intangible assets	51,054	14,000
Total assets	$164,991	$141,000

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Accounts payable	$120,378	$-
Accounts payable - related party	290,242	50,666
Advances from investors	-	99,000
Convertible note payable	100,000	-
Accrued interest on convertible note payable	5,240	-
Accrued payroll liabilities	30,277	-

Total current liabilities	546,137	149,666

Promissory note payable	12,000	12,000
Accrued interest on promissory note payable	1,187	189

Total liabilities	559,324	161,855

Commitments and contingencies	-	-

Stockholders' deficit
Preferred stock, $0.25 par value, 1,000,000 shares authorized; none issued and outstanding	-	-
Common stock, $0.00001 par value; 2,000,000,000 shares authorized; 85,031,557 shares and 60,300,000 shares issued and outstanding at December 31, 2011 and 2010, respectively	850	603
Additional paid-in capital	227,273	29,397
Deficit accumulated during the development stage	(622,456)	(50,855)
Total stockholders' deficit	(394,333)	(20,855)

Total liabilities and stockholders’ deficit	$164,991	$141,000

(See accompanying notes to the consolidated financial statements)

F-16

CERES VENTURES, INC.
(A Development Stage Company)

CONSOLIDATED STATEMENTS OF OPERATIONS

		For the Period from	For the Period from
		October 14, 2010	October 14, 2010
	For the Year Ended	(Inception) through	(Inception) through
	December 31, 2011	December 31, 2010	December 31, 2011

REVENUE	$-	$-	$-

COSTS AND OPERATING EXPENSES
Research and development	201,553		201,553
Investor relations and marketing	20,303		20,303
Director and management fees	138,210		138,210
Professional fees	169,300	43,925	213,225
Travel, office and facilities expenses	41,167	6,741	47,908
Costs and operating expenses	570,533	50,666	621,199

LOSS FROM OPERATIONS	(570,533)	(50,666)	(621,199)

OTHER EXPENSE
Interest expense	1,068	189	1,257
Total other expense	1,068	189	1,257

LOSS BEFORE INCOME TAX	(571,601)	(50,855)	(622,456)

INCOME TAX PROVISION	-	-	-

NET LOSS	$(571,601)	$(50,855)	$(622,456)

NET LOSS PER COMMON SHARE - Basic and Diluted	$(0.01)	$(0.00)

Weighted Average Shares Outstanding	68,465,720	60,300,000

(See accompanying notes to the consolidated financial statements)

F-17

CERES VENTURES, INC.
(A Development Stage Company)

CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT

				Deficit
				Accumulated
				during the	Total
	Common Stock		Additional	Development	Stockholders'
	Shares	Amount	Paid-in Capital	Stage	Deficit

Balance, October 14, 2010 (Inception)	-	$-	$-	$-	$-

Issuance of common stock at $0.00033 per share on October 14, 2010	60,000,000	600	19,400	-	20,000

Issuance of Units at $0.033 per share on October 14, 2010	300,000	3	9,997	-	10,000

Net loss	-	-	-	(50,855)	(50,855)

Balance, December 31, 2010	60,300,000	603	29,397	(50,855)	(20,855)

Issuance of Units at $0.033 per share on January 31, 2011	5,865,000	59	195,441	-	195,500

Issuance of Units at $0.033 per share on March 31, 2011	2,437,500	24	81,226	-	81,250

Issuance of Units at $0.033 per share on May 10, 2011	562,500	6	18,744	-	18,750

Conversion of accounts payable to common stock on July 1, 2011	844,860	8	28,154	-	28,162

Share based compensation	285,000	3	18,106	-	18,109

Issuance of common stock at $0.033 per share on December 15, 2011	1,500,000	15	49,985	-	50,000

Effect of reverse merger recapitalization on December 29, 2011	4,829,872	48	(451,963)	-	(451,915)

Conversion of accounts payable to common stock on December 29, 2011	906,825	9	90,673	-	90,682

Conversion of note payable to common stock on December 29, 2011	7,500,000	75	167,510	-	167,585

Net loss	-	-	-	(571,601)	(571,601)

Balance, December 31, 2011	85,031,557	$850	$227,273	$(622,456)	$(394,333)

(See accompanying notes to the consolidated financial statements)

F-18

CERES VENTURES, INC.

(A Development Stage Company)

		For the Period from	For the Period from
		October 14, 2010	October 14, 2010
	For the Year Ended	(Inception) through	(Inception) through
	December 31, 2011	December 31, 2010	December 31, 2011

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(571,601)	$(50,855)	$(622,456)
Adjustments to reconcile net loss to net cash used in operating activities
Share based compensation	18,109	-	18,109
Changes in operating assets and liabilities:
Accounts payable	329,915	50,666	380,581
Accrued interest	1,068	189	1,257
Net cash used in operating activities	(222,509)	-	(222,509)

CASH FLOWS FROM INVESTING ACTIVITY
Purchase of intangible assets	(37,054)	(14,000)	(51,054)
Net cash used in investing activity	(37,054)	(14,000)	(51,054)

CASH FLOWS FROM FINANCING ACTIVITIES
Advances from investors	-	99,000	99,000
Proceeds from issuance of promissory note payable	-	12,000	12,000
Proceeds from issuance of common stock and warrants	246,500	30,000	276,500
Net cash provided by financing activities	246,500	141,000	387,500

NET CHANGE IN CASH	(13,063)	127,000	113,937

CASH
BEGINNING OF PERIOD	127,000	-	-
END OF PERIOD	$113,937	$127,000	$113,937

NON-CASH INVESTING AND FINANCING ACTIVITIES
Liabilities assumed as part of reverse merger	$451,915	$-	$451,915
Conversion of accounts payable to common stock	$118,845	$-	$118,845
Conversion of convertible note to common stock	$167,585	$-	$167,585

SUPPLEMENTAL DISCLOSURE OF CASH FLOWS INFORMATION
Interest paid	$-	$-	$-
Income tax paid	$-	$-	$-

(See accompanying notes to the consolidated financial statements)

F-19

CERES VENTURES, INC.

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2011

NOTE 1. NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

Ceres Ventures, Inc. (“Ceres Ventures”, “the Company”), together with its wholly owned subsidiaries, BluFlow Technologies, Inc. (“BluFlow”) and Nascent Water Technologies Inc. (“Nascent”), is focused on the research, development, and eventual commercialization of emerging next-generation clean technologies for the remediation of polluted water, soil, and air in an environmentally friendly and cost effective manner.

Ceres Ventures, formerly known as PhytoMedical Technologies, Inc., was incorporated in the State of Nevada on July 25, 2001 under the name Enterprise Technologies, Inc. BluFlow was incorporated on October 14, 2010 under the laws of the State of Delaware. Nascent was incorporated on October 10, 2010 under the laws of the State of California.

BluFlow Reverse Split

On June 10, 2010, BluFlow implemented a one-for-ten reverse share split. The par value and total number of authorized shares were unaffected by the reverse stock split. All share and per share amounts in these financial statements and notes thereto have been retrospectively adjusted to all periods presented to give effect to the reverse stock split.

Ceres Ventures Name Change and Reverse Split

On November 21, 2011, PhytoMedical Technologies, Inc. changed its name to Ceres Ventures, Inc. and implemented a one-for-fifty reverse share consolidation. The par value and total number of authorized shares were unaffected by the reverse stock split. All shares and per share amounts in these financial statements and notes thereto have been retrospectively adjusted to all periods presented to give effect to the reverse stock split. The Reverse Split was declared effective by the Financial Industry Regulatory Authority (“FINRA”) on December 12, 2011.

Reverse Merger

On December 29, 2011, Ceres Ventures, a public shell company, and BluFlow entered into an agreement and plan of merger (the “Merger Agreement”) pursuant to which BluFlow became a wholly-owned subsidiary of Ceres Ventures as more fully described in Note 2. The Merger is being accounted for as a reverse-merger and recapitalization and BluFlow is considered the acquirer for accounting purposes and Ceres Ventures the acquired company. The business of BluFlow became the business of Ceres Ventures.

Significant Accounting Policies

Basis of Presentation

These consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”).

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries after elimination of all material intercompany accounts, transactions, and profits. The consolidated financial statements include the accounts of Ceres Ventures as of the date of the reverse merger, and its wholly owned subsidiaries, BluFlow and Nascent.

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Going Concern

The Company is a development stage company, and does not currently have any commercial products and there is no assurance that it will successfully be able to design, develop, manufacture, or sell any commercial products in the future. The Company has not generated any revenue since inception. The Company has an accumulated deficit of $622,456 as of December 31, 2011, and does not have positive cash flows from operating activities. As of December 31, 2011, the Company had cash of $113,937.

The Company will remain engaged in research and product development activities at least through December 31, 2012. Based upon its current and near term anticipated level of operations and expenditures, the Company believes that, absent any modification or expansion of its existing research, development and testing activities, cash on hand should be sufficient to enable it to continue operations through June 30, 2012.

Currently, the Company is seeking additional financing but has no commitments to obtain any such financing, and there can be no assurance that financing will be available in amounts or on terms acceptable to the Company, if at all. If adequate funds are not available on reasonable terms or at all, it would result in a material adverse effect on the Company’s business, operating results, financial condition and prospects. In particular, the Company may be required to delay, reduce the scope of or terminate its research programs, sell rights to its BluFlow™ Treatment Systems, BluFlow™ Nanoparticles or BluFlow™ AUT.

In view of these conditions, the ability of the Company to continue as a going concern is in substantial doubt and dependent upon achieving a profitable level of operations and on the ability of the Company to obtain necessary financing to fund ongoing operations. These consolidated financial statements do not give effect to any adjustments which will be necessary should the Company be unable to continue as a going concern and therefore be required to realize its assets and discharge its liabilities in other than the normal course of business and at amounts different from those reflected in the accompanying consolidated financial statements.

Reverse Merger

On December 29, 2011, Ceres Ventures entered into an agreement and plan of merger with its newly organized wholly-owned subsidiary, Ceres Ventures Acquisition Corp. (“CVA”), a Delaware corporation, and BluFlow. Pursuant to the merger agreement CVA merged with and into BluFlow, with BluFlow remaining as the surviving corporation and a wholly-owned subsidiary of the Company (the “Reverse Merger”). The former stockholders of BluFlow received shares of the Company that constituted a majority of the outstanding shares.

The Reverse Merger has been accounted for as a reverse acquisition under which BluFlow was considered the acquirer of Ceres Ventures. As such, the financial statements of BluFlow are treated as the historical financial statements of the combined company, with the results of Ceres Ventures being included from December 29, 2011.

As a result of the Reverse Merger with Ceres Ventures, historical common stock amounts and additional paid in capital have been retroactively adjusted. See Note 2 for additional discussion of the Reverse Merger and the conversion ratio.

Development Stage Company

The Company is a development stage company. The Company is still devoting substantially all of its efforts on establishing the business and its planned principal operations have not commenced. All losses accumulated since inception have been considered as part of the Company’s development stage activities.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported amount of revenues and expenses during the reporting period.

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The Company’s significant estimates and assumptions include the fair value of financial instruments; the carrying value, recoverability and impairment, if any, of long-lived assets, including the values assigned to and the estimated useful lives of intangible assets; income tax rate, income tax provision, deferred tax assets and the valuation allowance of deferred tax assets; and the assumption that the Company is a going concern. Those significant accounting estimates or assumptions bear the risk of change due to the fact that there are uncertainties attached to those estimates or assumptions, and certain estimates or assumptions are difficult to measure or value.

Management bases its estimates on experience and on various assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

Management regularly reviews its estimates utilizing currently available information, changes in facts and circumstances, their experience and reasonable assumptions. After such reviews, and if deemed appropriate, those estimates are adjusted accordingly. Actual results could differ from these estimates.

Fair Value

The Company measures fair value as the price that would be received to sell an asset or paid to transfer a liability (an exit price) in an orderly transaction between market participants at the reporting date. The Company utilizes a three-tier hierarchy, which prioritizes the inputs used in the valuation methodologies in measuring fair value:

Level 1. Valuations based on quoted prices in active markets for identical assets or liabilities. The Company has no assets or liabilities valued with Level 1 inputs.

Level 2. Valuations based on quoted prices for similar assets or liabilities, quoted prices for identical assets or liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable data for substantially the full term of the assets or liabilities. The Company has no assets or liabilities valued with Level 2 inputs.

Level 3. Valuations based on inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. The Company has no assets or liabilities valued with Level 3 inputs.

Fair Value of Financial Instruments

The carrying value of cash, accounts payable, accrued interest, accrued payroll liabilities, and notes payable approximate their fair value because of the short-term nature of these instruments and their liquidity. Management is of the opinion that the Company is not exposed to significant interest or credit risks arising from these financial instruments.

Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents. As of December 31, 2011 and 2010, the Company had no cash equivalents.

Intangible Assets

Intangible assets include license agreements and related patent costs. The Company has entered into a license agreement whereby it has been assigned the exclusive rights to certain licensed materials used in its products. The Company capitalizes the rights to the licensed materials and amortizes such costs over their estimated useful life which is consistent with the life of the patents underlying the license agreements.

As of December 31, 2011, the Company had $51,054 of intangible assets on the Consolidated Balance Sheet representing the costs for a license agreement and patent usage rights. These costs were not subject to amortization as the patents are pending.

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Impairment of Long-Lived Assets

Intangible assets are evaluated and reviewed for impairment annually or more frequently whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. The Company recognizes impairment of long-lived assets in the event the carrying amount exceeds the fair value of the assets. An impairment loss is recognized equal to the amount to that excess. Such analyses necessarily involve significant judgment.

The Company determined there was no impairment of long-lived assets for the year ended December 31, 2011 and the period from October 14, 2010 (inception) to December 31, 2010.

Research and Development Costs

Research and development costs are charged to expense when incurred. Research and development includes costs such as contracted research and license agreement fees with no alternative future use, supplies and materials, salaries and employee benefits, equipment depreciation and allocation of various corporate costs, and amortization of intangible assets.

Stock-Based Compensation

The Company measures all employee stock-based compensation awards using a fair value method on the date of grant and recognizes such expense in its consolidated financial statements over the requisite service period. The Company uses the Black-Scholes pricing model to determine the fair value of stock-based compensation awards on the date of grant. The Black-Scholes pricing model requires management to make assumptions regarding option lives, expected volatility, and risk free interest rates.

Loss Per Share

The computation of basic net income (loss) per common share is based on the weighted average number of shares that were outstanding during the year. The computation of diluted net income (loss) per common share is based on the weighted average number of shares used in the basic net income (loss) per share calculation plus the number of common shares that would be issued assuming the exercise of all potentially dilutive common shares outstanding using the treasury stock method. See “Note 3. Loss Per Share” for further discussion.

Income Taxes

Income taxes are accounted for using an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in our financial statements or tax returns. A valuation allowance is established to reduce deferred tax assets if all, or some portion, of such assets will more than likely not be realized. Should they occur, our policy is to classify interest and penalties related to tax positions as interest expense. Since our inception, no such interest or penalties have been incurred.

The Company recognizes income taxes on an accrual basis based on tax positions taken or expected to be taken in our tax returns. A tax position is defined as a position in a previously filed tax return or a position expected to be taken in a future tax filing that is reflected in measuring current or deferred income tax assets and liabilities. Tax positions are recognized only when it is more likely than not (i.e., likelihood of greater than 50%), based on technical merits, that the position would be sustained upon examination by taxing authorities. Tax positions that meet the more likely than not threshold are measured using a probability-weighted approach as the largest amount of tax benefit that is greater than 50% likely of being realized upon settlement.

Recently Issued and Adopted Accounting Pronouncements

The Company reviews new accounting standards as issued. Although some of these accounting standards issued or effective after the end of the Company’s previous fiscal year may be applicable to the Company, it has not identified any standards that it believes merit further discussion. The Company believes that none of the new standards will have a significant impact on its consolidated financial statements.

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NOTE 2. REVERSE MERGER

On December 29, 2011, the Effective Date of the Reverse Merger, each share of BluFlow common stock, par value $0.0001 per share, that was outstanding immediately prior to the Effective Date was converted into the right to receive three (3) shares of the Company’s common stock, par value $0.00001. Accordingly, the Company issued to the former holders of BluFlow common stock, in consideration of their capital stock of BluFlow, an aggregate of 71,794,860 shares of the Company’s common stock representing approximately 84% of the Company’s issued and outstanding shares of common stock, without giving effect to the exercise of outstanding Exchange Warrants or Exchange Options, as defined and described below, but after giving effect to Debt Conversions, as defined and described below.

On December 29, 2011, the Company exchanged with BluFlow stockholders who were also holders of common stock purchase warrants to purchase up to an aggregate of 1,527,500 shares of BluFlow common stock at an initial price of $0.50 per share, substantially identical warrants to purchase up to 4,582,500 shares of the Company’s common stock at an initial exercise price of $0.16 per share (the “Exchange Warrants”). The expiration date of each Exchange Warrant is substantially identical to the BluFlow warrant for which it was exchanged, December 31, 2012. The exercise price of the Exchange Warrants and the number of shares issuable upon the exercise of the warrants are subject to proportional adjustment in the event of stock splits, dividends, recapitalizations or similar transactions.

On December 29, 2011, the Company exchanged with holders of BluFlow stock options who held options to purchase, subject to the holders meeting certain vesting milestones, up to an aggregate of 120,000 shares of BluFlow common stock at an exercise price of $0.25 per share, substantially identical options to purchase up to 360,000 shares of the Company’s common stock at an initial exercise price of $0.083 per share (the “Exchange Options”). The exercise price of the Exchange Options and the number of shares issuable upon the exercise of the options are subject to proportional adjustment in the event of stock splits, dividends, recapitalizations or similar transactions.

On December 29, 2011, each pre-merger issued and outstanding share of capital stock of Ceres Ventures was converted into and become one fully paid and nonassessable share of common stock of the Company for a total of 4,829,872 shares of common stock. Additionally, Ceres Ventures had outstanding prior to the merger 400,000 shares of Series B Common Stock Purchase Warrants which remained outstanding after the merger with the same terms and conditions.

As part of the Merger, the Company assumed $451,915 in Ceres Ventures pre-merger liabilities as follows:

Liabilities Assumed	Balance at 12/29/2011
Accounts payable	$58,201
Accrued payroll liabilities - see Note 7	30,277
Convertible note payable and accrued interest - see Note 6	105,170
Liabilities converted to stock at merger date (see below)	258,267
$451,915

On December 29, 2011, as a precondition to the Reverse Merger, the Company entered into the Rayat Settlement Agreement pursuant to which Mr. Rayat, our former Chief Financial Officer, director, and majority stockholder, was issued 7,500,000 shares of the Company’s common stock as payment in full of the principal amount of the Rayat Convertible Note. Pursuant to the terms of the Rayat Settlement Agreement, Mr. Rayat agreed to forgive all accrued and unpaid interest due him under the Rayat Convertible Note. The carrying value of the note payable and interest was $167,584 at the time of conversion.

On December 29, 2011, as a precondition to the Reverse Merger, the Company entered into the Sidhu Settlement Agreement, pursuant to which Mr. Sidhu, a director of the Company, was issued 30,000 shares of the Company’s common stock as payment in full for $3,000 of director compensation owed him.

On December 29, 2011, as a precondition to the Reverse Merger, the Company entered into the S&C Settlement Agreement, pursuant to which Mr. Sierchio, a director of the Company and a managing partner of Sierchio & Company, LLP was issued 876,825 shares of the Company’s common stock as payment in full of the accrued but unpaid legal fees of $87,682 due to Sierchio & Company, LLP.

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NOTE 3. LOSS PER SHARE

Basic net income (loss) per share is computed by dividing the net income (loss) by the weighted average number of common shares outstanding during the period. Diluted net income (loss) per share is computed by dividing the net income (loss) by the weighted average number of common and dilutive common equivalent shares outstanding during the period.

The computation of loss per share for the year ended December 31, 2011 and for the period from October 14, 2010 (Inception) through December 31, 2010 excludes the following potentially dilutive securities because their inclusion would be anti-dilutive: 360,000 and nil, respectively, of stock options issued during those periods; 4,982,500 and 150,000, respectively, of warrants outstanding in each of those periods; and 210,480 and nil, respectively, of shares of common stock (equivalent common shares) from convertible notes payable and accrued interest issued.

The loss per share is as follows:

	Year Ended December 31, 2011	Period Ended December 31, 2010
Numerator - net loss	$(571,601)	$(50,855)
Denominator for basic loss per share - weighted average shares outstanding	68,465,720	60,300,000
Dilutive effective of shares issuable under warrants	-	-
Denominator for dilutive loss per share - adjusted weighted average shares outstanding	68,465,720	60,300,000
Net loss per share
Basic	$(0.01)	$(0.00)
Diluted	$(0.01)	$(0.00)

NOTE 4. SPONSORED RESEARCH AGREEMENT

University of California, Santa Barbara

On December 9, 2010, the Company entered into the sponsored Research Agreement with the University of California, Santa Barbara (“UCSB”) providing for the continuing development of the UCSB Nanoparticles. The research agreement was effective for the period January 1, 2011 through December 31, 2014. The terms of the agreement were on a “cost reimbursement” basis. The agreement could be terminated by either party, without cause, with a 60-day written notice. Pursuant to SEC Rule 24b-2, certain portions of this agreement have been granted confidential treatment and therefore have not been disclosed.

On October 24, 2011, the Company provided a 60-day written termination notice to UCSB as management believes it can further the research and development of the technology on a more cost effective manner than UCSB.

Applied Power Concepts, Inc.

On July 7, 2011, the Company entered into a services agreement (the “Services Agreement”) with Applied Power Concepts, Inc. (“APC”) and additional ancillary agreements pursuant to which APC assists the Company in the development of the patent pending BluFlow™ Treatment System, which incorporates the BluFlowTM Nanoparticles and BluFlowTM AUT, as well as research and development to determine additional applications for the BluFlowTM Nanoparticles. Pursuant to the terms of the Services Agreement any technologies developed by APC for the Company, including any patents arising therefrom, belong to the Company. Pursuant to SEC Rule 24b-2, certain portions of this agreement have been granted confidential treatment and therefore have not been disclosed.

F-25

Payment under the Services Agreement is based upon time and materials and includes a bonus of stock options to purchase the Company’s common stock with vesting based on performance milestones. The Services Agreement can be terminated at any time by either party.

NOTE 5. LICENSE AGREEMENT

On October 11, 2011, the Company entered into the License Agreement with UCSB pursuant to which the Company obtained a worldwide exclusive license to market and sell the UCSB Nanoparticles. The License Agreement includes an execution fee and non-refundable and non-cancellable royalty payments over the life of the patents. Pursuant to SEC Rule 24b-2, certain portions of this agreement have been granted confidential treatment and therefore have not been disclosed.

NOTE 6. CONVERTIBLE NOTE PAYABLE

On May 20, 2011, Ceres Ventures issued a one year convertible promissory note in the amount of $100,000 to Mr. Jeet Sidhu (the “Sidhu Convertible Note”), one of Ceres Ventures’ non-employee directors. The Sidhu Convertible Note bears interest at the rate of 8.5% per annum, which interest is accrued and payable on the maturity date of the Sidhu Convertible Note. As long as the Sidhu Convertible Note remains outstanding and not fully paid, the holder has the right, but not the obligation, to convert all or any portion of the aggregate outstanding principal amount of the Sidhu Convertible Note, together with all or any portion of the accrued and unpaid interest into that number of shares, subject to certain terms and conditions, of our common stock equal to the amount of the converted indebtedness divided by $0.50 per share (after giving effect to the Reverse Split). In the event of default, as defined in the Sidhu Convertible Note agreement, the annual interest rate increases to 10% and is due on demand. Certain events of default will result in all sums of principal and interest then remaining unpaid immediately due and payable, upon demand of the holder. The issuance of the Sidhu Convertible Note did not result in a beneficial conversion feature.

Pursuant to an amendment dated December 29, 2011, the Sidhu Convertible Note is payable as follows: (a) $50,000 plus accrued and unpaid interest thereon on or before January 31, 2012 and (b) the balance of $50,000 plus accrued and unpaid interest thereon on or before April 30, 2012.

At December 31, 2011, accrued interest on the Sidhu Convertible Note was $5,240.

On January 31, 2012, we made the first $50,000 installment payment plus accrued interest on that amount according to the terms of the amended agreement for a total payment of $53,086.

NOTE 7. ACCRUED PAYROLL LIABILITIES

On March 15, 2010, Mr. Greg Wujek tendered his resignation as Ceres Ventures’ President and Chief Executive Officer (“CEO”). On June 17, 2010, Mr. Wujek tendered his resignation as one of Ceres Ventures’ directors. As of his resignation date as the Company’s President and CEO, the Company owed Mr. Wujek $30,277 for salary and related payroll taxes earned, but not paid. Management intends to repay Mr. Wujek in full when it has the capital resources to do so. Mr. Wujek has not made any demand for payment.

NOTE 8. PROMISSORY NOTE

On October 20, 2010, the Company identified and obtained the exclusive right to license certain highly specialized magnetized nanoparticles, initially developed at UCSB for, among other things, potential water treatment applications and solutions. These highly specialized magnetized nanoparticles are the subject of three patent applications. BluFlow obtained the option for the exclusive license rights from Appeal Capital Corp. (“Appeal”), a privately held corporation controlled by the president of the Company and a director. Pursuant to SEC Rule 24b-2, certain portions of this agreement have been granted confidential treatment and therefore have not been disclosed.

Consideration given to Appeal for the license rights was $12,000 which was paid through the issuance of a promissory note. The note bears interest of 8% per annum and is compounded quarterly. In the event of default, the interest rate shall increase to 18% per annum and be due on demand.

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On October 11, 2011, we entered into an Exclusive License Agreement with UCSB to exclusively license the technologies. For further details of the license agreement refer to Note 6 – License Agreement.

During the year end December 31, 2011, we recorded interest expense of $998 related to this promissory note payable. At December 31, 2011, accrued interest related to the promissory note payable was $1,187.

NOTE 9. STOCKHOLDERS’ DEFICIT

Shares Authorized

The Company’s authorized capital consists of 1,000,000 shares of preferred stock, par value $0.25, and 2,000,000,000 shares of common stock, par value of $0.00001. As of December 31, 2011, there were zero shares of preferred stock issued and outstanding and 85,030,982 shares of common stock issued and outstanding.

Common Stock

BluFlow was incorporated on October 14, 2010, with the issuance of 60,000,000 shares of common stock at $0.00033 per share to two investors and the issuance of 300,000 Units at $0.033 per Unit to one investor for total proceeds of $30,000. A Unit equals one share of common stock and a Series C Warrants to purchase one-half share of common stock at an exercise price of $0.16 per share, with an exercise period commencing January 1, 2011 and expiring on December 31, 2012. The portion of the Unit proceeds allocated to common stock and warrants was $8,308 and $1,692, respectively, and was determined using the Black-Scholes model as described below.

From November 2010 through May 2011, we conducted a private placement of up to 60,000,000 units of its securities at a price of $0.033 per unit. Each unit consisted of one share of common stock, $0.00001 par value per share and one-half of one Series C Warrant. Each Series C Warrant entitled the holder to purchase one additional share of common stock at a an exercise price of $0.16 per share, expiring on December 31, 2012. As of the termination date of the Offering, we sold 8,865,000 units for gross receipts of $295,500. The Company issued 8,865,000 shares of its common stock and Series C Warrants to purchase up to 4,432,500 shares of common stock at an exercise price of $0.16 per share to the investors having subscribed for the units. The portion of the proceeds allocated to common stock and warrants was $194,460 and $101,040, respectively, and was determined using the Black-Scholes model as described below.

On December 15, 2011, we completed a subscription agreement for the sale of 1,500,000 shares of common stock at $0.033 per share for total proceeds of $50,000. This offering was exempt from registration pursuant to the provisions of Section 4(2) of the Securities Act of 1933, as amended (the “1933 Act”) and Regulation D as promulgated by the SEC under the 1933 Act.

Warrants

As part of the private placement discussed above, BluFlow issued a total of 4,582,500 Series C Common Stock Purchase Warrants. On December 29, 2011, the date of the merger, Ceres Ventures had warrants outstanding to purchase 400,000 shares of common stock at an exercise price of $1.50 per share. The Ceres Ventures’ warrants expire on May 19, 2012.

The table below summarizes the Company’s warrant activities through December 31, 2011:

	Number of Warrants	Weighted Average Exercise Price per Share
Outstanding at December 31, 2009	-	$-
Granted	150,000	$0.16
Outstanding at December 31, 2010	150,000	$0.16
Granted	4,432,500	$0.16
Effect of reverse merger	400,000	$1.50
Outstanding at December 31, 2011	4,982,500	$0.27

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The Company estimated the fair value of the warrants on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions:

Series C Warrants
Number of warrants issued	4,582,500
Exercise price	$0.16
Black-Scholes option pricing model assumptions:
Risk-free interest rate	0.60%
Expected term (in years)	1.8
Expected volatility (*)	152.86%
Dividend per share	$0
Expiration date	December 31, 2012

* As a newly formed entity it is not practicable for it to estimate the expected volatility of its share price. The Company selected two (2) comparable public companies listed on NYSE Amex or NASDAQ Capital Market engaged in similar activities to calculate the expected volatility. The Company calculated the comparable companies’ historical volatility over the expected life and averaged them as its expected volatility.

NOTE 10. SHARED BASED COMPENSATION

As of December 31, 2011, we had share-based compensation, which includes both stock options and restricted stock awarded to employees, directors and consultants that were either performance related or granted upon initial employment.

Incentive Plan

On December 29, 2011, the Company approved the 2011 Long Term Stock Incentive Plan (the “2011 Plan”), pursuant to which the Board is authorized to grant up to 10,000,000 shares of the Company’s common stock, which have been reserved for issuance. The 2011 Plan has not yet been approved by the Company’s stockholders.

In accordance with the 2011 Plan, shares issued may be either authorized but unissued shares, treasury shares or any combination of these shares. Additionally, the 2011 Plan permits the reuse or reissuance of shares of common stock which were canceled, expired, forfeited or, in the case of stock appreciation rights (“SARs”), paid out in the form of cash. Awards include non-qualified and incentive stock options, stock appreciation rights, restricted stock, other stock-based awards, and performance-based compensation awards, any or all of which may be subject to time-based or performance-based vesting requirements. The compensation committee has the discretionary authority to determine the type, vesting requirements, and size of an award with a maximum of 2,000,000 shares to be granted to any participate in any plan year. As of December 31, 2011, 9,370,000 shares remain available for issuance pursuant to the 2011 Plan.

Stock Options

On June 10, 2011, the Company granted options to purchase 180,000 shares of the Company’s common stock to each of two individuals at an exercise price of $0.033 per share. On June 10, 2011, the Company granted options to purchase 180,000 shares of the Company’s common stock to each of three (3) individuals at an exercise price of $0.037 per share. The options granted on June 10, 2011 vest as follows: one-third vested on grant date, one-third vesting one year from grant date, and the final one-third vesting two years from grant date.

On November 10, 2011, in connection with the resignation of one of the Company’s directors, Arturo Keller, management canceled 180,000 stock options granted to him on June 10, 2011 in accordance with the Long Term Incentive Plan, and awarded him 150,000 shares of restricted common stock. The fair value of the options exchanged, calculated using the Black-Scholes valuation model, was $3,370 immediately prior to the exchange and the fair value of the new awards was calculated at $5,000. Therefore, the $1,630 incremental value of the new award over the exchanged options and the $2,184 of unrecognized compensation expense for the original award, or $3,814, was recognized immediately.

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On November 14, 2011, the Company entered into option exchange agreements with three of the five individuals granted stock options on June 10, 2011 whereby the stock options were exchanged for a lesser number of shares of restricted common stock. The restricted stock was granted with the same vesting terms as the stock options which is one-third vesting on grant date, one-third vesting one year from grant date, and the final one-third vesting two years from grant date. As a result of this agreement, 540,000 stock options were cancelled and 405,000 shares of restricted common stock were issued with a vesting schedule as follows: one-third vesting immediately, one-third vesting on each June 10, 2012 and 2013.

The fair value of the options exchanged, calculated using the Black-Scholes valuation model, was $10,230 immediately prior to the exchange and the fair value of the new awards was calculated at $13,500. Therefore, the $3,270 incremental value of the new awards over the exchanged options and the $6,895 of unrecognized compensation expense for the original award, or $10,165, will be amortized on a straight line basis, over the remaining vesting period.

On November 14, 2011, the stock options for the fifth individual issued stock on June 10, 2011 were cancelled. As no replacement award was granted, all remaining unamortized compensation expense was recognized immediately in the amount of $2,623.

The table below summarizes the Company’s stock option activities through December 31, 2011:

	Number of Options	Weighted Average Exercise Price per Share	Weighted Average Remaining Contractual Life	Aggregate Intrinsic Value
Outstanding at December 31, 2010	-
Granted	1,260,000	$0.050		$-
Exercised	-
Cancelled or expired	(900,000)
Outstanding at December 31, 2011	360,000	$0.083	9.52	$-

Exercisable at December 31, 2011	120,000	$0.083	9.52	$-

The Company estimated the fair value of the stock options on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions:

	Stock Options
	Granted 6/10/2011	Granted 7/7/2011
Weighted average fair value of awards	$0.077	$0.027
Black-Scholes option pricing model assumptions:
Risk-free interest rate	0.41%	0.18%
Expected term (in years)	2.0	.25 - 1.82
Expected volatility (*)	171.05%	139.57%
Dividend per share	$0	$0

* As a newly formed nonpublic entity it is not practicable for it to estimate the expected volatility of its share price. The Company selected two (2) comparable public companies listed on NYSE Amex or NASDAQ Capital Market engaged in similar activities to calculate the expected volatility. The Company calculated the comparable companies’ historical volatility over the expected life and averaged them as its expected volatility.

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We recorded $399 and $nil in stock option compensation expense for the years ended December 31, 2011, and 2010, respectively, in research and development expenses. An estimated $2,804 will be expensed over the remaining vesting period of 1 year.

Restricted Stock

The table below summarizes the Company’s restricted stock activities through December 31, 2011:

	Number of Restricted Shares	Weighted Average Grant Date Fair Value
Nonvested at December 31, 2010	-
Granted	555,000	$0.033
Vested	(285,000)	0.033
Cancelled or expired	-
Nonvested at December 31, 2011	270,000	$0.033

We recorded $17,710 and $nil in restricted stock compensation expense for the years ended December 31, 2011, and for the period from October 14, 2010 (inception) through December 31, 2010, respectively. An estimated $9,399 will be expensed over the remaining vesting period of 1.44 years.

NOTE 11. RELATED PARTY TRANSACTIONS

Legal Services

The Company was provided legal services by a company owned by a director. The Company recorded $160,100 and $43,925 for these services for the year ended December 31, 2011 and the period from October 14, 2010 (inception) through December 31, 2010, respectively.

Office Space

The Company has been provided office space at no cost by an entity under common control of a director of the Company, which holds a formal lease to the premises. No formal lease exists with the Company and the director may choose to cease providing the Company with office space at any time. The management determined that such cost is nominal and did not recognize rent expense in its financial statements.

NOTE 12. COMMITMENTS

Consulting Agreements

On January 1, 2011, the Company entered into an At-Will Consulting Agreement with its President and Chief executive officer which requires that he be paid an annual salary of $100,000. On July 1, 2011, the annual salary to be paid was amended to $120,000. The agreement is at will and can be terminated by either party, at any time, with or without cause, by providing written notice. The officer has the right, but is not obligated, to convert all compensation owed into the Company’s common stock at a price of $0.01 per share, adjusted for any increase or decrease in the number of issued shares of stock of the Company resulting from a stock split, stock dividend combination, subdivision or reclassification of shares. On June 10, 2011, the officer was granted options to purchase 180,000 shares of the Company’s common stock at $0.033 per share, with 60,000 options vesting immediately, 60,000 vesting on the one year anniversary and 60,000 vesting on the 2 year anniversary. On November 14, 2011, the 180,000 stock options were exchanged for 135,000 shares of restricted common stock with the same vesting schedule.

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On June 9, 2011, the Company entered into an At-Will Consulting Agreement with its chief financial officer which requires that she be paid on a monthly basis of $1,500 per month. One third of this monthly fee is to be deferred without accruing interest until the Company shall effect one or more financing transactions from which the Company receives net proceeds of not less than $500,000. The officer was granted, at signing, options to purchase 180,000 shares of the Company’s common stock at $0.033 per share, with 60,000 options vesting at signing, 60,000 vesting on the one year anniversary and 60,000 vesting on the 2 year anniversary. On November 14, 2011, the 180,000 stock options were exchanged for 135,000 shares of restricted common stock with the same vesting schedule. The agreement is at will and can be terminated by either party, at any time, with or without cause, by providing written notice.

Note 13 – INCOME TAXES

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s deferred tax assets at December 31, 2011 and 2010 are as follows:

	2011	2010
Deferred tax assets:
Net operating loss carryforwards	$7,254,627	$17,290
Capitalized research and development	328,447	-
Stock based compensation	6,157	-
Accrued interest	136,454	-
Research and development credit carry forward	63,738	-
Other	85	-
Total deferred tax assets	7,789,508	17,290

Less: valuation allowance	(7,789,508)	(17,290)
Net deferred tax asset	$-	$-

The deferred tax asset increased during 2011 due to the assumption of the deferred tax asset from Ceres Ventures as part of the reverse merger effective December 29, 2011. The Company evaluates its valuation allowance requirements on an annual basis based on projected future operations. When circumstances change and this causes a change in management’s judgment about the realizability of deferred tax assets, the impact of the change on the valuation allowance is reflected in current operations.

For federal income tax purposes, the Company has net U.S. operating loss carry forwards at December 31, 2011 available to offset future federal taxable income, if any, of $21,337,138, which will fully expire by the fiscal year ended December 31, 2031. Accordingly, there is no current tax expense for the years ended December 31, 2011 and 2010. In addition, the Company has research and development tax credit carry forwards of $63,738 at December 31, 2011, which are available to offset federal income taxes and begin to expire during the year ending December 31, 2026.

The utilization of the tax net operating loss carry forwards may be limited due to ownership changes that have occurred as a result of sales of common stock and the reverse merger.

The effects of state income taxes were insignificant for the years ended December 31, 2011 and 2010.

The following is a reconciliation between expected income tax benefit and actual, using the applicable statutory income tax rate of 34% for the years ended December 31, 2011 and 2010:

The fiscal years 2008 through 201 remain open to examination by federal authorities and other jurisdictions of which the Company operates.

The following is a reconciliation between expected income tax benefit and actual, using the applicable statutory income tax rate of 34% for the years ended December 31, 2011 and 2010:

F-31

		For the Period from
		October 14, 2010
	Year Ended	(Inception) through
	December 31,	December 31,
	2011	2010

Income tax benefit at statutory rate	$194,344	$17,290
Non-deductible fund raising costs	(5,848)	-
Non-deductible meals and entertainment	(1,490)	-
Change in valuation allowance	(187,006)	(17,290)
	$-	$-

NOTE 14. SUBSEQUENT EVENTS

The Company has evaluated all events that occurred after the balance sheet through the date when the financial statements were issued for possible adjustment to the financial statements or disclosures. Management of the Company determined that there were certain reportable subsequent events to be disclosed as follows:

•	On February 1, 2012, Mr. Amit S. Dang resigned as a member of the Company’s Board of Directors.
•	On February 13, 2012, the Company began offering for sale units of its securities on a best efforts basis no with minimum at a price of $0.20 per unit. Each unit consists of: (i) one share of its common stock, $0.00001 par value per share; and (ii) one-half of one Series D Stock Purchase Warrant. Each full Series D Warrant entitles the holder to purchase one additional share of our common stock at a price of $0.30 for a period commencing on the date of issuance and terminating on December 31, 2013.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Our estimated expenses in connection with the issuance and distribution of the securities being registered are:

Securities and Exchange Commission filing fee	$150
Accounting fees and expenses	$5,000
Legal fees and expenses	$5,000
Transfer agent and fees	$850
Printing and mailing expenses	$0
Miscellaneous	$2,000
Total	$13,000

ITEM 14. INDEMNIFICATION OF OFFICERS AND DIRECTORS

Section 78.7502(1) of the Nevada Revised Statutes (“NRS”) authorizes a Nevada corporation to indemnify any director, officer, employee, or corporate agent “who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation” due to his or her corporate role. Section 78.7502(1) extends this protection “against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.”

Section 78.7502(2) of the NRS also authorizes indemnification of the reasonable defense or settlement expenses of a corporate director, officer, employee or agent who is sued, or is threatened with a suit, by or in the right of the corporation. The party must have been acting in good faith and with the reasonable belief that his or her actions were in or not opposed to the corporation's best interests. Unless the court rules that the party is reasonably entitled to indemnification, the party seeking indemnification must not have been found liable to the corporation.

To the extent that a corporate director, officer, employee, or agent is successful on the merits or otherwise in defending any action or proceeding referred to in Section 78.7502(1) or 78.7502(2), Section 78.7502(3) of the NRS requires that he be indemnified “against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.”

Unless ordered by a court or advanced pursuant to Section 78.751(2), Section 78.751(1) of the NRS limits indemnification under Section 78.7502 to situations in which either (1) the stockholders, (2) the majority of a disinterested quorum of directors, or (3) independent legal counsel determine that indemnification is proper under the circumstances.

Section 78.751(2) authorizes a corporation's articles of incorporation, bylaws or agreement to provide that directors’ and officers’ expenses incurred in defending a civil or criminal action must be paid by the corporation as incurred, rather than upon final disposition of the action, upon receipt by the director or officer to repay the amount if a court ultimately determines that he is not entitled to indemnification.

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Section 78.751(3)(a) provides that the rights to indemnification and advancement of expenses shall not be deemed exclusive of any other rights under any bylaw, agreement, stockholder vote or vote of disinterested directors. Section 78.751(3) (b) extends the rights to indemnification and advancement of expenses to former directors, officers, employees and agents, as well as their heirs, executors, and administrators.

Regardless of whether a director, officer, employee or agent has the right to indemnity, Section 78.752 allows the corporation to purchase and maintain insurance on his behalf against liability resulting from his or her corporate role.

Our Bylaws also contain broad indemnification provisions.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors or officers pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities Exchange Commission, this indemnification is against public policy as expressed in the Securities Act, and is therefore unenforceable.

There is no pending litigation or proceeding involving any of our directors, officers, employees, or other agents as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification by any director, officer, employee, or other agent.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Upon completion of the Reverse Merger the shares and warrants issued by BluFlow were exchanged for shares and warrants of the Company as further described in this prospectus. Accordingly, the share price, number of shares issued and warrant designation reflect the one-for-three share exchange pursuant to the Reverse Merger.

Unless otherwise stated, the sales of the below securities were deemed to be exempt from registration under the Securities Act in reliance upon Section 4(2) of the Securities Act (or Regulation D or Regulation S promulgated thereunder), as transactions by an issuer not involving any public offering. The recipients of the securities in each of these transactions represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were placed upon the stock certificates issued in these transactions.

On October 15, 2010, BluFlow sold 30,000,000 shares of its common stock to Mr. Meetesh Patel, our President and Chief Executive Officer and a member of our Board of Directors in consideration of the payment of an aggregate purchase price of $10,000.

On October 15, 2010, BluFlow sold 30,000,000 shares of our common stock to Mr. Joseph Sierchio, a member of our Board of Directors, in consideration of the payment of an aggregate purchase price of $10,000.

On October 15, 2010, we sold 300,000 units of our securities to Mr. Frank Fabio, our former Chief Financial Officer and Secretary, in consideration of the payment of an aggregate purchase price of $10,000. Each unit consisted of one share of common stock and one-half of a Series C Warrant.

From November 2010 through May 2011, BluFlow conducted a private placement pursuant to which it sold 8,865,000 units for gross receipts of $295,500. BluFlow issued 8,865,000 shares of common stock and Series C Warrants to purchase up to 4,432,500 shares of common stock at an exercise price of $0.16 per share through December 31, 2012, to the investors having subscribed for the units.

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On March 31, 2011, BluFlow sold 412,500 units of its securities to Mr. Patel, its President and Chief Executive Officer and a member of its Board, in consideration of $13,750. Each unit consisted of one share of common stock and one-half of a Series C Warrant.

On May 10, 2011, BluFlow sold 412,500 units of its securities to Mr. Sierchio, a member of its Board, in consideration of the payment of $13,750. Each unit consisted of one share of common stock and one-half of a Series C Warrant.

On May 10, 2011, BluFlow sold 150,000 units of its securities to Dr. Arturo Keller, a former member of its Board, in consideration of the payment of $5,000. Each unit consisted of one share of common stock and one-half of a Series C Warrant.

On July 1, 2011, Mr. Patel converted $16,500 owed to him as reimbursable business expense into 495,000 shares of BluFlow’s common stock pursuant to his consulting agreement with BluFlow.

On July 1, 2011, S&C converted $11,662 owed under the Engagement Letter as reimbursable disbursements into 349,860 shares of BluFlow’s common stock.

On November 11, 2011, BluFlow entered into a resignation agreement with Dr. Keller, a former director, pursuant to which it issued 150,000 shares of its common stock to Dr. Keller.

On December 15, 2011, BluFlow completed the sale of 1,500,000 shares of common stock at $0.033 per share for total proceeds of $50,000. This offering was exempt from registration pursuant to the provisions of Section 4(2) of the Securities Act and Regulation D as promulgated by the SEC under the Securities Act.

On December 29, 2011, the Company issued Mr. Harmel S. Rayat 7,500,000 shares of the Company’s common stock as payment in full of the outstanding balance of $750,000 loaned by Mr. Rayat to the Company.

On December 29, 2011, the Company issued Mr. Jeet Sidhu 30,000 shares of the Company’s common stock in lieu of payment of $3,000 of director compensation due him.

On December 29, 2011, the Company issued Sierchio & Company, LLP 876,825 shares of the Company’s common stock as payment in full of $87,683 of accrued but unpaid legal fees due.

In June 2012, we sold 335,000 units for gross receipts of $67,000 and issued 335,000 shares of our common stock and Series D Warrants to purchase up to 167,500 shares of common stock at an exercise price of $0.30 per share through December 31, 2013, to the investors having subscribed for the units. Each unit was priced at $0.20 and consisted on one share of common stock and one-half of one Series D Warrant.

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ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger between Ceres Ventures, Inc., Ceres Ventures Acquisition Corp. and BluFlow Technologies, Inc., dated December 29, 2011 (1)

2.2	Certificate of Merger (1)

3.1	Amended and Restated Articles of Incorporation (2)

3.2	By Laws (2)

3.3	Certificate of Amendment to the Articles of Incorporation (1)
3.4	Certificate of Change (1)

4.1	Form of Subscription Agreement (3)

4.2	Form of Series B Common Stock Purchase Warrant (2)

4.3	Form of Series C Common Stock Purchase Warrant (1)

4.4	Form of Series D Common Stock Purchase Warrant (3)

4.5	Form of Series E Common Stock Purchase Warrant (3)

5.1	Opinion of Sierchio & Company, LLP (4)

10.1	Restated 8.5% Convertible Promissory Note in the principal amount of $100,000 dated May 20, 2011, between Jeet Sidhu and PhytoMedical Technologies, Inc. (5)

10.2	Amendment No. 1 dated July 14, 2011, to the Promissory Note in the principal amount of $100,000 dated May 20, 2011, between Jeet Sidhu and PhytoMedical Technologies, Inc. (6)

10.3	Amendment No. 2 dated December 29, 2011, to the Promissory Note in the principal amount of $100,000 dated May 20, 2011, between Jeet Sidhu and PhytoMedical Technologies, Inc. (1)

10.4	Amendment No. 3 dated April 29, 2012, to the Promissory Note in the principal amount of $100,000 dated May 20, 2011, between Jeet Sidhu and PhytoMedical Technologies, Inc. (7)

10.5	Redacted Letter of Intent dated May 11, 2010, between Appeal Capital Corp. and the Regents of the University of California (1) (8)

10.6	Redacted Asset Purchase Agreement dated October 20, 2010, between Appeal Capital Corp, and AcquaeBlu Corp. (1) (8)

10.7	8% Non-Negotiable Promissory Note dated October 20, 2010, in the original principal amount of $12,000 issued it Appeal Capital Corp. (1)

10.8	Redacted Consent of Substitution of Party dated October 21, 2010, between Appeal Capital Corp., Nascent Water Technologies, Inc. and the Regents of the University of California (1) (8)

10.9	Redacted Amendment No. 1 to Letter of Intent dated September 10, 2010, between Nascent Water Technologies, Inc. and the Regents of the University of California (1) (8)

10.10	Redacted Amendment No. 2 to Letter of Intent dated December 7, 2010, between Nascent Water Technologies, Inc. and the Regents of the University of California (1) (8)

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10.11	Redacted Amendment No. 3 to Letter of Intent dated May 5, 2011, between Nascent Water Technologies, Inc. and the Regents of the University of California (1) (8)

10.12	Redacted Research Agreement dated December 9, 2010, between Nascent Water Technologies, Inc. and the Regents of the University of California (1) (8)

10.13	Redacted Service Agreement dated July 7, 2011, between BluFlow Technologies, Inc. and Applied Power Concepts, Inc. (1) (8)

10.14	Redacted Exclusive License Agreement dated October 10, 2011, between BluFlow Technologies, Inc. and the Regents of the University of California (1) (8)

10.15	Rayat Settlement Agreement dated December 29, 2011 (1)

10.16	Sidhu Settlement Agreement dated December 29, 2011 (1)

10.17	S&C Settlement Agreement dated December 29, 2011 (1)

10.18	At-Will Consulting Agreement dated December 29, 2011, between Ceres Ventures, Inc. and Meetesh Patel (1)

10.19	At-Will Consulting Agreement dated December 29, 2011, between Ceres Ventures, Inc. and Janet Bien (1)

10.20	Debt Restructuring Agreement dated June 30, 2012, between Ceres Ventures, Inc. and Sierchio & Company, LLP (3)

10.21	4% Non Negotiable Convertible Promissory Note dated June 30, 2012, in the principal amount of $223,537 dated June 30, 2012, between Sierchio & Company, LLP and Ceres Ventures, Inc.

10.22	Debt Restructuring Agreement dated June 30, 2012, between Ceres Ventures, Inc. and Strategic Edge, LLC (3)

10.23	4% Non Negotiable Convertible Promissory Note dated June 30, 2012, in the principal amount of $144,999.96 dated June 30, 2012, between Strategice Edge, LLC and Ceres Ventures, Inc.

23.1	Consent of Sierchio & Company LLP (included in Exhibit 5.1 hereto) (4)

23.2	Consent of Peterson Sullivan LLP (4)

24.1	Power of Attorney (4)

99.1	Ceres Ventures, Inc. 2011 Long-Term Incentive Plan (1)

(1) Incorporated by reference to the Form 8-K filed by Ceres Ventures, Inc. on January 5, 2012.

(2) Incorporated by reference to the Form S-1/A filed by Ceres Ventures, Inc. on April 26, 2010.

(3) Incorporated by reference to the Form 10-Q for the period ended June 30, 2012, filed by Ceres Ventures, Inc. on August 14, 2012.

(4) Filed herewith.

(5) Incorporated by reference to the Form 8-K filed by Ceres Ventures, Inc. on May25, 2011.

(6) Incorporated by reference to the Form 8-K filed by Ceres Ventures, Inc. on July 18, 2011.

(7) Incorporated by reference to the Form 10-Q for the period ended March 31, 2012, filed by Ceres Ventures, Inc. on May 21, 2012.

(8) Confidential treatment has been granted with respect to certain portions of this exhibit.

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ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

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The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on September 24, 2012.

Ceres Ventures, Inc.

By:	/s/ Meetesh Patel
Name:	Meetesh Patel
Title:	President and Chief Executive Officer (Principal Executive Officer) and Director

By:	/s/ Janet Bien
Name:	Janet Bien
Title:	Chief Financial Officer (Principal Accounting Officer and Principal Financial Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

By:	/s/ Meetesh Patel	Dated: September 24, 2012
Name:	Meetesh Patel
Title:	President and Chief Executive Officer (Principal Executive Officer) and Director

By:	/s/ Janet Bien	Dated: September 24, 2012
Name:	Janet Bien
Title:	Chief Financial Officer (Principal Accounting Officer and Principal Financial Officer)

By:	/s/ Joseph Sierchio	Dated: September 24, 2012
Name:	Joseph Sierchio
Title:	Director

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